Exhibit 10.71
EXECUTION COPY

SALE AND SERVICING AGREEMENT
by and among
CAPITALSOURCE COMMERCIAL LOAN TRUST 2007-1,
as the Issuer,
CAPITALSOURCE COMMERCIAL LOAN LLC, 2007-1,
as the Trust Depositor,
CAPITALSOURCE FINANCE LLC,
as the Originator and as the Servicer,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Indenture Trustee and as the Backup Servicer.
Dated as of April 12, 2007

CapitalSource Commercial Loan Trust 2007-1 Asset Backed Notes
Class A, Class B, Class C, Class D, Class E and Class F Notes

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(continued)

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(continued)

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(continued)

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EXHIBITS, SCHEDULES AND APPENDIX

Exhibit A	Form of Assignment	A–1
Exhibit B	Form of Closing Certificate of Trust Depositor	B–1
Exhibit C	Form of Closing Certificate of Servicer/Originator	C–1
Exhibit D	Form of Liquidation Report	D–1
Exhibit E	Form of Principal and Interest Account Letter Agreement	E–1
Exhibit F	[Reserved]	F–1
Exhibit G	List of Loans	G–1
Exhibit H	Form of Monthly Servicer Report	H–1
Exhibit I	Form of Subsequent Transfer Agreement	I–1
Exhibit J	Form of Subsequent Purchase Agreement	J–1
Exhibit K	Credit and Collection Policy	K–1
Exhibit L–1	Form of Initial Certification	L–1
Exhibit L–2	Form of Final Certification	L–2
Exhibit M	Form of Request For Release Of Documents	M–1
Exhibit N	Form of Addition Notice	N–1

Schedule I	Lock–Box Banks and Lock–Box Accounts	Schedule–I
Schedule II	Obligor Lock–Box Banks and Obligor Lock–Box Accounts	Schedule–II

Annex A	Diversity Score Table
Annex B	Moody’s RickCalc Calculation
Annex C	Weighted Average Life Matrix

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SALE AND SERVICING AGREEMENT
     THIS SALE AND SERVICING AGREEMENT, dated as of April 12, 2007, is by and among:
(1)	CAPITALSOURCE COMMERCIAL LOAN TRUST 2007-1, a statutory trust created and existing under the laws of the State of Delaware (together with its successors and assigns, the “Issuer”);

(2)	CAPITALSOURCE COMMERCIAL LOAN LLC, 2007-1, a Delaware limited liability company, as the trust depositor (together with its successor and assigns, in such capacity, the “Trust Depositor”);

(3)	CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (together with its successors and assigns, “CapitalSource”), as the servicer (together with its successor and assigns, in such capacity, the “Servicer”), and as the originator (together with its successor and assigns, in such capacity, the “Originator”); and

(4)	WELLS FARGO BANK, NATIONAL ASSOCIATION (together with its successors and assigns, “Wells Fargo”), not in its individual capacity but as the indenture trustee (together with its successors and assigns, in such capacity, the “Indenture Trustee”), and not in its individual capacity but as the backup servicer (together with its successors and assigns, in such capacity, the “Backup Servicer”).
R E C I T A L S
     WHEREAS, in the regular course of its business, the Originator originates and/or otherwise acquires Loans (as defined herein);
     WHEREAS, the Trust Depositor purchased the Initial Loans from the Originator and may purchase from time to time thereafter certain Substitute Loans (such Initial Loans and Substitute Loans, together with certain related property as more fully described herein, being the Loan Assets as defined herein);
     WHEREAS, it is a condition to the Trust Depositor’s acquisition of the Initial Loans and any Substitute Loans from the Originator that the Originator make certain representations and warranties regarding the Loan Assets for the benefit of the Trust Depositor as well as the Issuer;
     WHEREAS, on the Closing Date (as defined herein), the Trust Depositor will fund the Issuer by selling, conveying and assigning all its right, title and interest in the Initial Loan Assets and certain other assets to the Issuer;
     WHEREAS, the Issuer is willing to purchase and accept assignment of the Loan Assets (as defined herein) from the Trust Depositor pursuant to the terms hereof; and

     WHEREAS, the Servicer is willing to service the Loan Assets for the benefit and account of the Issuer pursuant to the terms hereof.
     NOW, THEREFORE, based upon the above recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE 1.
DEFINITIONS
     Section 1.01. Definitions.
     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:
“1940 Act” means the Investment Company Act of 1940, as amended.
“A/B Exchange” means an exchange or sale of one security (the “A Security”) and the subsequent delivery of or reinvestment in another security (the “B Security”) which shall be issued by the issuer or issuers of the A Security and shall have substantially identical terms to the A Security, except that one or more restrictions on the ability of the holder to sell or otherwise dispose of the A Security are intended to be inapplicable to the B Security and cash or cash equivalents in settlement of fractional or unauthorized denominations of A Securities tendered for exchange or B Securities received in exchange.
“Accreted Interest” means accrued interest on a Deferred Interest Loan that is added to the principal amount of such Deferred Interest Loan instead of being paid as it accrues.
“Acquired Loan” means a Loan that is originated by a Person other than the Originator or an Affiliate thereof and acquired by the Originator in a “true sale” transaction pursuant to a standard loan acquisition agreement.
“Addition Notice” means, with respect to any transfer of Substitute Loans to the Issuer in accordance with Section 2.04, (and the Trust Depositor’s corresponding prior purchase of such Loans from the Originator), a notice in the form of Exhibit N, which shall be delivered not later than ten Business Days prior to the related Cut-Off Date, identifying the Substitute Loans to be transferred, the Outstanding Loan Balance of such Substitute Loans and the related Substitution Event (with respect to an identified Loan or Loans then in the Loan Pool) to which such Substitute Loan relates, with such notice to be signed both by the Trust Depositor and the Originator.
“Additional Servicing Fee” means an amount, in addition to the Servicing Fee, necessary to induce a Successor Servicer to serve as Servicer hereunder, which amount shall not exceed $100,000 in the aggregate per Successor Servicer.

“Administrative Expenses” means fees and expenses (excluding amounts related to indemnification) due or accrued with respect to any Payment Date and payable by the Issuer:
     (i) to the Indenture Trustee and the Backup Servicer, (a) any monthly fees to be paid to the Indenture Trustee and the Backup Servicer pursuant to the Transaction Documents, (b) any additional fees, expenses or other amounts, in the aggregate, not to exceed $5,000 for any 12-month period and (c) if a Successor Servicer is being appointed, any Servicing Transfer Costs;
     (ii) to the Owner Trustee, (a) any monthly fees to be paid to it pursuant to the Transaction Documents and (b) any additional fees, expenses or other amounts not to exceed $5,000 for any 12-month period;
     (iii) the Independent Accountants, agents and counsel of the Issuer for fees and expenses including, but not limited to, audit fees and expenses;
     (iv) any other Person in respect of any governmental fee, charge or tax in relation to the Issuer;
     (v) to the Indenture Trustee, for unpaid fees and expenses (including fees and expenses of its agents and counsel) incurred in the exercise of its rights and remedies on behalf of the Securityholders pursuant to Article V of the Indenture; and
     (vi) to S&P, Moody’s and Fitch, for their respective surveillance fees;
provided that (x) amounts payable as Administrative Expenses pursuant to clauses (i) through (v) above shall in no event exceed $120,000 in the aggregate for any 12-month period, except that after the occurrence of an Event of Default, amounts payable as Administrative Expenses pursuant to clauses (i) through (v) above shall not exceed $180,000 in the aggregate for any 12-month period, and (y) Administrative Expenses will not include (a) any amounts due or accrued with respect to the actions taken on or in connection with the Closing Date, (b) any principal of or interest on, any Notes, (c) amounts payable to Indenture Trustee, the Backup Servicer, the Owner Trustee or any other Person in respect of indemnification or (d) amounts payable in connection with the listing of the Listed Notes on the Irish Stock Exchange.
“Affiliate” of any specified Person means any other Person controlling or controlled by, or under common control with, such specified Person. For the purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any specified Person means the possession, direct or indirect, of the power to vote 20% or more of the voting securities of such Person or to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise. Each of the Indenture Trustee and the Owner Trustee may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of such trustee has actual knowledge to the contrary.
“Agented Loans” means, with respect to any Loan, (a) the Loan is originated by the Originator as a part of a syndicated loan transaction that has been fully consummated prior to such Loan becoming part of the Loan Pool and (b) the Issuer, as assignee of the Loan, will have all of the rights (subject to the Retained Interest) excluding agency rights, of the Originator with respect to such Loan and the Originator’s right, title and interest in and to the Related Property.
“Aggregate Outstanding Loan Balance” means, as of any date of determination, the sum of the Outstanding Loan Balance for each Loan owned by the Issuer as of such date.
“Aggregate Outstanding Principal Balance” means, as of any date of determination, the sum of the Outstanding Principal Balances of each Class outstanding on such date.
“Agreement” means this Sale and Servicing Agreement, as amended, modified, waived, supplemented or restated from time to time in accordance with the terms hereof.
“Alarm Service Agreement” means an agreement between a Dealer and its customer pursuant to which the Dealer is obligated to service and monitor the customer’s alarm system in consideration for monthly payments by the customer.
“Amortizing Loan” means a Loan that, by its terms, provides for (or after a period of time will provide for) a series of Scheduled Payments calculated to amortize the principal balance of the Loan over its term so that, at the Loan’s maturity, no more than 25% of the maximum outstanding loan balance remains unpaid, with the remaining balance due at maturity.
“Applicable Law” means for any Person or property of such Person, all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.
“Asset Based Revolver” means any Revolving Loan (other than a Loan to an SPE Obligor) secured by accounts receivable and/or inventory.
“Assigned Loan” means a Loan originated by a Person other than the Originator in which a constant percentage interest has been assigned to the Originator by such Person in accordance with the Credit and Collection Policy and (a) such transaction has been fully consummated prior to such Loan becoming part of the Loan Pool, (b) the Originator is a party to the underlying loan documents, (c) the Issuer, as assignee of the Loan, will have all of the rights (but none of the obligations) of the Originator with respect to such Loan and the Originator’s right, title and interest in and to the Related Property, and (d) the agent bank receives payment directly from the Obligor thereof on behalf of each lender that has been assigned a percentage interest in such Loan.
“Assigned Moody’s Rating” means, with respect to any Loan as of any date of determination, the monitored publicly available rating or the estimated rating expressly assigned to such Loan by Moody’s that addresses the full amount of the principal and interest payable on such Loan.

“Assignment” means each Assignment, substantially in the form of Exhibit A, relating to an assignment, transfer and conveyance of Loans and the Related Property by the Trust Depositor to the Issuer.
“Available Collections Amount” means, as of any Payment Date, an amount equal to (i) the amount of funds remaining after distribution of all amounts payable under clauses First through Eighth of Section 7.05(a) minus (ii) the Required Reserve Amount for such Payment Date.
“Available Collections Shortfall” means, as of any Payment Date, the Total Principal Payable exceeds the Available Collections Amount.
“Available Principal Amount” means, as of any Payment Date, an amount equal to (i) the amount of funds remaining after distribution of all amounts payable under clauses First through Eighth of Section 7.05(a) minus (ii) the sum of the Outstanding Loan Balances of all Delinquent Loans.
“Average Life” means, with respect to any Loan as of any date of determination, the number obtained by dividing (a) the sum of the products, of (i) the number of years (rounded to the nearest one tenth) from such date of determination to the respective dates of each successive Scheduled Payment of principal of such Loan and (ii) the respective amounts of principal of such Scheduled Payments by (b) the sum of all future Scheduled Payments of principal on such Loan.
“Backup Servicer” means the Person acting as Backup Servicer hereunder, its successors in interest and any Successor Backup Servicer hereunder.
“Backup Servicer Termination Notice” shall have the meaning given to such term in Section 8.10(a).
“Backup Servicer Transfer” shall have the meaning given to such term in Section 8.10(b).
“Backup Servicing Fee” shall have the meaning given to such term in the fee letter, dated as of the date hereof, among the Originator, the Trust Depositor, the Issuer and the Backup Servicer.
“Balloon Loan” means a Loan that, by its terms, provides for a series of Scheduled Payments calculated to partially amortize the principal balance of the Loan over its term so that, at the Loan’s maturity, more than 25% (but less than 100%) of the maximum Outstanding Loan Balance for such Loan remains unpaid, with such remaining balance due at maturity.
“Banc of America Securities” means Banc of America Securities LLC.
“BIF” means the Bank Insurance Fund, or any successor thereto.
“Blended Rate Loan” means a Loan which by its terms has Loan Rates determined by reference to more than one Loan Rate Index.
“BMO Capital Markets” means BMO Capital Markets Corp.

“Broadly Syndicated Loan” means any Loan to an Obligor issued as part of a loan facility, which is held by more than two lenders, with an original loan commitment (including any first and second lien loans included in the facility) greater than $250,000,000, including for purposes of this definition the maximum available amount of commitments under any Revolving Loans and Partially Funded Term Loans.
“Bullet Loan” means a Loan that, by its terms, provides for no Scheduled Payments of principal prior to the Loan’s maturity, and, at maturity, the entire unpaid principal balance of the Loan is due.
“Business Day” means any day other than (a) a Saturday or Sunday, or (b) a day on which banking institutions in the cities of New York, New York and Minneapolis, Minnesota are authorized or obligated, by law or executive order, to be closed; provided that if any action is required of the Ireland Paying Agent, then, for purposes of determining when such Ireland Paying Agent action is required Dublin, Ireland will be considered in determining “Business Day”.
“Call Period” means the period on and after the date on which the Outstanding Principal Balance of the Class A Notes is less than or equal to 20% of the Outstanding Principal Balance of the Class A Notes on the Closing Date.
“CapitalSource” shall have the meaning given to such term in the Preamble.
“Certificate” means the CapitalSource Commercial Loan Trust 2007-1 Certificates representing a beneficial equity interest in the Issuer and issued pursuant to the Trust Agreement.
“Certificate Account” shall have the meaning given to such term in Section 5.01 of the Trust Agreement.
“Certificate Register” shall have the meaning given to such term in the Trust Agreement.
“Certificateholder” means the registered holder of a Certificate.
“Charged–Off Loan” means a Loan in the Loan Pool with respect to which there has occurred one or more of the following:
     (a) the occurrence of both (i) any portion of a payment of interest on or principal (excluding payments of principal consisting of excess cash flow sweeps) of such Loan is not paid when due (without giving effect to any grace period or any Scheduled Payment Advance made in respect of such payment of interest or principal) or would be so delinquent but for any amendment or modification made to such Loan resulting from the Obligor’s inability to pay such Loan in accordance with its terms and (ii) within 120 days of when such delinquent payment was first due, all delinquencies have not been cured;
     (b) an Insolvency Event has occurred with respect to the related Obligor;
     (c) the related Obligor has suffered any material adverse change that materially affects its viability as a going concern;

     (d) the Servicer has determined, in its sole discretion, in accordance with the Credit and Collection Policy, that all or a portion of such Loan is not collectible;
     (e) any portion of the proceeds used to make payments of principal of or interest on such Loan have come from a new loan by the Originator or an entity controlled by the Originator to the Obligor or any of its Affiliates, which new loan was made to the Obligor due to the Obligor’s inability to make such payments of principal or interest;
     (f) S&P withdraws its rating or credit estimate assigned to such Loan;
     (g) the related Obligor is rated “D” or “SD” by S&P; or
     (h) with respect to a Structured Loan, such Loan is rated “Ca” or lower by Moody’s.
“Citigroup” means Citigroup Global Markets Inc.
“Class” means any of the group of Notes identified herein as, as applicable, the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, or the Class F Notes.
“Class A Notes” means the CapitalSource Commercial Loan Trust 2007-1 Asset-Backed Notes, Class A Notes, issued pursuant to the Indenture.
“Class A Interest Amount” means, for each Interest Accrual Period, the product of (i) the Note Interest Rate applicable to the Class A Notes as of the first day of such Interest Accrual Period, (ii) the Outstanding Principal Balance of the Class A Notes as of the first day of such Interest Accrual Period (after giving effect to all distributions made on such day) and (iii) a fraction, the numerator of which is the number of days in such Interest Accrual Period and the denominator of which is 360.
“Class A Note Interest Rate” means the annual rate of interest payable with respect to the Class A Notes, which shall be equal to LIBOR plus 0.13% per annum.
“Class A Noteholder” means each Person in whose name a Class A Note is registered in the Note Register.
“Class B Accrued Payable” means, for any Payment Date with respect to which the Class B Interest Amount is calculated using clause (ii)(b) of the definition thereof, an amount equal to the excess, if any, of (a) the amount that would have been calculated as the Class B Interest Amount on such Payment Date if the calculation was made using clause (ii)(a) of the definition of Class B Interest Amount and not clause (ii)(b) of such definition over (b) the amount calculated as the Class B Interest Amount on such Payment Date, together with the unpaid portion of any such excess from prior Payment Dates (and interest accrued thereon at the then applicable Class B Note Interest Rate).
“Class B Interest Amount” means, for each Interest Accrual Period, an amount equal to the product of (i) the Class B Note Interest Rate as of the first day of such Interest Accrual Period, (ii) the lesser of (a) the Outstanding Principal Balance of the Class B Notes as of the first day of such Interest Accrual Period (after giving effect to all distributions made on such day) and (b)

the excess, if any, of (1) the Aggregate Outstanding Loan Balance as of the last day of the Due Period immediately preceding the start of such Interest Accrual Period over (2) the Outstanding Principal Balance of the Class A Notes as of the first day of such Interest Accrual Period (after giving effect to all distributions made on such day) and (iii) a fraction, the numerator of which is the number of days in such Interest Accrual Period and the denominator of which is 360.
“Class B Note Interest Rate” means the annual rate of interest payable with respect to the Class B Notes, which shall be equal to LIBOR plus 0.31% per annum.
“Class B Noteholder” means each Person in whose name a Class B Note is registered in the Note Register.
“Class B Notes” means CapitalSource Commercial Loan Trust 2007-1 Asset–Backed Notes, Class B Notes, issued pursuant to the Indenture.
“Class C Accrued Payable” means, for any Payment Date with respect to which the Class C Interest Amount is calculated using clause (ii)(b) of the definition thereof, an amount equal to the excess, if any, of (a) the amount that would have been calculated as the Class C Interest Amount on such Payment Date if the calculation was made using clause (ii)(a) of the definition of Class C Interest Amount and not clause (ii)(b) of such definition over (b) the amount calculated as the Class C Interest Amount on such Payment Date, together with the unpaid portion of any such excess from prior Payment Dates (and interest accrued thereon at the then applicable Class C Note Interest Rate).
“Class C Interest Amount” means, for each Interest Accrual Period, an amount equal to the product of (i) the Class C Note Interest Rate as of the first day of such Interest Accrual Period, (ii) the lesser of (a) the Outstanding Principal Balance of the Class C Notes as of the first day of such Interest Accrual Period (after giving effect to all distributions made on such day) and (b) the excess, if any, of (1) the Aggregate Outstanding Loan Balance as of the last day of the Due Period immediately preceding the start of such Interest Accrual Period over (2) the Outstanding Principal Balance of the Class A Notes and the Class B Notes as of the first day of such Interest Accrual Period (after giving effect to all distributions made on such day) and (iii) a fraction, the numerator of which is the number of days in such Interest Accrual Period and the denominator of which is 360.
“Class C Note Interest Rate” means the annual rate of interest payable with respect to the Class C Notes, which shall be equal to LIBOR plus 0.65% per annum.
“Class C Noteholder” means each Person in whose name a Class C Note is registered in the Note Register.
“Class C Notes” means CapitalSource Commercial Loan Trust 2007-1 Asset–Backed Notes, Class C Notes, issued pursuant to the Indenture.
“Class D Accrued Payable” means, if, for any Payment Date, the Class D Interest Amount is calculated using clause (ii)(b) of the definition thereof, the excess, if any, of (i) the amount that would have been calculated as the Class D Interest Amount on such Payment Date if the calculation was made using clause (ii)(a) of the definition of Class D Interest Amount and not clause (ii)(b) of such definition over (ii) the amount calculated as the Class D Interest Amount on such Payment Date, together with the unpaid portion of any such excess from prior Payment Dates (and interest accrued thereon at the then applicable Class D Note Interest Rate).
“Class D Interest Amount” means, for each Interest Accrual Period, the product of (i) the Class D Note Interest Rate as of the first day of such Interest Accrual Period, (ii) the lesser of (a) the Outstanding Principal Balance of the Class D Notes as of the first day of such Interest Accrual Period (after giving effect to all distributions made on such day) and (b) the excess, if any, of (1) the Aggregate Outstanding Loan Balance as of the last day of the Due Period immediately preceding the start of such Interest Accrual Period over (2) the Outstanding Principal Balance of the Class A Notes, Class B Notes and Class C Notes as of the first day of such Interest Accrual Period (after giving effect to all distributions made on such day) and (iii) a fraction, the numerator of which is the number of days in such Interest Accrual Period and the denominator of which is 360.
“Class D Note Interest Rate” means the annual rate of interest payable with respect to the Class D Notes, which shall be equal to LIBOR plus 1.50% per annum.
“Class D Noteholder” means each Person in whose name a Class D Note is registered in the Note Register.
“Class D Notes” means CapitalSource Commercial Loan Trust 2007-1 Asset–Backed Notes, Class D Notes, issued pursuant to the Indenture.
“Class E Accrued Payable” means, if, for any Payment Date, the Class E Interest Amount is calculated using clause (ii)(b) of the definition thereof, the excess, if any, of (i) the amount that would have been calculated as the Class E Interest Amount on such Payment Date if the calculation was made using clause (ii)(a) of the definition of Class E Interest Amount and not clause (ii)(b) of such definition over (ii) the amount calculated as the Class E Interest Amount on such Payment Date, together with the unpaid portion of any such excess from prior Payment Dates (and interest accrued thereon at the then applicable Class E Note Interest Rate).
“Class E Interest Amount” means, for each Interest Accrual Period, the product of (i) the Class E Note Interest Rate as of the first day of such Interest Accrual Period, (ii) the lesser of (a) the Outstanding Principal Balance of the Class E Notes as of the first day of such Interest Accrual Period (after giving effect to all distributions made on such day) and (b) the excess, if any, of (1) the Aggregate Outstanding Loan Balance as of the last day of the Due Period immediately preceding the start of such Interest Accrual Period over (2) the Outstanding Principal Balance of the Class A Notes, Class B Notes, Class C Notes and Class D Notes as of the first day of such Interest Accrual Period (after giving effect to all distributions made on such day) and (iii) a fraction, the numerator of which is the number of days in such Interest Accrual Period and the denominator of which is 360.
“Class E Note Interest Rate” means the annual rate of interest payable with respect to the Class E Notes, which shall be equal to LIBOR plus 2.50% per annum.
“Class E Noteholder” means each Person in whose name a Class E Note is registered in the Note Register.

“Class E Notes” means the CapitalSource Commercial Loan Trust 2007-1 Asset-Backed Notes, Class E Notes, issued pursuant to the Indenture.
“Class F Noteholder” means each Person in whose name a Class F Note is registered in the Note Register.
“Class F Notes” means the CapitalSource Commercial Loan Trust 2007-1 Asset–Backed Notes, Class F Notes, issued pursuant to the Indenture.
“Class Scenario Loss Rate” means, with respect to any Class rated by S&P, at any time, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with S&P’s rating of such Class on the Closing Date, determined by application of the S&P CDO Monitor at such time.
“Closing Date” means April 12, 2007.
“Code” means the Internal Revenue Code of 1986, as amended, or any successor legislation thereto.
“Collateral” means, as of any date, the “Indenture Collateral,” as such term is defined in the Indenture.
“Collections” means the aggregate of Interest Collections and Principal Collections.
“Commission” means the United States Securities and Exchange Commission.
“Computer Records” means the computer records generated by the Servicer or any subservicer that provide information relating to the Loans and that were used by the Originator in selecting the Loans conveyed to the Trust Depositor pursuant to Section 2.01 (and any Substitute Loans conveyed to the Trust Depositor pursuant to Section 2.04).
“Contractual Obligation” means, with respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or is subject.
“Corporate Trust Office” means, with respect to the Indenture Trustee or Owner Trustee, as applicable, the office of the Indenture Trustee or Owner Trustee at which at any particular time its corporate trust business shall be principally administered, which offices at the date of the execution of this Agreement are located at the addresses set forth in Section 13.04.
“Credit and Collection Policy” means the written credit and collection policies and procedures manual of the Originator and the Servicer in effect on the Closing Date and attached hereto as Exhibit K, as amended or supplemented from time to time in accordance with Section 5.02(m) of this Agreement; and with respect to any Successor Servicer, the written collection policies and procedures of such Person at the time such Person becomes Successor Servicer.
“Credit Suisse” means Credit Suisse Securities (USA) LLC.

“Current Portfolio” means the portfolio (measured by the outstanding principal balance) of (a) the Loans, (b) Principal Collections held as cash and (c) Permitted Investments purchased with Principal Collections existing immediately prior to the applicable Measurement Date.
“Curtailment” means, with respect to a Loan, any payment of principal received by the Issuer during a Due Period as part of a payment allocable to a Loan that is in excess of the principal portion of the Scheduled Payment due for such Due Period and which is not intended to satisfy the Loan in full, nor is intended to cure a delinquency, including any accelerated amortization due to structural features of the related Loan.
“Cut–Off Date” means either or both of (as the context may require) the Initial Cut-Off Date and any Subsequent Cut–Off Date as applicable to the Loan or Loans in question.
“Dealer” means an alarm system dealer that has sold an Alarm Service Agreement to the SLP Financing Originator or the Originator pursuant to an MPA.
“Deferred Interest Loan” means a Loan that requires the related Obligor to pay only a portion of the accrued and unpaid interest on a current basis, with the remaining interest being deferred and paid later, together with any unpaid interest thereon, in a lump sum, which amount shall be treated as Interest Collections at the time it is received.
“Delinquent Loan” means a Loan (that is not a Charged–Off Loan) in the Loan Pool as to which there has occurred one or more of the following:
     (a) the occurrence of both (i) any portion of a payment of interest on or principal (excluding payments of principal constituting excess cash flow sweeps) of such Loan is not paid in cash on a current basis when due (without giving effect to any grace period or any Scheduled Payment Advance made in respect of such payment of interest or principal) or would be so delinquent but for any amendment, modification, waiver or variance made to such Loan resulting from the Obligor’s inability to pay such Loan in accordance with its terms and (ii) all delinquencies have not been cured (A) with respect to Asset Based Revolvers, within five Business Days of when such delinquent payment was first due and (B) with respect to all other Loans, within 60 calendar days of when such delinquent payment was first due (or within 5 calendar days of when such delinquent payment was first due if such Loan or the Obligor of such Loan is publicly rated by Moody’s);
     (b) consistent with the Credit and Collection Policy such Loan would be classified as delinquent by the Servicer or the Originator;
     (c) the cash interest rate payable by the Obligor under such Loan has been reduced, and, either before or immediately after giving effect to such reduction, the Weighted Average LIBOR Spread Test is not satisfied;
     (d) the Loan shall have been subject to a modification of the type described in clause (v) of the definition of Specified Amendment;
     (e) the Loan shall have been subject to a modification of the type specified in clauses (i) through (iv) or (vi) of the definition of Specified Amendment and within 60 days after the effective date of the relevant Specified Amendment the Servicer has not submitted such Loan to S&P for re-rating; provided that such Loan shall cease to be deemed a Delinquent Loan as of such later date as it may be submitted to S&P for re-rating; or
     (f) any Substitute Loan, which, within 60 days after the related Subsequent Cut-Off Date, the Servicer has not submitted to each Rating Agency for assignment of a rating and a recovery rate;
provided that if any Loan to an Obligor is a Delinquent Loan, or if any Loan to an Obligor from the Originator or any entity controlled by the Originator would be a Delinquent Loan if owned by the Issuer, then all Loans to that Obligor shall be deemed to be Delinquent Loans; provided further that such Loan or Loans shall cease to be deemed delinquent as of the date that each Loan which caused any other Loan to be deemed delinquent in accordance with the preceding proviso has become a performing Loan and maintained such status for a period of 12 consecutive months.
“Determination Date” means that day of each month that is the third Business Day prior to a Payment Date.
“Deutsche Bank Securities” means Deutsche Bank Securities Inc.
“DIP Loan” means a loan to an Obligor that is a “debtor-in-possession” as defined under the Bankruptcy Code, the terms of which have been approved by an order of the United States Bankruptcy Court, a United States District Court or any other court of competent jurisdiction, the enforceability of which order is not subject to any pending contested matter or proceeding (as such terms are defined in the Federal Rules of Bankruptcy Procedure) and which order provides that: (i) (A) such DIP Loan is fully secured by liens on the debtor’s otherwise unencumbered assets pursuant to §364(c)(2) of the Bankruptcy Code or any other applicable bankruptcy or insolvency law, or (B) such DIP Loan is secured by liens of equal or senior priority on property of such debtor’s estate that is otherwise subject to a lien pursuant to §364(d) of the Bankruptcy Code or any other applicable bankruptcy or insolvency law, and (ii) such DIP Loan is fully secured based upon a current valuation or appraisal report. Notwithstanding the foregoing, such a Loan will not be deemed to be a DIP Loan following the emergence of the related debtor-in-possession from bankruptcy protection under Chapter 11 of the Bankruptcy Code.
“Diversity Score” means the single number that indicates collateral concentration for Loans in terms of both Obligor and industry concentration, which is calculated as described in Annex A attached hereto.
“Diversity Test” means a test that will be satisfied, as of the Cut-Off Date for any Substitute Loan(s), if the Diversity Score of the Loan Pool, after giving effect to the proposed substitution, equals or exceeds the Diversity Score of the Loan Pool prior to giving effect to the Substitute Loan (as determined after giving effect to all Substitute Loans to be included in the Loan Pool as of such Cut-Off Date).
“Dollar” and “$” means lawful currency of the United States.

“Downgrade Event” means the reduction or withdrawal of the rating issued by Moody’s or S&P, as applicable, as in effect immediately prior to giving effect to such reduction or withdrawal, with respect to any outstanding Class of Offered Notes.
“Due Period” means, with respect to the first Payment Date, the period from and including the Initial Cut-Off Date to but excluding the 11th day of the calendar month immediately preceding the first Payment Date; and thereafter, the period from and including the 11th day of the previous calendar month to but excluding the 11th day of the month in which such Payment Date occurs.
“Eligible Deposit Account” means either (a) a segregated account with a Qualified Institution, or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from in the case of Fitch of at least “F1+”, in the case of Moody’s a short–term credit rating of “P-1” and in the case of S&P a commercial paper short–term debt rating of “A-1+” and a long–term unsecured debt rating of “AA-”.
“Eligible Loan” means, on and as of the related Transfer Date, a Loan as to which each of the following is true:
     (a) the information with respect to each Loan set forth on the List of Loans delivered to the Indenture Trustee is true and complete;
     (b) the Loan, together with the Related Property, has been originated, acquired by or assigned to the Originator, and immediately prior to the transfer and assignment contemplated by the Loan Sale Agreement, the Originator held, and immediately prior to the transfer and assignment contemplated by the Sale and Servicing Agreement, the Trust Depositor held, good and indefeasible title to, and was the sole owner of, the Loans being transferred to the Trust Depositor and Issuer, respectively, subject to no Liens except Liens which will be released simultaneously with such transfer and assignment and Permitted Liens; and immediately upon the transfer and assignment contemplated by this Agreement, the Issuer will hold good and indefeasible title to, and be the sole owner of, each Loan, subject to no Liens except Liens in favor of the Indenture Trustee;
     (c) (i) the Loan, together with the Collections and Related Property related thereto, are free and clear of any Liens except Permitted Liens, and (ii) all filings and other actions required to grant to (A) the Indenture Trustee a first priority perfected security interest in the Originator’s, the Trust Depositor’s and the Issuer’s interest in the Loan, the Collections and Related Property have been made or taken, and (B) in the case of Agented Loans and Assigned Loans, the collateral agent, as agent for certain creditors of the related Obligor including the Issuer as owner of the related Loan, a first priority perfected security interest in the Related Property (except for Permitted Liens);
     (d) at the time such Loan is included in the Loan Pool, (i) the Loan is not (and since its origination or, to the knowledge of the Originator or the Trust Depositor (as applicable) in the case of Acquired Loans, since its acquisition, has never been) a Charged–Off Loan, and (ii) the

Loan is not past due after giving effect to any grace period set forth in the Credit and Collection Policy in determining the number of days past due, with respect to payments of principal or interest; provided that any Loan which would be rendered ineligible by this clause (d) shall cease to be deemed ineligible by the operation of this clause (d) as of the date that such Loan has become a performing Loan and maintained such status for a period of 12 consecutive months;
     (e) the Loan is an “eligible asset” as defined in Rule 3a–7 under the 1940 Act;
     (f) the Loan constitutes an “account”, “chattel paper”, “instrument” or a “general intangible” within the meaning of Article 9 of the UCC of all applicable jurisdictions;
     (g) the Loan is to an Eligible Obligor;
     (h) the Loan is denominated and payable only in United States dollars and does not permit the currency in which or country in which such Loan is payable to be changed;
     (i) the Loan is evidenced by an Underlying Note or, in the case of a Noteless Loan, a credit agreement or comparable loan agreement and a related Loan Register, security agreement or instrument and related loan documents, as the case may be, that have been duly authorized and properly executed, are in full force and effect and constitute the legal, valid, binding and absolute and unconditional payment obligation of the related Obligor, enforceable against such Obligor in accordance with their terms (subject, as to enforcement only, to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and to general principles of equity, whether considered in a suit at law or in equity), and there are no conditions precedent to the enforceability or validity of the Loan that have not been satisfied or validly waived;
     (j) the Loan or any portion thereof does not contravene in any material respect any Applicable Law (including, without limitation, Applicable Law relating to predatory or abusive lending, usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, licensing and privacy);
     (k) the Loan, (i) satisfies all applicable requirements of and was originated or acquired, underwritten, closed and serviced in all material respects in accordance with the Credit and Collection Policy (including without limitation the execution by the Obligor of all documentation required by the Credit and Collection Policy); (ii) does not contain a confidentiality provision that restricts or purports to restrict the ability of the Indenture Trustee to exercise its rights under the Transaction Documents, including, without limitation, its rights to review the Loan, the Required Loan Documents and Loan File; (iii) was generated in the ordinary course of the Originator’s business; (iv) arises pursuant to loan documentation with respect to which the Originator has performed all obligations required to be performed by it thereunder; (v) has an original term to maturity (A) in the case of Senior Loans and Senior B-Note Loans of not greater than seven years, or (B) in the case of Subordinated Loans of not greater than ten years; (vi) is not subject to a guaranty by the Originator or any Affiliate thereof; and (vii) is not a loan primarily for personal, family or household use;
     (l) the Loan is eligible to be sold, assigned or transferred to the Trust Depositor and Issuer, respectively, and neither the sale, transfer or assignment of the Loan under the Transfer and Servicing Agreements to the Trust Depositor and Issuer, respectively, nor the granting of a security interest under the Indenture to the Indenture Trustee, violates, conflicts with or contravenes any Applicable Law or any contractual or other restriction, limitation or encumbrance;
     (m) the Loan (other than Loans as to which the sole Related Property is the Obligor’s accounts receivable and other than unsecured Loans) requires the Obligor thereof to maintain adequate property damage and liability insurance with respect to the real or personal property constituting the Related Property and the same has been at all times covered by adequate physical damage and liability Insurance Policies issued by generally acceptable carriers;
     (n) the Related Property, if any, (i) is located in the United States, (ii) has not been foreclosed on, or repossessed from the current Obligor, by the Servicer, and (iii) has not suffered any loss or damage that materially and adversely affects the collectibility of the Loans and has not been repaired or restored;
     (o) (i) the Loan contains a provision substantially to the effect that the Obligor’s payment obligations are absolute and unconditional without any right of rescission, setoff, counterclaim or defense for any reason against the Originator or any assignee, (ii) the Loan contains a clause that has the effect of unconditionally and irrevocably obligating the Obligor to make periodic payments (including taxes) notwithstanding any rights the Obligor may have against the assignor and notwithstanding any damage to, defects in or destruction of the Related Property or any other event, including obsolescence of any property or improvements, (iii) the Obligor has no right of deduction, offset, netting, recoupment, counterclaim, defense or reservation of rights that have not been waived, and (iv) the Issuer has no future funding obligation with respect to such Loan;
     (p) the Loan is not subject to any litigation, dispute, refund, claims of rescission, setoff, netting, counterclaim or defense whatsoever, including but not limited to, claims by or against the Obligor thereof or a payor to or account debtor of such Obligor, nor will the operation of any of the terms of the Required Loan Documents, or the exercise of any right thereunder, render any of the Required Loan Documents unenforceable in whole or in part (subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and to general principles of equity, whether considered in a suit at law or in equity);
     (q) the Loan requires the Obligor to maintain any Related Property in good condition and to bear all the costs of operating and maintaining same, including taxes and insurance relating thereto;
     (r) the Loan provides (i) for periodic payments of interest and/or principal in cash, which are due and payable on a monthly, quarterly, semi-annual or annual basis, and (ii) that the Servicer (or, with respect to Agented Loans, Assigned Loans and Senior B-Note Loans, an agent appointed pursuant to the Required Loan Documents or at least a majority of the lenders) may accelerate all payments on the Loan (or, with respect to any MPA, require the Dealer to repurchase all related Alarm Service Agreements) if the Obligor is in default under the Loan and any applicable cure period has expired (in the case of any Subordinated Loan or Senior B-Note Loan, subject to any applicable intercreditor or subordination agreement);
     (s) unless such Loan is a Security System Loan, the Loan provides for cash payments that fully amortize the Outstanding Loan Balance of such Loan on or by its maturity and does not provide for such Outstanding Loan Balance to be discounted pursuant to a prepayment in full;
     (t) the Loan shall not have been originated in, nor shall it be subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Loan under the Transfer and Servicing Agreements would be unlawful, void or voidable;
     (u) the Loan does not permit the Obligor to defer all or any portion of the current cash interest due thereunder;
     (v) the Loan does not permit the payment obligation of the Obligor thereunder to be converted or exchanged for equity capital of such Obligor;
     (w) neither the Loan nor any portion of the Related Property constitutes Margin Stock;
     (x) the Loan is not a DIP Loan;
     (y) the Loan, together with the Required Loan Documents and Loan File related thereto, is fully assignable and does not require the consent of or notice to the Obligor or contain any enforceable restriction on the transfer or the assignment of the Loan other than a consent or waiver of such restriction that has been obtained prior to the date on which the Loan was sold to the Trust Depositor; provided that the Required Loan Documents may restrict the transfer or assignment of the related Loan so long as such Loan is freely assignable or transferable to a Qualified Transferee;
     (z) the Obligor of such Loan is legally responsible for all taxes relating to the Related Property, and all payments in respect of the Loan are required to be made free and clear of, and without deduction or withholding for or on account of, any taxes, unless such withholding or deduction is required by Applicable Law in which case the Obligor thereof is required to make “gross-up” payments that cover the full amount of any such withholding taxes on an after-tax basis;
     (aa) the Loan and the Related Property have not been sold, transferred, assigned or pledged by the Originator, the Trust Depositor or the Issuer to any Person other than as contemplated by the Transaction Documents;
     (bb) other than Participation Loans and Agented Loans, with respect to the Originator’s obligation to fund and the actual funding of the Loan by the Originator, the Originator has not assigned or granted participations to, in whole or in part, any Person other than to the Issuer or to a special purpose entity created in connection with one or more of the Warehouse Facilities, a Prior Term Transaction and any future or similar credit facility;

     (cc) no selection procedure adverse to the interests of the Noteholders was utilized by the Originator or Trust Depositor in the selection of the Loan for inclusion in the Loan Pool;
     (dd) the Loan has not been compromised, adjusted, extended, satisfied, rescinded or set–off by the Trust Depositor, the Originator or the Obligor with respect thereto, and no Loan is subject to compromise, adjustment, extension, satisfaction, rescission, set–off, counterclaim, defense, abatement, suspension, deferment, deductible, reduction or termination, whether arising out of transactions concerning the Loan, or otherwise, by the Trust Depositor, the Originator or the Obligor with respect thereto;
     (ee) the particular Loan is not one as to which the Originator or Trust Depositor has knowledge that the Loan will not be paid in full;
     (ff) except with respect to Subordinated Loans or Senior B-Note Loans, multiple Loans originated to the same Obligor (excluding any guarantor) contain standard cross–collateralization and cross–default provisions (other than with respect to certain Initial Loans representing not more than 3.1% of the Initial Aggregate Outstanding Loan Balance);
     (gg) the Obligor of such Loan is not the subject of an Insolvency Event or Insolvency Proceedings;
     (hh) the Loan is not a Loan or extension of credit by the Originator or an entity controlled by the Originator to the Obligor or any of its Affiliates for the purpose of making any past due principal, interest or other payments due on such Loan;
     (ii) the Loan is secured by a valid, perfected, first priority (other than Subordinated Loans and unsecured Loans and, solely in the case of a Senior B-Note Loan, with respect to other lenders on the senior tranche related to such Loan) Lien over all assets that constitute the Related Property for such Loan, subject to Permitted Liens, and such Loan is not subordinated to any other loan or financing to the related Obligor;
     (jj) all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the making or performance of the Loan have been duly obtained, effected or given and are in full force and effect;
     (kk) the Originator (i) has completed to its satisfaction, in accordance with the Credit and Collection Policy, a due diligence audit and collateral assessment with respect to such Loan and (ii) has done nothing to impair the rights of the Indenture Trustee or the Noteholders with respect to the Loan, the Related Property, the Scheduled Payments or any income or proceeds therefrom;
     (ll) the Loan is a Senior Loan, Senior B-Note Loan, Subordinated Loan, Broadly Syndicated Loan, Real Estate Loan, Structured Loan or unsecured Loan;
     (mm) no provision of the Required Loan Documents has been waived, modified, or altered in any respect, except in accordance with the Credit and Collection Policy and by instruments duly authorized and executed and contained in the Required Loan Documents and recorded, if necessary, to protect the interests of the Noteholders and which has been delivered to the Indenture Trustee;
     (nn) any funding obligation under such Loan is subject to the Retained Interest;
     (oo) with respect to Subordinated Loans, the Originator has entered into an intercreditor agreement or subordination agreement (or such provisions are contained in the principal loan documents for such Loan) with, or provisions for the benefit of, the senior lender, which agreement or provisions are assignable to and have been assigned to the Trust Depositor and Issuer, and which provide that any standstill of remedies by the Originator or its assignee is limited (A) such that there shall be no standstill of remedies (x) until after a payment default with respect to the senior obligation or the Originator’s or assignee’s receipt from the senior lender of a notice of default or a payment default by the Obligor under the senior debt and (y) unless a covenant default is also in effect, and (B) provided that the Subordinated Loan has not been accelerated, to no longer than 180 days in duration in the aggregate in any given year (other than with respect to certain Initial Loans representing not more than 3.9% of the Initial Aggregate Outstanding Loan Balance);
     (pp) with respect to any Acquired Loan, such Loan has been re–underwritten by the Originator and satisfies all of the Originator’s underwriting criteria;
     (qq) with respect to Agented Loans and Assigned Loans, the related Required Loan Documents (i) shall include a credit or note purchase agreement or similar agreement containing standard provisions relating to the appointment and duties of a payment agent and a collateral agent and intercreditor and (if applicable) subordination provisions, and (ii) are duly authorized, fully and properly executed and are the valid, binding and unconditional payment obligations of the Obligor thereof;
     (rr) with respect to Agented Loans, the Originator (or a wholly owned subsidiary of the Originator) has been appointed the collateral agent of the security and the paying agent for all such notes prior to such Agented Loan or Loan becoming a part of the Loan Pool (other than with respect to certain Initial Loans representing not more than 3.8% of the Initial Aggregate Outstanding Loan Balance);
     (ss) with respect to Agented Loans and Assigned Loans, if the entity serving as the collateral agent of the security for all syndicated notes of the Obligor has or will change from the time of the origination of such notes, all appropriate assignments of the collateral agent’s rights in and to the collateral on behalf of the noteholders have been executed and filed or recorded as appropriate prior to such Agented Loan or Assigned Loan becoming a part of the Loan Pool;
     (tt) with respect to Agented Loans and Assigned Loans, all required notifications, if any, have been given to the collateral agent, the paying agent and any other parties required by the Required Loan Documents of, and all required consents, if any, have been obtained with respect to, the Originator’s assignment of such Loan and the Originator’s right, title and interest in the Related Property to the Trust Depositor and the Issuer and the Indenture Trustee’s security interest therein on behalf of the Noteholders;

     (uu) with respect to Agented Loans and Assigned Loans, the right to control the actions of and replace the collateral agent and/or the paying agent of the syndicated underlying indebtedness is to be exercised by at least a majority in interest of all holders of such underlying indebtedness;
     (vv) with respect to Agented Loans, Assigned Loans and any Loans which have more than one holder of the underlying indebtedness, all syndicated underlying indebtedness of the Obligor of the same priority is cross-defaulted, and all holders of such underlying indebtedness (i) have an undivided interest in the collateral securing such underlying indebtedness, (ii) share in the proceeds of the sale or other disposition of such collateral on a pro rata basis and (iii) may transfer or assign their right, title and interest in the collateral;
     (ww) no portion of the proceeds used to make payments of principal of or interest on such Loan have come from a new Loan or a new loan by the Originator or an entity controlled by the Originator;
     (xx) all of the original or certified Required Loan Documents required to be delivered to the Indenture Trustee (including all material documents related thereto) with respect to such Loan have been or will be delivered to the Indenture Trustee on the Transfer Date or as otherwise provided in this Agreement;
     (yy) there is no material delinquent tax or assessment Lien on any mortgaged property which is the primary Related Property for the related Loan, and each such mortgaged property is free of material damage and is in good repair;
     (zz) other than in the case of Noteless Loans, there is one or more originally signed Underlying Notes in effect for each Loan, which in the aggregate evidence the portion of the Loan being assigned to the Issuer and which Underlying Notes have been delivered to the Indenture Trustee; provided that if the Originator funds such a Loan in multiple installments, there may be one originally signed Underlying Note for each installment;
     (aaa) there is no obligation on the part of the Originator or the Trust Depositor, as the case may be, or any other party (except for any guarantor of a Loan), to make Scheduled Payments in addition to those made by the Obligor;
     (bbb) as of the related Transfer Date, there is no default, breach, violation or event of acceleration existing under the related loan agreement or, as applicable, the Underlying Notes and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration (except for such defaults, breaches and violations that would not have a material adverse effect on the ability of the Servicer to collect the entire principal and interest thereunder and would not have a material adverse effect on the ability of the Servicer to realize the value of the Related Property securing the related Loan);
     (ccc) with respect to each Pooled Obligor Loan, as of the related Transfer Date, (i) the collateral (including, but not limited to, the notes of the Underlying Debtors and assignments of mortgage in each case where real property secures the Underlying Debtors’ notes) of the related Underlying Debtors securing such Loan is held by a custodian under a custodial agreement, (ii)

the custodial agreement for such Loan provides that (A) the related custodian holds the collateral of the Underlying Debtors pro rata on behalf of the Indenture Trustee, for the benefit of the Noteholders, and any other assignee and (B) the custodian will record and file the assignments of mortgage in its name on behalf of the Indenture Trustee and any other assignee upon the request of noteholders of such Obligor or SPE Obligor holding a controlling interest and (iii) the Originator’s rights under the custodial agreement are fully assignable and have been assigned to the Indenture Trustee;
     (ddd) the Loan was not made in connection with (a) the construction or development of unimproved land or (b) facilitating the trade-in or exchange of the related mortgaged property;
     (eee) with respect to MPAs, the related loan documents require the Dealer to repurchase all Alarm Service Agreements then subject to such MPA on the earlier of (i) a date certain or (ii) when so demanded by the purchaser (as defined in such MPA) after a default (as defined in such MPA), as provided in such MPA, which repurchase is required to be at a repurchase price sufficient to pay all principal and interest outstanding on such MPA, and “Default” under such MPA requiring the Dealer to repurchase an Alarm Service Agreement shall include, without limitation, (w) a failure by the related customer to make a monthly payment due under such Alarm Service Agreement and such failure shall continue unremedied for more than 60 days, (x) the related customer shall fail to make a monthly payment when due two or more times in any 180 day period and (y) a default by the Dealer in any of its obligations, covenants, agreements, representation or warranties contained in any Alarm Service Agreement or in such MPA;
     (fff) with respect to MPAs, if such Loan is a Security System Loan, such Loan has an original term to maturity and full amortization of not more than 84 months;
     (ggg) there is no restriction on the Originator’s ability to direct the Underlying Debtors to make all payments to one of the Lock-Boxes or directly to one of the Lock-Box Accounts;
     (hhh) the Loan Rating of such Loan is 1, 2, 3 or 4; and
     (iii) if such Loan was acquired by the Originator from a third party, such Loan was purchased for a price equal to or greater than 90% of par, provided that Loans purchased for a price lower than 90% of par (but not lower than 85% of par) may comprise 7.5% of the Aggregate Outstanding Loan Balance.
“Eligible Obligor” means, on any date of determination, any Obligor that (i) is a business organization (and not a natural person) that is duly organized and validly existing under the laws of, its jurisdiction of organization, (ii) is a legal operating entity or holding company (except in the case of a Loan to an SPE Obligor), (iii) is not a Governmental Authority, (iv) is not an Affiliate (other than in the case of an SPE Obligor) of the Originator, the Servicer, the Trust Depositor or the Issuer, (v) is not the subject of an Insolvency Proceeding, (vi) is not an Obligor of a Charged-Off Loan or Delinquent Loan; provided that an Obligor with respect to a Charged-Off Loan or a Delinquent Loan shall cease to be disqualified under this clause (vi) as of the date that each Loan which caused such Obligor to be so disqualified has become a performing Loan and maintained such status for a period of 12 consecutive months.

“Eligible Repurchase Obligations” means repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in clauses (c)(ii) and (c)(iv) of the definition of Permitted Investments.
“Event of Default” shall have the meaning specified in Section 5.01 of the Indenture.
“Exchange Act” means the Securities Exchange Act of 1934, as amended or supplemented from time to time.
“FDIC” shall mean the Federal Deposit Insurance Corporation and any successor thereto.
“Fidelity Bond” shall have the meaning given to such term in Section 5.04.
“Final Maturity Date” means March 20, 2017.
“Finance Charges” means, with respect to any Loan, any interest or finance charges owing by an Obligor pursuant to or with respect to such Loan.
“First Lien Asset Based Term Loan” means any Term Loan that the Servicer reasonably believes has a Loan-to-Value of less than 100% and is secured by a first lien over the property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Loan.
“Fitch” means Fitch, Inc. and its subsidiaries or any successor or successors thereto.
“Fitch Rating” means, for any Loan, the rating assigned to such Loan by Fitch, as updated from time to time by Fitch.
“Fitch Rating Condition” means, with respect to any action or series of related actions or proposed transaction or series of proposed transactions, that Fitch shall have notified the Trust Depositor, the Servicer, the Owner Trustee and the Indenture Trustee in writing that such action or series of related actions or the consummation of such proposed transaction or series of related transactions will not result in a reduction or withdrawal of the then-current rating issued by Fitch with respect to any outstanding Class of Notes as a result of such action or series of related actions or the consummation of such proposed transaction or series of related transactions.
“Fitch Rating Factor” means, for any Loan with a Fitch Rating, the number set forth below under the heading “Fitch Rating Factor” across from the Fitch Rating of such Loan or, in the case of a rating assigned by Fitch at the request of the Issuer (or the Servicer on behalf of the Issuer), the Fitch Rating Factor as assigned by Fitch.

Fitch Rating of Loan	Fitch Rating Factor
AAA	0.19
AA+	0.57
AA	0.89
AA-	1.15

Fitch Rating of Loan	Fitch Rating Factor
A+	1.65
A	1.85
A-	2.44
BBB+	3.13
BBB	3.74
BBB-	7.26
BB+	10.18
BB	13.53
BB-	18.46
B+	22.84
B	27.67
B-	34.98
CCC+	43.36
CCC	48.52
CC	77.00
C	95.00
DDD-D	100.00
“Fitch Weighted Average Rating Factor” means, as of any Measurement Date, the percentage obtained by dividing (a) the sum of the products obtained by multiplying the Outstanding Loan Balance of each Loan (excluding any Delinquent Loans) by its Fitch Rating Factor as of such date by (b) the Aggregate Outstanding Loan Balance of all Loans owned by the Issuer (excluding any Delinquent Loans) as of such date.
“Fitch Weighted Average Rating Factor Test” means a test that will be satisfied, as of the Cut-Off Date for any Substitute Loan(s), if the Fitch Weighted Average Rating Factor of the Loan Pool, after giving effect to the proposed substitution, is less than or equal to the Fitch Weighted Average Rating Factor of the Loan Pool prior to giving effect to the Substitute Loan (as determined after giving effect to all Substitute Loans to be included in the Loan Pool as of such Cut-Off Date).
“Fixed Rate Adjustment Amount” means, as of any Measurement Date, an amount (which may be negative) equal to a fraction (expressed as a percentage), the numerator of which is equal to the product of (a) (i) the Weighted Average Coupon for such Measurement Date minus (ii) 10%, and (b) the sum of the Outstanding Loan Balances of all Fixed Rate Loans (excluding any Charged-Off Loans and Delinquent Loans) in the Loan Pool as of such Measurement Date and the denominator of which is equal to the sum of the Outstanding Loan Balances of all Floating LIBOR Rate Loans, Floating Prime Rate Loans and Blended Rate Loans (excluding any Charged-Off Loans and Delinquent Loans) in the Loan Pool as of such Measurement Date, in each case solely to the extent that the Fixed Rate Adjustment Amount is included in the calculation of the Weighted Average LIBOR Spread as of such Measurement Date.
“Fixed Rate Loan” means a Loan, other than a Floating Rate Loan, where the Loan Rate payable by the Obligor thereunder is expressed as a fixed rate of interest.

“Floating LIBOR Rate Loan” means, as of any date of determination, a Loan where the Loan Rate payable by the Obligor thereof in respect of the majority of the Outstanding Loan Balance of such Loan is based on the Loan LIBOR Rate plus some specified percentage in addition thereto, and the Loan provides that such Loan Rate will reset upon any change in the related Loan LIBOR Rate.
“Floating Prime Rate Loan” means, as of any date of determination, a Loan where the Loan Rate payable by the Obligor thereof in respect of the majority of the Outstanding Loan Balance of such Loan is based on the Loan Prime Rate plus some specified percentage in addition thereto, and the Loan provides that such Loan Rate will reset upon any change in the related Loan Prime Rate.
“Floating Rate Loan” means a Floating Prime Rate Loan or a Floating LIBOR Rate Loan.
“Foreclosed Property” means Related Property acquired by the Issuer for the benefit of the Securityholders in foreclosure or by deed in lieu of foreclosure or by other legal process.
“Foreclosed Property Disposition” means the final sale of a Foreclosed Property or of Repossessed Collateral. The proceeds of any “Foreclosed Property Disposition” constitute part of the definition of Liquidation Proceeds.
“Fully Funded Term Loan” means a Term Loan that is fully funded as of the Cut–Off Date.
“Funding I Transaction” means the transactions contemplated by the Fourth Amended and Restated Loan Certificate and Servicing Agreement, dated as of May 28, 2004, among CapitalSource Funding LLC, as the seller, the Originator, as the originator and the servicer, Variable Funding Capital Company LLC (f/k/a Variable Funding Capital Corporation), Harris Nesbitt Corp., as administrative agent, each of the purchasers and purchaser agents from time to time party thereto, and Wells Fargo Bank, National Association, as amended, modified, restated, waived or supplemented from time to time, and all documents executed in connection therewith and all transactions contemplated thereby.
“Funding II Transaction” means the Note Purchase Agreement, dated as of September 17, 2003, among CapitalSource Funding II Trust, CS Funding II Depositor LLC, the Originator and Citigroup Global Markets Realty Corp., as amended, modified, restated, waived or supplemented from time to time, and all documents executed in connection therewith and all transactions contemplated thereby.
“Funding III Transaction” means the Sale and Servicing Agreement, dated as of April 20, 2004, by and among CapitalSource Funding III LLC, the Originator, the Servicer, Variable Funding Capital Company LLC (f/k/a Variable Funding Capital Corporation), the other Commercial Paper Conduits from time to time party thereto, Wachovia Capital Markets, LLC and Wells Fargo Bank, National Association, as amended, modified, restated, waived or supplemented from time to time, and all documents executed in connection therewith and all transactions contemplated thereby.
“Funding V Transaction” means the Credit Agreement, dated as of June 30, 2005, among CapitalSource Funding V Trust, CS Funding V Depositor Inc., the Originator and JPMorgan

Chase Bank, N.A., as amended, modified, restated, waived or supplemented from time to time, and all documents executed in connection therewith and all transactions contemplated thereby.
“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.
“Group I Country” means any of The Netherlands, the United Kingdom, Australia and New Zealand.
“Group II Country” means any of Germany, Ireland, Sweden, and Switzerland.
“Group III Country” means any of Austria, Belgium, Denmark, Finland, France, Iceland, Liechtenstein, Luxembourg, Norway and Spain.
“Highest Required Investment Category” means (a) with respect to ratings assigned by Fitch (if such investment is rated by Fitch), “F1+” for short-term instruments and “AAA” for long–term instruments, (b) with respect to ratings assigned by Moody’s, “Aa2” or “P-1” for one-month instruments, “Aa2” and “P-1” for three-month instruments, “Aa2” and “P-1” for six-month instruments and “Aaa” and “P-1” for instruments with a term in excess of six-months, and (c) with respect to rating assigned by S&P, “A-1+” for short–term instruments and “AAA” for long-term instruments.
“Holder” means (a) with respect to a Certificate, the Person in whose name such Certificate is registered in the Certificate Register, and (b) with respect to a Note, the Person in whose name such Note is registered in the Note Register.
“Indebtedness” means, with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, and (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.
“Indenture” means the Indenture, dated as of April 12, 2007, between the Issuer and the Indenture Trustee, as such Indenture may be amended, modified, waived, supplemented or restated from time to time.
“Indenture Trustee” means the Person acting as Indenture Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.
“Independent” means, when used with respect to any specified Person, the Person (a) is in fact independent of the Issuer, any other obligor on the Notes, the Trust Depositor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Trust Depositor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Trust Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, trustee, partner, director or person performing similar functions.
“Independent Accountants” shall have the meaning given to such term in Section 9.04.
“Individual Notes” shall have the meaning specified in the Indenture.
“Ineligible Loan” shall have the meaning given to such term in Section 11.01.
“Initial Aggregate Outstanding Loan Balance” means the Aggregate Outstanding Loan Balance (measured as of the Initial Cut-Off Date) of the Loans transferred to the Issuer on the Closing Date.
“Initial Class A Principal Balance” means $586,000,000.
“Initial Class B Principal Balance” means $20,000,000.
“Initial Class C Principal Balance” means $84,000,000.
“Initial Class D Principal Balance” means $48,000,000.
“Initial Class E Principal Balance” means $34,000,000.
“Initial Class F Principal Balance” means $28,000,000.
“Initial Cut-Off Date” means February 28, 2007.
“Initial Loan Assets” means any assets acquired by the Issuer from the Trust Depositor on the Closing Date pursuant to Section 2.01, which assets shall include the Trust Depositor’s right, title and interest in the following:
     (i) the Initial Loans, all payments paid in respect thereof and all monies due, to become due or paid in respect thereof accruing on and after the Initial Cut-Off Date and all Net Liquidation Proceeds and recoveries thereon, in each case as they arise after the Initial Cut-Off Date, but not including the Retained Interest or Interest Collections received prior to the Initial Cut-Off Date;
     (ii) all security interests and Liens and Related Property subject thereto from time to time purporting to secure payment by Obligors under such Loans;
     (iii) all guaranties, indemnities and warranties, and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;
     (iv) the Trust Accounts, and each Obligor Lock-Box, each Obligor Lock-Box Account and the Lock-Box Account, together with all cash and investments in each of the foregoing;

     (v) all collections and records (including Computer Records) with respect to the foregoing;
     (vi) all documents relating to the applicable Loan Files; and
     (vii) all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to the foregoing, but excluding any Retained Interest.
“Initial Loans” means those Loans conveyed to the Issuer on the Closing Date and identified on the initial List of Loans required to be delivered pursuant to Section 2.02(d).
“Initial Purchasers” means collectively Citigroup, JPMorgan, Banc of America Securities, BMO Capital Markets, Credit Suisse, Deutsche Bank Securities, Morgan Stanley, SG CIB, SunTrust and Wachovia Securities.
“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding–up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed or undismissed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.
“Insolvency Laws” means the Bankruptcy Code of the United States and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.
“Insolvency Proceeding” means any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.
“Insurance Policy” means, with respect to any Loan, an insurance policy covering liability and physical damage to or loss of the Related Property, including, but not limited to, title, hazard, life, accident and/or flood insurance policies.

“Insurance Proceeds” means, depending on the context, any amounts payable or any payments made under any Insurance Policy covering a Loan, Related Property, Repossessed Collateral or Foreclosed Property which are not applied or paid by the Obligor or the Servicer, as applicable, to the restoration or repair of the Related Property or released to the Obligor, or another creditor or any other Person in accordance with Applicable Law, the Required Loan Documents, the Credit and Collection Policy, or this Agreement, net of costs of collection.
“Interest Accrual Period” means the period commencing on a Payment Date and ending on the day immediately preceding the next Payment Date (or, with respect to the first Payment Date, the period commencing on the Closing Date and ending on the day before the first Payment Date).
“Interest Amount” means, with respect to any Payment Date, the Class A Interest Amount, the Class B Interest Amount, the Class C Interest Amount, the Class D Interest Amount and the Class E Interest Amount payable on such Payment Date, collectively and as applicable.
“Interest Collection Account” means a sub–account of the Principal and Interest Account established and maintained pursuant to Section 7.03(a).
“Interest Collections” means the aggregate of:
     (a) amounts deposited into the Principal and Interest Account in respect of:
     (i) all payments received on or after the first day of the month in which the Closing Date occurs on account of interest on the Loans (including Finance Charges, fees and the deferred interest component of a Deferred Interest Loan) and all late payment, default and waiver charges;
     (ii) Net Liquidation Proceeds;
     (iii) Insurance Proceeds (other than amounts to be applied to the restoration or repair of the Related Property, or released or to be released to the Obligor or others);
     (iv) Released Mortgaged Property Proceeds and any other proceeds from any other Related Property securing the Loans (other than amounts released or to be released to the Obligor or others); and
     (v) the interest portion of any amounts received (x) in connection with the purchase or repurchase of any Loan and the amount of any adjustment for substituted Loans and (y) any Scheduled Payment Advances that the Servicer determines to make; plus
     (b) Investment Earnings on funds invested in Permitted Investments or held in the Trust Accounts; minus
     (c) the amount of any losses incurred in connection with investments in Permitted Investments.

“Interest Shortfall” means, with respect to each Class of Offered Notes and any Payment Date, as applicable, an amount equal to the excess, if any, of (i) the Interest Amount with respect to such Class of Notes over (ii) the amount of interest actually paid to such Class of Notes, together with the unpaid portion of any such excess from prior Payment Dates (and interest accrued thereon at the then applicable Note Interest Rate for such Class).
“Investment Earnings” means the investment earnings (net of losses and investment expenses) on amounts on deposit in the Principal and Interest Account, the Note Distribution Account and the Reserve Fund, to be credited to the Principal and Interest Account on the applicable Payment Date pursuant to Section 7.01 and Section 7.03.
“Ireland Paying Agent” means the Person acting as Ireland Paying Agent hereunder and its successors in interest.
“Irish Stock Exchange” means the Irish Stock Exchange and any successor securities exchange thereto on which the Listed Notes may be listed for trading.
“Issuer” means the trust created by the Trust Agreement and funded pursuant to this Agreement, consisting of the Loan Assets.
“JPMorgan” means J.P. Morgan Securities Inc.
“Leverage Ratio” means, with respect to any Payment Date a fraction, the numerator of which is (a) the sum of (i) the Outstanding Principal Balance of the Class A Notes plus (ii) the Outstanding Principal Balance of the Class B Notes plus (iii) the Outstanding Principal Balance of the Class C Notes plus (iv) Outstanding Principal Balance of the Class D Notes plus (v) the Outstanding Principal Balance of the Class E Notes in each case as of the prior Payment Date (after giving effect to all distributions to the Notes on such Payment Date) and the denominator of which is (b) the Aggregate Outstanding Loan Balance as of the Determination Date related to the prior Payment Date.
“LIBOR” shall have the meaning given to such term in Section 7.06.
“LIBOR Determination Date” shall have the meaning given to such term in Section 7.06.
“LIBOR Spread” means, as of any date of determination:
(a) in the case of any Floating LIBOR Rate Loan or any Blended Rate Loan, the excess, if any, of the Loan Rate on such Loan over One-Month LIBOR as of such date; and
(b) in the case of any Floating Prime Rate Loan, the excess, if any, of the Loan Rate on such Loan over One-Month LIBOR as of such date;
provided that for purposes of determining the LIBOR Spread with respect to any Loan, (i) no contingent payment of interest will be included in such calculation, and (ii) any Loan Rate shall exclude any portion of the interest that is currently being deferred in violation of the terms of the related loan documents.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing (including any UCC financing statement or any similar instrument filed against a Person’s assets or properties).
“Liquidation Expenses” means, with respect to any Loan, the aggregate amount of all out–of–pocket expenses reasonably incurred by the Servicer (including amounts paid to any Subservicer) and any reasonably allocated costs of counsel (if any), in each case in accordance with the Servicer’s customary procedures in connection with the repossession, refurbishing and disposition of any Related Property securing such Loan upon or after the expiration or earlier termination of such Loan and other out–of–pocket costs related to the liquidation of any such Related Property, including the attempted collection of any amount owing pursuant to such Loan if it is a Charged–Off Loan, and, if requested by the Indenture Trustee, the Servicer and Originator must provide to the Indenture Trustee a breakdown of the Liquidation Expenses for any Loan along with any supporting documentation therefor; provided that to the extent any such “Liquidation Expenses” relate to any Loan with a Retained Interest, such expenses shall be allocated pro rata to such Loan based on the Outstanding Loan Balance of such Loan included in the Loan Pool and the outstanding loan balance of the Retained Interest.
“Liquidation Proceeds” means, with respect to any Charged-Off Loan, whatever is receivable or received when such Loan or the Related Property is sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all amounts representing late fees and penalties.
“Liquidation Report” shall have the meaning given to such term in Section 5.03(c).
“List of Loans” means the list identifying each Loan constituting part of the Loan Assets, which list shall consist of the initial List of Loans reflecting the Initial Loans transferred to the Issuer on the Closing Date, together with any Subsequent List of Loans amending the most current List of Loans reflecting the Substitute Loans transferred to the Issuer on the related Subsequent Transfer Date (together with, if applicable, a deletion from such list of the related Loan or Loans identified on the corresponding Addition Notice with respect to which a Substitution Event has occurred), and which list in each case (a) identifies by account number each Loan included in the Loan Pool, and (b) sets forth as to each such Loan (i) the Obligor number, (ii) the Loan number, (iii) the Outstanding Loan Balance as of the related Cut-Off Date, and (iv) the maturity date, and which list (as in effect on the Closing Date) is attached to this Agreement as Exhibit G.
“Listed Notes” means the Class A Notes, Class B Notes, Class C Notes and Class D Notes.
“Loan” means, to the extent transferred by the Trust Depositor to the Issuer, an individual loan to an Obligor, or portion thereof made or purchased by the Originator, including, as applicable, Assigned Loans, Agented Loans, MPAs, Participation Loans and Substitute Loans.
“Loan Assets” means, collectively and as applicable, the Initial Loan Assets and the Substitute Loan Assets.

“Loan Checklist” means the list delivered by the Trust Depositor to the Indenture Trustee pursuant Section 2.07 of this Agreement that identifies the items contained in the related Loan File.
“Loan Files” means, with respect to any Loan and Related Property, each of the Required Loan Documents and duly executed originals (to the extent required by the Credit and Collection Policy) and copies of any other Records relating to such Loan and Related Property.
“Loan LIBOR Rate” means, with respect to any Floating LIBOR Rate Loan the London interbank offered rate for deposits in U.S. dollars for the applicable maturity, as and when determined in accordance with the Required Loan Documents for such Loan.
“Loan Pool” means, as of any date of determination, all outstanding Loans owned by the Issuer (including Initial Loans and any Substitute Loans), and excluding any such Loans that (a) have been reconveyed by the Issuer to the Trust Depositor, and concurrently by the Trust Depositor to the Originator, pursuant to Section 11.02 hereof or (b) have been paid (or prepaid) in full.
“Loan Prime Rate” means, with respect to any Loan the rate designated as the “prime rate” or “base rate,” as and when determined in accordance with the Required Loan Documents for such Loan.
“Loan Rate” means, for each Loan in a Due Period, the current cash pay interest rate for such Loan in such period, as specified in the related Required Loan Documents.
“Loan Rate Index” means (a) in the case of a Floating Prime Rate Loan, the Loan Prime Rate, (b) in the case of a Floating LIBOR Rate Loan, the Loan LIBOR Rate and (c) in the case of a Fixed Rate Loan, a fixed rate of interest.
“Loan Rating” means, for each Loan in the Loan Pool, the rating assigned to such Loan by CapitalSource by applying its comprehensive loan rating matrix to characterize the risk and level of each loan. The loan rating matrix is customized for the different array of products offered by each lending unit, but without exception evaluates the same three areas, which are (i) credit factors, (ii) collateral factor, and (iii) financial reporting. The following is a description of the conditions associated with each Loan Rating, which must be affirmed by CapitalSource’s credit operations and services group and is then used to determine the level of servicing required:

Loan
Rating	Summary Description
1	“Investment Grade” (based on structure, collateral or credit)

2	Very high quality credit in all respects, supported by a combination of strong collateral and cash flow

3	Strong credit or collateral position

4	Acceptable collateral or credit position with enhanced monitoring

5	Problem loan, with limited credit risk

6	Active work-out; expectation of credit loss

“Loan Register” means, with respect to each Noteless Loan, the register in which the agent or collateral agent on such Loan will record, among other things, (i) the amount of such Loan, (ii) the amount of any principal or interest due and payable or to become due and payable from the Obligor thereunder, (iii) the amount of any sum in respect of such Loan received from the Obligor and each lender’s share thereof, (iv) the date of origination of such Loan and (v) the maturity date of such Loan.
“Loan Sale Agreement” means the Commercial Loan Sale Agreement, dated as of the date hereof, between the Originator and the Trust Depositor, as such agreement may be amended, modified, waived, supplemented or restated from time to time.
“Loan-to-Value” means, with respect to any Loan, as of any date of determination, the percentage equivalent of a fraction (i) the numerator of which is equal to the maximum availability (as provided in the applicable loan documentation) of such Loan as of the date of its origination and (ii) the denominator of which is equal to the total discounted collateral value of the Related Property securing such Loan.
“Lock-Box” means the post office box to which Collections are remitted for retrieval by the Lock–Box Bank and deposited by such Lock–Box Bank into the Lock–Box Account, the details of which are contained in Schedule I, as such schedule may be amended from time to time.
“Lock-Box Accounts” means the accounts maintained at Bank of America, N.A. in the name of CapitalSource Funding Inc. for the purpose of receiving Collections, including but not limited to Collections from the Obligor Lock–Boxes, the details of which are contained in Schedule I, as such schedule may be amended from time to time.
“Lock-Box Agreement” means the Fourth Amended and Restated Three Party Agreement Relating to Lockbox Services and Control (with Activation Upon Notice), dated as of November 25, 2003, among Wells Fargo, as the indenture trustee, Bank of America, N.A., as the lockbox bank, Wachovia Capital Markets, LLC, as the administrative agent thereof, CapitalSource Finance, as the originator, as the original servicer and as the lockbox servicer, and CapitalSource Funding Inc., as the owner of the account and as the owner of the lockbox, as amended, modified, waived, supplemented or restated from time to time.
“Lock-Box Bank” means Bank of America, N.A.
“London Banking Day” means any day on which dealings in deposits in Dollars are transacted in the London interbank market and which is a Business Day.
“Low Coupon Deferred Interest Loan” means a Deferred Interest Loan that (a) if such Loan is a Fixed Rate Loan, carries a current cash pay interest rate of less than 5% per annum or (b) if such Loan is a Floating Prime Rate Loan, a Floating LIBOR Rate Loan, or a Blended Rate Loan bearing a Loan Rate determined by reference to a Loan Prime Rate or Loan LIBOR Rate, carries a LIBOR Spread of less than 2% per annum.

“Majority Noteholders” means, as of any date of determination (a) prior to the payment in full of the Offered Notes, the Noteholders evidencing more than 50% of the aggregate Outstanding Principal Balance of all Offered Notes (voting as a single Class) and (b) from and after the payment in full of the Offered Notes, the Class F Noteholders evidencing more than 50% of the aggregate Outstanding Principal Balance of the Class F Notes.
“Margin Stock” means “Margin Stock” as defined under Regulation U issued by the Board of Governors of the Federal Reserve System.
“Material Modification” means:
     (i) a termination or release (including pursuant to prepayment), or an amendment, modification or waiver, or equivalent similar undertaking or agreement, by the Servicer with respect to a Loan that would not otherwise be permitted under the standards and criteria set forth in Section 5.02(e); or
     (ii) a termination or release (including pursuant to prepayment), or an amendment, modification or waiver, or equivalent similar undertaking or agreement, by the Servicer with respect to a Loan that is entered into for reasons related to the inability of the applicable Obligor to make payments of principal (excluding payments of principal consisting of excess cash flow sweeps) or interest under such Loan, as determined in accordance with the Credit and Collection Policy.
“Measurement Date” means each Cut-Off Date with respect to a Substitute Loan.
“Monthly Report” shall have the meaning given to such term in Section 9.01.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Moody’s Default Probability Rating” means, with respect to any Loan as of any date of determination, the rating determined in the following order of priority:
     (a) with respect to a Moody’s Senior Secured Loan:
     (i) if the Obligor has a Moody’s corporate family rating, such Moody’s corporate family rating;
     (ii) if the preceding clause (a)(i) does not apply, the Moody’s Obligation Rating of such Loan;
     (iii) if the preceding clauses (a)(i) and (a)(ii) do not apply, the Moody’s rating that is one rating subcategory above the current outstanding Assigned Moody’s Rating for a senior unsecured obligation of the Obligor of such Loan; and
     (iv) if the preceding clauses (a)(i), (a)(ii) and (a)(iii) do not apply, the Moody’s rating that is one rating subcategory above the Moody’s Equivalent Senior Unsecured Rating of such Loan; and

     (b) with respect to any Loan that is not a Moody’s Senior Secured Loan:
     (i) if the Obligor has a senior unsecured obligation with an Assigned Moody’s Rating, such rating; and
     (ii) if the preceding clause (b)(i) does not apply, the Moody’s Equivalent Senior Unsecured Rating of the Loan.
     Notwithstanding the foregoing, if the Moody’s rating or ratings used to determine the Moody’s Obligation Rating referred to above are on watch for downgrade or upgrade by Moody’s, such rating or ratings will be adjusted down one subcategory (if on watch for downgrade) or up one subcategory (if on watch for upgrade).
     “Moody’s Equivalent Senior Unsecured Rating” means, with respect to any Loan as of any date of determination, the rating determined in the following order of priority:
     (a) if the Obligor has a senior unsecured obligation with an Assigned Moody’s Rating, such Assigned Moody’s Rating;
     (b) if the preceding clause (a) does not apply, the Moody’s “issuer rating” for the Obligor;
     (c) if the preceding clauses (a) and (b) do not apply, but the Obligor has a subordinated obligation with an Assigned Moody’s Rating, then:
     (i) if such Assigned Moody’s Rating is at least “B3” (and, if rated “B3,” not on watch for downgrade), the Moody’s Equivalent Senior Unsecured Rating will be the rating that is one rating subcategory higher than such Assigned Moody’s Rating; or
     (ii) if such Assigned Moody’s Rating is less than “B3” (or rated “B3” and on watch for downgrade), the Moody’s Equivalent Senior Unsecured Rating will be such Assigned Moody’s Rating;
     (d) if the preceding clauses (a), (b) and (c) do not apply, but the Obligor has a senior secured obligation with an Assigned Moody’s Rating, then:
     (i) if such Assigned Moody’s Rating is at least “Caa3”(and if rated “Caa3” is not on watch for downgrade), then the Moody’s Equivalent Senior Unsecured Rating will be the rating that is one subcategory below such Assigned Moody’s Rating; or
     (ii) if such Assigned Moody’s Rating is less than “Caa3” (or rated “Caa3” and on watch for downgrade), then the Moody’s Equivalent Senior Unsecured Rating will be “C”;
     (e) if the preceding clauses (a) through (d) do not apply, but such Obligor has a Moody’s corporate family rating, the Moody’s Equivalent Senior Unsecured Rating will be one rating subcategory below such Moody’s corporate family rating;

     (f) if the preceding clauses (a) through (e) do not apply, but such Obligor has a senior unsecured obligation (other than a bank loan) with a monitored public rating from S&P (without any postscripts, asterisks or other qualifying notations, that addresses the full amount of principal and interest promised), then the Moody’s Equivalent Senior Unsecured Rating will be:
     (i) one rating subcategory below the Moody’s equivalent of such S&P rating if it is “BBB-” or higher, or
     (ii) two rating subcategories below the Moody’s equivalent of such S&P rating if it is “BB+” or lower;
     (g) if the preceding clauses (a) through (f) do not apply, but the Obligor has a subordinated obligation (other than a bank loan) with a monitored public rating from S&P (without any postscripts, asterisks or other qualifying notations, that addresses the full amount of principal and interest promised), then the Assigned Moody’s Rating will be deemed be:
     (i) one rating subcategory below the Moody’s equivalent of such S&P rating if it is “BBB-” or higher; or
     (ii) two rating subcategories below the Moody’s equivalent of such S&P rating if it is “BB+” or lower;
     and the Moody’s Equivalent Senior Unsecured Rating will be determined pursuant to clause (c) of this definition;
     (h) if the preceding clauses (a) through (g) do not apply, but the Obligor has a senior secured obligation with a monitored public rating from S&P (without any postscripts, asterisks or other qualifying notations, that addresses the full amount of principal and interest promised), then the Assigned Moody’s Rating will be deemed to be:
     (i) one rating subcategory below the Moody’s equivalent of such S&P rating if it is “BBB-” or higher; or
     (ii) two rating subcategories below the Moody’s equivalent of such S&P rating if it is “BB+” or lower;
and the Moody’s Equivalent Senior Unsecured Rating will be determined pursuant to clause (d) of this definition;
     (i) if the preceding clauses (a) through (h) do not apply and each of the following clauses (i) through (viii) do apply, the Moody’s Equivalent Senior Unsecured Rating will be “Caa1”:
     (i) neither the Obligor nor any of its Affiliates is subject to reorganization or bankruptcy proceedings;
     (ii) no debt securities or obligations of the Obligor are in default;

     (iii) neither the Obligor nor any of its Affiliates has defaulted on any debt during the preceding two years;
     (iv) the Obligor has been in existence for the preceding five years;
     (v) the Obligor is current on any cumulative dividends;
     (vi) the fixed-charge ratio for the Obligor exceeds 125% for each of the preceding two fiscal years and for the most recent quarter;
     (vii) the Obligor had a net profit before tax in the past fiscal year and the most recent quarter; and
     (viii) the annual financial statements of such Obligor are unqualified and certified by a firm of Independent Accountants, and quarterly statements are unaudited but signed by a corporate officer;
     (j) if the preceding clauses (a) through (i) do not apply but each of the following clauses (i) and (ii) do apply, the Moody’s Equivalent Senior Unsecured Rating will be “Caa3”:
     (i) neither the Obligor nor any of its Affiliates is subject to reorganization or bankruptcy proceedings; and
     (ii) no debt security or obligation of such Obligor has been in default during the past two years; and
     (k) if the preceding clauses (a) through (j) do not apply and a debt security or obligation of the Obligor has been in default during the past two years, the Moody’s Equivalent Senior Unsecured Rating will be “Ca.”
Notwithstanding the foregoing, no more than 10% of the Initial Aggregate Outstanding Loan Balance may be given a Moody’s Equivalent Senior Unsecured Rating based on a rating given by S&P as provided in clauses (h), (i) and (j) above as of any date of determination.
“Moody’s Non-Senior Secured Loan” means any Loan other than a Moody’s Senior Secured Loan.
“Moody’s Obligation Rating” means, with respect to any Loan as of any date of determination, the rating determined in the following order of priority:
     (a) with respect to a Moody’s Senior Secured Loan:
     (i) if it has an Assigned Moody’s Rating, such Assigned Moody’s Rating; or
     (ii) if the preceding clause (a)(i) does not apply, the rating that is one rating subcategory above the Moody’s Equivalent Senior Unsecured Rating; and
     (b) with respect to a Loan other than a Moody’s Senior Secured Loan:

     (i) if it has an Assigned Moody’s Rating, such Assigned Moody’s Rating; or
     (ii) if the preceding clause (b)(i) does not apply, the Moody’s Equivalent Senior Unsecured Rating.
Notwithstanding the foregoing, if the Moody’s rating or ratings used to determine the Moody’s Obligation Rating are on watch for downgrade or upgrade by Moody’s, such rating or ratings will be adjusted downward by one subcategory (if on watch for downgrade) or up one subcategory (if on watch for upgrade).
“Moody’s Rating” means, with respect to any Loan as of any date of determination:
     (a) (i) the rating assigned to such Loan by Moody’s at the request of the Servicer or (ii) if such Loan has a public rating, such rating;
     (b) prior to the time that any Loan has been assigned a rating by Moody’s in the manner described in clause (a) above, other than with respect to a DIP Loan, the Moody’s Rating for such Loan shall be deemed to be the Moody’s Default Probability Rating for such Loan;
     (c) prior to the time that any Loan has been assigned a rating in the manner described in clauses (a) or (b) above, the Moody’s Rating of a Loan (other than a Deferred Interest Loan) may, in the Servicer’s discretion, be determined in accordance with Annex B attached hereto as of Closing Date or the related Cut-Off Date, as applicable, subject to the satisfaction of the qualifications set forth therein; provided that the Servicer shall re-determine and report to Moody’s the Moody’s Rating for each Loan with a Moody’s Rating determined pursuant to this clause (c) within 60 days after receipt by the Servicer on behalf of the Issuer of the annual financial statements from the related Obligor; provided further that not more than 20% of the Aggregate Outstanding Loan Balance may consist of Loans assigned a Moody’s Rating pursuant to this clause (c); and
     (d) prior to the time that any Loan has been assigned a rating in the manner described in clauses (a), (b) or (c) above, the Moody’s Rating of such Loan shall be deemed to be “Caa2.”
“Moody’s Rating Condition” means, with respect to any action or series of related actions or proposed transaction or series of proposed transactions, that Moody’s shall have notified the Trust Depositor, the Servicer, the Owner Trustee and the Indenture Trustee in writing that such action or series of related actions or the consummation of such proposed transaction or series of related transactions will not result in a reduction or withdrawal of the then-current rating by Moody’s with respect to any outstanding Class of Notes as a result of such action or series of related actions or the consummation of such proposed transaction or series of related transactions.
“Moody’s Rating Factor” means, for any Loan with a Moody’s Rating, the number set forth below under the heading “Moody’s Rating Factor” across from the Moody’s Rating of such Loan or, in the case of a rating assigned by Moody’s at the request of the Issuer (or the Servicer on behalf of the Issuer), the Moody’s Rating Factor as assigned by Moody’s.

Moody’s Rating of Loan	Moody’s Rating Factor
Aaa(1)	1
Aa1	10
Aa2	20
Aa3	40
A1	70
A2	120
A3	180
Baa1	260
Baa2	360
Baa3	610
Ba1	940
Ba2	1,350
Ba3	1,766
B1	2,220
B2	2,720
B3	3,490
Caa1	4,770
Caa2	6,500
Caa3	8,070
Ca	10,000
C	10,000

(1)	Includes any security issued or guaranteed as to the payment of principal and interest by the United States government or any agency or instrumentality thereof.
“Moody’s Recovery Rate” means, with respect to any Loan, as of any date of determination, the recovery rate for such Loan determined in the following manner:

     (a) with respect to any Loan other than a Broadly Syndicated Loan, the recovery rate specified by Moody’s for such Loan in writing; provided that (i) the Moody’s Recovery Rate for any Loan (other than a Deferred Interest Loan) for which the Moody’s Rating has been determined pursuant to clause (c) of the definition of “Moody’s Rating” shall be determined in accordance with Annex B hereto, and (ii) prior to the time that such recovery rate has been specified by Moody’s in writing or so determined, the Moody’s Recovery Rate with respect to such loan shall be deemed to be the percentage specified in the following table:

Moody’s Category	Recovery Rate
Type 1: U.S. or Canadian Obligor senior secured Loan with first priority perfected Lien	45%

Type 2: U.S. or Canadian Obligor senior secured “second lien” or “last-out” Loan	40%

Type 3: U.S. or Canadian Obligor senior unsecured Loan	30%

Type 4: U.S. or Canadian Obligor Structured Loan	0%

Type 5: Non-U.S., Non-Canadian Obligor any Loan	0%
     (b) with respect to any Broadly Syndicated Loan, unless Moody’s has specified a recovery rate for such Broadly Syndicated Loan in writing, the recovery rate determined pursuant to the table set forth below based on the number of rating subcategory differences between its Moody’s Obligation Rating and its Moody’s Default Probability Rating (for which purpose if the Moody’s Obligation Rating is higher than the Moody’s Default Probability Rating, the rating subcategories difference will be positive and if it is lower, negative):

		Moody’s Non-
	Moody’s Senior	Senior Secured
Ratings Subcategory	Secured Loan	Loan Recovery
Differential	Recovery Rate	Rate
+2 or more	60%	45%
+1	50%	42.5%
0	45%	40%
-1	40%	30%
-2	30%	15%
-3 or less	20%	10%
“Moody’s Senior Secured Loan” means any Loan that (a) is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by the related Obligor (other than with respect to liquidation preferences in respect of pledged collateral), and (b) is secured by a valid first priority perfected security interest in or lien on specified collateral (or all of the Obligor’s assets) securing the Obligor’s obligations under such Loan, which security interest or lien is not subordinate to the security interest or lien securing any other debt for borrowed money of the Obligor (other than with respect to liquidation preferences in respect of pledged collateral); provided that with respect to clauses (a) and (b) above, such right of payment, security interest or lien may be subordinate to Permitted Liens.
“Moody’s Weighted Average Rating” means, as of any Measurement Date, the number obtained by dividing (a) the sum of the products obtained by multiplying the Outstanding Loan Balance of each Loan by its Moody’s Rating Factor as of such date by (b) the aggregate Outstanding Loan Balance of all Loans owned by the Issuer as of such date.
“Moody’s Weighted Average Rating Factor Test” means a test that will be satisfied, as of the Cut-Off Date for any Substitute Loan(s), if the Moody’s Weighted Average Rating Factor of the Loan Pool, after giving effect to the proposed substitution, is less than or equal to the Moody’s Weighted Average Rating Factor of the Loan Pool prior to giving effect to the Substitute Loan (as determined after giving effect to all Substitute Loans to be included in the Loan Pool as of such Cut-Off Date).
“Moody’s Weighted Average Recovery Rate” means, as of any Measurement Date, the percentage (rounded up to the first decimal place) obtained by dividing (a) the sum of the products obtained by multiplying the Outstanding Loan Balance of each Loan by its Moody’s Recovery Rate, by (b) the aggregate Outstanding Loan Balance of all Loans owned by the Issuer as of such date.
“Moody’s Weighted Average Recovery Rate Test” means a test that will be satisfied, as of the Cut-Off Date for any Substitute Loan(s), if the Moody’s Weighted Average Recovery Rate of the Loan Pool, after giving effect to the proposed substitution, equals or exceeds the Moody’s Weighted Average Recovery Rate of the Loan Pool prior to giving effect to the Substitute Loan (as determined after giving effect to all Substitute Loans to be included in the Loan Pool as of such Cut-Off Date).
“Morgan Stanley” means Morgan Stanley & Co. Incorporated.
“Mortgage” means the mortgage, deed of trust or other instrument creating a Lien on a Mortgaged Property.
“Mortgaged Property” means the underlying real property, if any, and any improvements thereon on which a Lien is granted to secure a Loan.
“MPA” means any master purchase agreement between the SLP Financing Originator or the Originator and a Dealer, as supplemented and/or modified by one or more purchase statements, pursuant to which such Dealer has sold Alarm Service Agreements to the SLP Financing Originator or the Originator. With respect to any MPA:
     (a) references in this Agreement to “payments” due under a Loan shall mean all payments owed by the related Dealer under such MPA and (without duplication), to the extent not payable to the Dealer pursuant to such MPA, all payments owed by a customer under any Alarm Service Agreement sold pursuant to such MPA;
     (b) references in this Agreement to “principal” due on a Loan or “principal” of a Loan shall mean the aggregate amount of all purchase prices paid to the Dealer under such MPA for Alarm Service Agreements as reduced by any payments previously received by the “Purchaser” under such MPA and allocable to principal in accordance with such MPA;
     (c) references in this Agreement to “interest” on a Loan shall mean the portion of payments due under such MPA allocable to interest in accordance with such MPA;
     (d) references to “loan documents” or “loan documentation” shall include the related master purchase agreement, initial purchase statements, purchase statement, security agreement and other documents executed and delivered in connection with such MPA;
     (e) references in this Agreement to “maturity” or “maturity date” shall mean the date on which the Dealer is required under the MPA to repurchase all related Alarm Service Agreements;
     (f) references in this Agreement to “note” or “promissory note” means the related master purchase agreement and all related purchase statements; and
     (g) references in this Agreement to “Loans” shall include MPAs.
“NAICS Code” means the North American Industry Classification System Codes by at least four digits.
“Net Liquidation Proceeds” means Liquidation Proceeds relating to a Loan net of (a) any Liquidation Expenses relating to such Loan reimbursed to the Servicer therefrom pursuant to terms of this Agreement and (b) amounts required to be released to other creditors, including any other costs, expenses and taxes, or the related Obligor or grantor pursuant to Applicable Law or the governing Required Loan Documents.
“Net Purchased Loan Balance” means, as of any date of determination, an amount equal to (a) the aggregate Outstanding Loan Balance of all Loans conveyed by the Originator to the Trust Depositor under the Loan Sale Agreement prior to such date minus (b) the aggregate Outstanding Loan Balance of all Loans (other than Ineligible Loans) repurchased by the Originator or substituted pursuant to the Sale and Servicing Agreement prior to such date.
“Note” means any one of the notes of the Issuer of any Class executed and authenticated in accordance with the Indenture.
“Note Break-Even Loss Rate” means, with respect to any Class of Notes rated by S&P, at any time, the maximum percentage of defaults that the Current Portfolio or the Proposed Portfolio, as applicable, can sustain such that, after giving effect to S&P assumptions on recoveries and timing and to the Priority of Payments with respect to the Notes, will result in sufficient funds remaining for the ultimate payment of principal of and interest on such Class of Notes in full by its stated maturity date and the timely payment of interest on such Class of Notes.

“Note Distribution Account” means the interest bearing trust account so designated and established and maintained pursuant to Section 7.01.
“Note Interest Rate” means, as the context requires, any of the Class A Note Interest Rate, the Class B Note Interest Rate, the Class C Note Interest Rate, the Class D Note Interest Rate or the Class E Note Interest Rate.
“Note Register” shall have the meaning given to such term in Section 4.02(a) of the Indenture.
“Noteholders” means each Person in whose name a Note is registered in the Note Register.
“Noteless Loan” means a Loan with respect to which (i) the related loan agreement does not require the Obligor to execute and deliver an Underlying Note to evidence the indebtedness created under such Loan and (ii) no Underlying Notes are outstanding with respect to the portion of the Loan transferred to the Issuer.
“Notes Loss Differential” means, with respect to any Class of Notes rated by S&P, at any time, the rate calculated by subtracting the Class Scenario Loss Rate at such time from the Note Break-Even Loss Rate for such Class of Notes at such time.
“Obligor” means, with respect to any Loan, any Person or Persons obligated to make payments pursuant to or with respect to such Loan, including any guarantor thereof, but excluding, in each case, any such Person that is an obligor or guarantor that is in addition to the primary obligors or guarantors with respect to the assets, cash flows or credit of which the related Loan is principally underwritten.
“Obligor Lock–Box” means the post office box to which Collections are remitted with respect to certain Revolving Loans for retrieval by an Obligor Lock–Box Bank and deposited by such Obligor Lock–Box Bank into an Obligor Lock–Box Account, the details of which are contained in Schedule II, as such schedule may be amended from time to time.
“Obligor Lock–Box Accounts” means the accounts maintained for the purpose of receiving Collections on certain Revolving Loans and transferring such Collections to the Lock–Box, the details of which are contained in Schedule II, as such schedule may be amended from time to time.
“Obligor Lock–Box Bank” means any of the banks or other financial institutions holding one or more Obligor Lock–Box Accounts.
“OCC” means the Office of the Comptroller of the Currency.
“Offer” means, with respect to any security, (a) any offer by the issuer of such security or by any other Person made to all of the holders of such security to purchase or otherwise acquire such security (other than (i) pursuant to any redemption in accordance with the terms of the related underlying instruments or (ii) an A/B Exchange) or to convert or exchange such security into or for cash or for any other security or other property or (b) any solicitation by the issuer of such security or any other Person to amend, modify or waive any provision of such security or any related underlying instruments in any manner.

“Offered Notes” means the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes.
“Offering Memorandum” means the Offering Memorandum, dated April 5, 2007 prepared in connection with the offer and sale of the Offered Notes.
“Officer’s Certificate” means a certificate delivered to the Indenture Trustee signed by the Chief Executive Officer, the President, an Executive Vice President, a Senior Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries or other authorized signatory of the Trust Depositor, the Servicer, or the Owner Trustee (or another Person) on behalf of the Issuer, as required by this Agreement or any other Transaction Document.
“One–Month Index Maturity” shall have the meaning given to such term in Section 7.06.
“One–Month LIBOR” means LIBOR for the One-Month Index Maturity.
“Opinion of Counsel” means a written opinion of counsel, who may be outside counsel, or internal counsel (except with respect to federal securities law, tax law, bankruptcy law or UCC matters), for the Trust Depositor or the Servicer, from Patton Boggs LLP or other counsel reasonably acceptable to the Owner Trustee or the Indenture Trustee, as the case may be.
“Optional Repurchase” means a repurchase of the Notes pursuant to Section 10.01 of the Indenture.
“Originator” shall have the meaning given to such term in the Preamble.
“Outstanding” shall have the meaning given to such term in the Indenture.
“Outstanding Loan Balance” of a Loan means the excess of (a) the principal amount of such Loan, or portion thereof transferred to the Issuer, outstanding as of the applicable Cut–Off Date over (b) all Principal Collections received on such Loan, or portion thereof, transferred to the Issuer since the applicable Cut–Off Date; provided that for all purposes other than the determination of the Repurchase Amount: (i) any Loan charged–off pursuant to clauses (a), (b), (c), (e) and (f) of the definition of Charged–Off Loan will be deemed to have an Outstanding Loan Balance equal to zero; and (ii) all or the portion of any Loan charged–off pursuant to clause
(d) of the definition of Charged–Off Loan will be deemed to have an Outstanding Loan Balance equal to zero; and provided further that for any Deferred Interest Loan, the Outstanding Loan Balance of such Deferred Interest Loan shall exclude any Accreted Interest with respect thereto.
“Outstanding Principal Balance” means, as of date of determination and with respect to any Class of Notes, the original principal amount of such Class of Notes on the Closing Date, as reduced by (a) all amounts paid by the Issuer with respect to such principal amount up to such date and (b) without duplication, the aggregate principal amount of all Notes of such Class not deemed Outstanding as of such date.

“Overadvance” means an advance of funds by the Originator or any of its Affiliates to an Obligor under a Loan in excess of the availability under the facility related to such Loan at the time such advance is made.
“Owner Trustee” means the Person acting, not in its individual capacity, but solely as Owner Trustee, under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.
“Partially Funded Term Loan” means a Loan that is a closed–end multiple advance Loan that has not been fully funded as of the Cut–Off Date.
“Participation Loan” means a Loan to an Obligor, originated by the Originator and serviced by the Servicer in the ordinary course of its business, in which a participation interest has been granted to another Person in accordance with the Credit and Collection Policy and such transaction has been fully consummated, pursuant to a standard participation agreement.
“Paying Agent” shall have the meaning given to such term in Section 3.03 of the Indenture and Section 3.09 of the Trust Agreement.
“Payment Date” means the 20th day of each month or, if such 20th day is not a Business Day, the next succeeding Business Day, commencing May 21, 2007.
“Permitted Investments” with respect to any Payment Date means negotiable instruments or securities or other investments maturing on or before such Payment Date (a) which, except in the case of demand or time deposits, investments in money market funds and Eligible Repurchase Obligations, are represented by instruments in bearer or registered form or ownership of which is represented by book entries by a Clearing Agency or by a Federal Reserve Bank in favor of depository institutions eligible to have an account with such Federal Reserve Bank who hold such investments on behalf of their customers, (b) that, as of any date of determination, mature by their terms on or prior to the Payment Date immediately following such date of determination, and (c) that evidence:
     (i) direct obligations of, and obligations fully guaranteed as to full and timely payment by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States);
     (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Issuer’s investment or contractual commitment to invest therein, the commercial paper, if any, and short-term unsecured debt obligations (other than such obligation whose rating is based on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from each Rating Agency in the Highest Required Investment Category granted by such Rating Agency, which, in the case of Fitch, shall be “F1+”;

     (iii) commercial paper, or other short term obligations, having, at the time of the Issuer’s investment or contractual commitment to invest therein, a rating in the Highest Required Investment Category granted by each Rating Agency, which, in the case of Fitch, shall be “F1+”;
     (iv) demand deposits, time deposits or certificates of deposit that are fully insured by the FDIC and either have a rating on their certificates of deposit or short–term deposits from Moody’s and S&P of “P–1” and “A–1+”, respectively, and, if rated by Fitch, from Fitch of “F1+”;
     (v) notes that are payable on demand or bankers’ acceptances issued by any depository institution or trust company referred to in clause (ii) above;
     (vi) investments in taxable money market funds or other regulated investment companies having, at the time of the Issuer’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category from Moody’s, S&P and Fitch (if rated by Fitch) or otherwise subject to satisfaction of the Rating Agency Condition;
     (vii) time deposits (having maturities of not more than 90 days) by an entity the commercial paper of which has, at the time of the Issuer’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category granted by each Rating Agency;
     (viii) Eligible Repurchase Obligations with a rating acceptable to the Rating Agencies, which, in the case of Fitch, shall be “F1+” and in the case of S&P shall be “A-1+”; or
     (ix) any negotiable instruments or securities or other investments subject to satisfaction of the Rating Agency Condition.
Permitted Investments shall not include any instrument, security or investment (a) which is purchased at a price (excluding accrued interest) in excess of 100% of par, (b) which is subject to substantial non-credit risk as determined by the Servicer in its reasonable business judgment, (c) the S&P rating of which includes a “p”, “pi”, “q”, “r” or “t” subscript, (d) which is subject to an Offer, or (e) if the income from such obligation or security is or will be subject to deduction or withholding for or on account of any withholding or similar tax, unless the issuer is required to make gross up payments equal to the full amount of any such withholding tax, or the acquisition (including the manner of acquisition), ownership, enforcement or disposition of such obligation or security will subject the Issuer to net income tax in any jurisdiction other than its jurisdiction of incorporation. Permitted Investments may not include obligations secured by real property, including mortgage-backed securities. The Indenture Trustee may purchase or sell to itself or an Affiliate, as principal or agent, the Permitted Investments described above.
“Permitted Liens” means
     (a) with respect to Loans in the Loan Pool: (i) Liens in favor of the Trust Depositor created pursuant to the Loan Sale Agreement and transferred to the Issuer pursuant hereto, (ii)

Liens in favor of the Issuer created pursuant to this Agreement, and (iii) Liens in favor of the Indenture Trustee created pursuant to the Indenture and/or this Agreement; and
     (b) with respect to the interest of the Originator, the Trust Depositor and the Issuer in the Related Property: (i) materialmen’s, warehousemen’s, mechanics’ and other Liens arising by operation of law in the ordinary course of business for sums not due or sums that are being contested in good faith, (ii) purchase money security interests in certain items of equipment, (iii) Liens for state, municipal and other local taxes if such taxes shall not at the time be due and payable or if the Trust Depositor shall currently be contesting the validity thereof in good faith by appropriate proceedings, (iv) Liens in favor of the Trust Depositor created by the Originator and transferred by the Trust Depositor to the Issuer pursuant to this Agreement, (v) Liens in favor of the Issuer created pursuant to this Agreement, (vi) Liens in favor of the Indenture Trustee created pursuant to the Indenture and/or this Agreement, (vii) Liens held by senior lenders or lenders under Senior B-Note Loans with respect to any Subordinated Loans, (viii) contractually subordinated liens in favor of junior lenders to the same Obligor, and (ix) with respect to Agented Loans and Assigned Loans, Liens in favor of the collateral agent on behalf of all noteholders of such Obligor.
“Person” means any individual, corporation, estate, partnership, business or statutory trust, limited liability company, sole proprietorship, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof or other entity.
“Pooled Obligor Loans” means Loans to Obligors that are in turn collateralized by loans to multiple Underlying Debtors, including, without limitation, Underlying Debtors that are individuals, consumers and small businesses.
“Portfolio Acquisition and Disposition Requirements” means the satisfaction of the following criteria with respect to the purchase or substitution of a Loan:
     (a) such Loan, upon being acquired by the Issuer, is an Eligible Loan;
     (b) such Loan is being acquired, repurchased or substituted in accordance with the terms and conditions set forth in this Agreement;
     (c) the acquisition, repurchase or substitution of such Loan does not result in a reduction or withdrawal of the then-current rating issued by any Rating Agency on any Class of Notes then outstanding; and
     (d) such Loan is not being acquired, repurchased or substituted for the primary purpose of recognizing gains or decreasing losses resulting from market value changes.
“Portfolio Criteria” means the criteria set forth below:
     (a) the S&P CDO Monitor Test is satisfied;
     (b) the Fitch Weighted Average Rating Factor Test is satisfied;

     (c) the Moody’s Weighted Average Rating Factor Test is satisfied;
     (d) the Weighted Average LIBOR Spread Test is satisfied;
     (e) the Diversity Test is satisfied;
     (f) the Weighted Average Life Test is satisfied;
     (g) the Moody’s Weighted Average Recovery Rate Test is satisfied;
     (h) the S&P Weighted Average Recovery Rate Test is satisfied;
     (i) the percentage of the Aggregate Outstanding Loan Balance consisting of each type of Loan described in clauses (1) – (17) below is not greater after giving effect to the inclusion of all Substitute Loans to be included in the Loan Pool on the related Cut-Off Date than the percentage of the Aggregate Outstanding Loan Balance represented by the applicable type of Loan prior to giving effect to the proposed inclusion of all Substitute Loans to be included in the Loan Pool on such Cut-Off Date:
(1) Fixed Rate Loans;
(2) Subordinated Loans;
(3) unsecured Loans;
(4) Real Estate Loans and Structured Loans;
(5) Broadly Syndicated Loans;
(6) Loans that pay interest less frequently than monthly;
(7) Loans that pay interest less frequently than quarterly;
(8) Loans that pay interest less frequently than annually;
(9) Loans (other than Charged-Off Loans) with a Moody’s Rating of “Caa1” or lower;
(10) Loans (other than Charged-Off Loans) with a Moody’s Rating of “Caa3” or lower;
(11) Loans (other than Charged-Off Loans) with an S&P Rating of “CCC+” or lower;
(12) Loans (other than Charged-Off Loans) with an S&P Rating of “CCC-” or lower;
(13) Loans to Obligors organized under the laws of, or all or substantially all of the assets of which are located in, any country other than the United States;

(14) Loans to Obligors organized under the laws of, or all or substantially all of the assets of which are located in, Group I Countries, Group II Countries or Group III Countries;
(15) Loans to a single Obligor organized under the laws of, or all or substantially all of the assets of which are located in, a Group II Country or a Group III Country;
(16) Loans to a single Obligor; and
(17) Low Coupon Deferred Interest Loans.
     Compliance with the above criteria will be determined, in the case of a Measurement Date relating to any Substitute Loan, after giving effect to the acquisition or substitution of all Substitute Loans on such date.
“Prepayments” means any and all full prepayments, including prepayment premiums, on or with respect to a Loan (including, with respect to any Loan and any Due Period, any Scheduled Payment, Finance Charge or portion thereof that is due in a subsequent Due Period that the Servicer has received and expressly permitted the related Obligor to make in advance of its scheduled due date, and that will be applied to such Scheduled Payment on such due date).
“Principal and Interest Account” means the interest bearing trust account so designated and established and maintained pursuant to Section 7.03.
“Principal Collection Account” means a sub–account of the Principal and Interest Account established and maintained pursuant to Section 7.03(a).
“Principal Collections” means amounts deposited into the Principal and Interest Account in respect of payments received on or after the Cut–Off Date on account of principal on the Loans, including:
     (a) the principal portion of:
     (i) any Scheduled Payments and Prepayments; and
     (ii) any amounts received (x) in connection with the purchase or repurchase of any Loan and the amount of any adjustment for substituted Loans and (y) any Scheduled Payment Advances that the Servicer determines to make;
     (b) Curtailments;
     (c) Principal Collections on deposit in the Principal Collection Account that have not been used by the Issuer to acquire Substitute Loans within 180 days after the initial deposit of such amount for such purpose in the Principal Collection Account; and
     (d) all other amounts not specifically included in Interest Collections.

“Principal Distributable Shortfall” means, on each Payment Date, the amount, if any, by which the Total Principal Payable exceeds the Available Principal Amount.
“Prior Term Transactions” means the Rule 144A/Regulation S private placements of Notes issued by (i) CapitalSource Commercial Loan Trust 2003-2 on or about November 25, 2003, (ii) CapitalSource Commercial Loan Trust 2004-1 on or about June 22, 2004, (iii) CapitalSource Commercial Loan Trust 2005-1 on or about April 14, 2005, (iv) CapitalSource Commercial Loan Trust 2006-1 on or about April 11, 2006 (v) CapitalSource Commercial Loan Trust 2006-2 on or about September 28, 2006 and (vi) CapitalSource Real Estate Loan Trust 2006-A on or about December 20, 2006.
“Priority of Payments” means, collectively, the payments made on each Payment Date in accordance with Section 7.05(a) and Section 7.05(b).
“Proposed Portfolio” means the portfolio (measured by the outstanding principal balance) of (a) the Loans, (b) Principal Collections held as cash and (c) Permitted Investments purchased with Principal Collections resulting from the repurchase, maturity or other disposition of a Loan or a proposed substitution of a Substitute Loan, as the case may be.
“Public Securities” means the common stock of CapitalSource Inc., a Delaware corporation and the ultimate parent of the Originator, and any subsequent securities issued by CapitalSource Inc. in a transaction registered under the Securities Act.
“Purchase Agreement” means the Purchase Agreement, dated April 5, 2007 among the Initial Purchasers, the Trust Depositor, the Issuer and the Originator, as such agreement may be amended, modified, waived, supplemented or restated from time to time.
“QRS Funding I Transaction” means the Amended and Restated Sale and Servicing Agreement, dated April 28, 2006, among CSE Mortgage I LLC, CSE QRS Funding I LLC, the various purchasers and purchaser agents, Wachovia Capital markets, LLC and Wells Fargo Bank, National Association, as amended, restated, waived, supplemented, modified and in effect from time to time.
“QRS Funding II Transaction” means the Amended and Restated Sale and Servicing Agreement, dated July 28, 2006, among CSE QRS Funding II, LLC, CSE Mortgage LLC, each of purchasers and purchaser agents from time to time party thereto, Citigroup Global Markets Realty Corp. and Wells Fargo Bank, National Association, as amended, restated, waived, supplemented, modified and in effect from time to time.
“Qualified Institution” means (a) the corporate trust department of the Indenture Trustee or the corporate trust department of Citibank N.A. (for so long as such Persons meet the requirements of clause (b) below), or (b) a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(A) that has either (1) a long-term unsecured debt rating acceptable to the Rating Agencies, which, in the case of S&P, shall be “AA-”, in the case of Fitch, shall be “AAA” and in the case of Moody’s, shall be “Aa3,” or (2) a short–term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, which, in the case of S&P, shall be “A-1+”, in the case of Fitch, shall be “F1+”, and in the case of Moody’s, shall be “P-1,” (B) the parent corporation, if such parent corporation guarantees the obligations of the depository institution, of which has either (1) a long–term unsecured debt rating acceptable to the Rating Agencies, which, in the case of S&P, shall be “AA-”, in the case of Fitch, shall be “AAA” and in the case of Moody’s, shall be “Aa3” or (2) a short–term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, which, in the case of S&P, shall be “A-1+”, in the case of Fitch, shall be “F1+” and in the case of Moody’s, shall be “A-1,” or (C) otherwise satisfies the Rating Agency Condition, and (ii) whose deposits are insured by the FDIC and satisfies the Rating Agency Condition.
“Qualified Transferee” means:
     (a) the Trust Depositor, the Issuer, the Indenture Trustee and any Affiliate thereof; or
     (b) any other Person which:
     (i) has at least $50,000,000 in capital/statutory surplus or shareholders’ equity (except with respect to a pension advisory firm or similar fiduciary); and
     (ii) is one of the following:
     (A) an insurance company, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan;
     (B) an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, or an “institutional accredited investor” within the meaning of Regulation D who is a qualified purchaser for purposes of Section 3(c)(7) of the 1940 Act;
     (C) the trustee, collateral agent or administrative agent in connection with (x) a securitization of the subject Loan through the creation of collateralized debt or loan obligations or (y) an asset-backed commercial paper funded transaction funded by a commercial paper conduit whose commercial paper notes are rated at least “A-1” by S&P or at least “P-1” by Moody’s, or (z) a repurchase transaction funded by an entity which would otherwise be a Qualified Transferee so long as the “equity interest” (other than any nominal or de minimis equity interest) in the special purpose entity that issues notes or certificates in connection with any such collateralized debt or loan obligation, asset-backed commercial paper funded transaction or repurchase transaction is owned by one or more entities that are Qualified Transferees under subclauses (A) or (B) above; or
     (D) any entity Controlled (as defined below) by any of the entities described in subclauses (i) or (ii) above.
For purposes of this definition only, “Control” means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise, and “Controlled” has the meaning correlative thereto.
“Rating Agency” means each of S&P, Moody’s and Fitch, so long as such Persons maintain a rating on any of the Offered Notes; and if any of S&P, Moody’s or Fitch no longer maintains a rating on any of the Offered Notes, such other nationally recognized statistical rating organization, if any, selected by the Trust Depositor.
“Rating Agency Condition” means, with respect to any action or series of related actions or proposed transaction or series of related proposed transactions, that each applicable Rating Agency shall have notified the Trust Depositor, the Servicer, the Issuer, the Owner Trustee and the Indenture Trustee in writing that such action or series of related actions or the consummation of such proposed transaction or series of related transactions will not result in a Ratings Effect.
“Ratings Effect” means, with respect to any action or series of related actions or proposed transaction or series of related proposed transactions, a reduction or withdrawal of any then-current rating issued by a Rating Agency with respect to any outstanding Class of Notes as a result of such action or series of related actions or the consummation of such proposed transaction or series of related transactions.
“Real Estate Loan” means any Loan for which the underlying Related Property consists primarily of real property owned by the Obligor and is evidenced by a mortgage note.
“Record Date” means, for book–entry Notes, the calendar day immediately preceding the applicable Payment Date or Repurchase Date, and for the Individual Notes, the last Business Day of the immediately preceding calendar month.
“Records” means all Loan and other documents, books, records and other information (including without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) executed in connection with the origination or acquisition of the Loans or maintained with respect to the Loans and the related Obligors that the Originator or the Servicer have generated, in which the Originator, the Trust Depositor, the Issuer, the Indenture Trustee or the Servicer have acquired an interest pursuant to the Transfer and Servicing Agreements or in which the Originator, the Trust Depositor, the Issuer, the Indenture Trustee or the Servicer have otherwise obtained an interest.
“Reference Banks” means leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.
“Related Property” means, with respect to any Loan and as applicable in the context used, the interest of the Obligor, or the interest of the Originator, Trust Depositor or the Issuer under the Loan, in any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Loan (including, without limitation, mortgaged property and/or a pledge of the stock, membership or other ownership interests in the Obligor), including all Proceeds from any sale or other disposition of such property or other assets.
“Released Amounts” means, with respect to any payment or collection received with respect to any Loan on any Business Day (whether such payment or collection is received by the Servicer,

the Owner Trustee or the Trust Depositor), an amount equal to that portion of such payment or collection on any Retained Interest released from the Loan Assets pursuant to Section 2.06.
“Released Mortgaged Property Proceeds” means, as to any Loan secured by a Mortgaged Property, the proceeds received by the Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the Lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which is not released to the Obligor, the grantor or another creditor in accordance with Applicable Law, the governing documents, the Credit and Collection Policy and this Agreement, net of costs with respect thereto.
“Repossessed Collateral” means items of Related Property taken in the name of the Issuer as a result of legal action enforcing the Lien on the Related Property resulting from a default on the related Loan.
“Representative Amount” means an amount that is representative for a single transaction in the relevant market at the relevant time.
“Repurchase Amount” means, with respect to each Ineligible Loan or Loan that is to be repurchased pursuant to Section 2.04 or Section 2.08, on the Repurchase Date, the sum of the Outstanding Loan Balance of such Loan, together with accrued interest thereon through such Repurchase Date at the Loan Rate provided for thereunder, and any outstanding Scheduled Payment Advances thereon that have not been waived by the Servicer entitled thereto.
“Repurchase Date” means in the case of an Optional Repurchase, the Payment Date specified by the Issuer pursuant to Section 10.01 of the Indenture.
“Repurchase Price” means, in the case of an Optional Repurchase, an amount equal to the then Outstanding Principal Amount of each Class of Notes to be repurchased plus accrued and unpaid interest thereon to but excluding the Repurchase Date plus all other amounts accrued and unpaid with respect thereto.
“Required Loan Documents” means, with respect to:
     (a) all Loans in the aggregate:
     (i) a blanket assignment of all of the Originator’s and Trust Depositor’s right, title and interest in and to all Related Property securing the Loans at any time transferred to the Issuer including without limitation, all rights under applicable guarantees and Insurance Policies, such assignment shall be in the name of “Wells Fargo Bank, National Association, its successors and assigns, as Indenture Trustee under the Indenture, dated as of April 12, 2007 relating to CapitalSource Commercial Loan Trust 2007-1”;
     (ii) irrevocable powers of attorney of the Originator, the Trust Depositor and the Issuer to the Indenture Trustee to execute, deliver, file or record and otherwise deal with the Related Property for the Loans at any time transferred to the Issuer. The powers of attorney will be delegable by the Indenture Trustee to the Servicer and any Successor

Servicer and will permit the Indenture Trustee or its delegate to prepare, execute and file or record UCC financing statements and notices to insurers;
     (iii) blanket UCC–1 financing statements identifying by type all Related Property for the Loans to be transferred to the Issuer as Collateral under the Indenture and naming the Issuer and the Indenture Trustee, as assignee of the Issuer, as “Secured Party” and the Trust Depositor as the “Debtor”;
     (b) for each Loan:
     (i) with the exception of Noteless Loans, the original Underlying Note, endorsed by means of an allonge in blank or as follows: “Pay to the order of Wells Fargo Bank, National Association, and its successors and assigns, not in its individual capacity but solely as Indenture Trustee under that certain Indenture, dated as of April 12, 2007 relating to CapitalSource Commercial Loan Trust 2007-1, without recourse” and signed, by facsimile or manual signature, in the name of the Trust Depositor by a Responsible Officer, with all prior and intervening endorsements showing a complete chain of endorsement from the Originator to the Trust Depositor and from the Trust Depositor to the Issuer;
     (ii) in the case of Noteless Loans, a copy of the Loan Register, certified by a Responsible Officer of the Originator;
     (iii) a copy of the related loan agreement (which may be included in the Underlying Note if so indicated in the Loan Checklist) or, with respect to an MPA, the master purchase agreement and purchase statements, together with a copy of all amendments and modifications thereto;
     (iv) a copy of any related security agreement signed by the primary Obligor;
     (v) a copy of the Loan Checklist;
     (vi) a copy of any related guarantees then executed in connection with such Loan;
     (vii) a copy of any UCC financing statements filed securing any Related Property naming the Originator, or, with respect to Assigned Loans, Participation Loans or Agented Loans, the collateral agent named thereunder, as “Secured Party”;
     (viii) for Assigned Loans, a copy of the assignment agreement;
     (ix) if the Originator is the only lender under the credit facility, if the Originator is the collateral agent for a syndicate of lenders under the credit facility, or if the Originator has not previously delivered such stock certificate to Wells Fargo in connection with any of the Warehouse Facilities or any Prior Term Transaction, and the Loan Checklist indicates that the Related Property includes a pledge of stock, the original stock certificate serving as Related Property for such Loan, along with an executed stock power executed in blank; and

     (x) if the Originator is the only lender under the credit facility, if the Originator is the collateral agent for a syndicate of lenders under the credit facility, or if the Originator has not previously delivered such items to Wells Fargo in connection with any of the Warehouse Facilities or such Prior Term Transaction, all other items listed in the related Loan Checklist that have not previously been delivered, or a certificate from a Responsible Officer of the Trust Depositor that such delivery has been waived consistent with the prudent lending practices and the Credit and Collection Policy of the Originator and such waiver shall not have a material adverse effect on the Noteholders.
Provided that, notwithstanding the foregoing, with respect to any Assigned Loan, other than with respect to items (i) – (iii) and item (viii) of subparagraph (b) above, the Trust Depositor will deliver the items in subparagraph (b) above to the extent available to the Trust Depositor using efforts consistent with the Credit and Collection Policy.
“Required Reserve Amount” means, with respect to each Payment Date, an amount equal to (a) the Outstanding Loan Balance of each Delinquent Loan as of the related Determination Date plus (b) 0.25 times the product of (i) the sum of one-month LIBOR as of the related Determination Date plus 0.38% multiplied by (ii) the Aggregate Outstanding Loan Balance as of the related Determination Date multiplied by (iii) the Leverage Ratio.
“Reserve Fund” means the interest bearing trust account so designated and established and maintained pursuant to Section 7.01.
“Responsible Officer” means, when used with respect to the Owner Trustee or the Indenture Trustee, any officer assigned to the Corporate Trust Office, including any Chief Executive Officer, President, Executive Vice President, Vice President, Assistant Vice President, Secretary, any Assistant Secretary, any trust officer or any other officer of the Owner Trustee or the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject. When used with respect to the Trust Depositor, the Issuer, the Originator or the Servicer, any Chief Executive Officer, the President, an Executive Vice President, a Senior Vice President, the Treasurer, the Secretary, any Assistant Secretary or Assistant Treasurer or any other authorized signatory.
“Retained Interest” means, for each Loan, the following interests, rights and obligations in such Loan and under the related loan documents, which are being retained by the Originator: (a) all of the obligations, if any, to provide additional funding with respect to such Loan, (b) all of the rights and obligations, if any, of the agent(s) under the documentation evidencing such Loan, (c) the applicable portion of the interests, rights and obligations under the documentation evidencing such Loan that relate to such portion(s) of the indebtedness that is owned by another lender or is being retained by the Originator, (d) any unused commitment fees associated with the additional funding obligations that are not being transferred in accordance with clause (a) above, (e) any agency or similar fees associated with the rights and obligations of the agent that are not being transferred in accordance with clause (b) above, (f) any advisory, consulting, audit, in–house legal expenses or similar fees and/or expenses due from the Obligor associated with services provided by the agent that are not being transferred in accordance with clause (b) above, and (g)

any and all warrants and equity instruments issued in the name of the Originator or its Affiliates in connection with or relating to any Loan.
“Reuters Screen LIBOR01 Page” means the display page currently so designated on the Moneyline Telerate Service or such other page as may be nominated as the information vendor (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).
“Revolving Loan” means a Loan which specifies a maximum aggregate amount that can be borrowed by the Obligor thereunder and permits the related Obligor to re-borrow any amount previously borrowed and subsequently repaid during the term of the Loan.
“S&P” means Standard and Poor’s Ratings Services Inc., a division of The McGraw-Hill Companies and any successor thereto.
“S&P CDO Monitor” means the dynamic, analytical computer program provided by S&P to the Servicer, the Backup Servicer and the Indenture Trustee within 30 days after the Closing Date for the purpose of estimating the default risk of Loans. The S&P CDO Monitor calculates the cumulative default rate of a pool of loans consistent with a specified benchmark rating level based upon S&P proprietary corporate debt default studies. In calculating the Class Scenario Loss Rate, the S&P CDO Monitor considers each Obligor’s most senior unsecured debt rating, the number of Obligors in the Collateral, the Obligor and the industry concentration in the Collateral and the remaining weighted average maturity of the Loans and calculates a cumulative default rate based on the statistical probability of distributions of defaults on the Loans in the Collateral.
“S&P CDO Monitor Test” means the test that will be satisfied on any Measurement Date if after giving effect to the substitution of a Substitute Loan on such Measurement Date the Notes Loss Differential of the Proposed Portfolio is positive, or if the Notes Loss Differential of the Proposed Portfolio is negative prior to giving effect to such substitution the extent of compliance is improved after giving effect to the substitution of a Substitute Loan (as determined after giving effect to all Substitute Loans to be included in the Loan Pool as of the related Cut-Off Date). The S&P CDO Monitor Test will be considered improved if the Notes Loss Differential of the Proposed Portfolio is greater than the corresponding Notes Loss Differential of the Current Portfolio. In the event such test is updated or otherwise modified by S&P after the Closing Date, the “S&P CDO Monitor Test” shall mean such test as so updated or otherwise modified.
“S&P Priority Category Recovery Rate” means, with respect to any Loan, unless otherwise specified by S&P, the percentage specified in the table below:

S&P Priority Category	Recovery Rate
first lien Asset Based Revolver	60%

first lien cash flow loan and First Lien Asset Based Term Loan	57.5%

S&P Priority Category	Recovery Rate
second lien cash flow loan	37.5%

Senior B-Note Loan	55%

Subordinated Loan	23%

senior unsecured Loan	37.5%

Real Estate Loan (Senior B-Note Loan)	55%

Real Estate Loan (subordinated B-note loan)	23%

Structured Loan	as assigned by S&P
“S&P Rating” means, with respect to any Loan, for determining the S&P Rating as of any Measurement Date:
     (i) if there is an issuer credit rating of the Obligor of such Loan, or the guarantor who unconditionally and irrevocably guarantees such Loan, then the S&P Rating shall be such rating (regardless of whether there is a published rating by S&P on such Loan in the Collateral);
     (ii) if there is no issuer credit rating of the Obligor and no other security or obligation of the Obligor is rated by S&P, then the Issuer may apply to S&P for a corporate credit estimate after the acquisition of such Loan, which shall be its S&P Rating; provided that pending receipt from S&P of such estimate, such Loan shall have a S&P Rating of “CCC” if the Servicer reasonably believes such rating would be at least “CCC”;
     (iii) if there is no issuer credit rating of the Obligor and such Loan is not rated by S&P, but another security or obligation of the Obligor is rated by S&P and the Issuer does not obtain a S&P Rating for such Loan pursuant to clause (ii) above, then the S&P Rating of such Loan shall be the issuer credit rating or shall be determined as follows: (A) if there is a rating on a senior secured obligation of the Obligor, then the S&P Rating of such Loan shall be one rating subcategory below such rating; (B) if there is a rating on a senior unsecured obligation of the Obligor, then the S&P Rating of such Loan shall equal such rating; and (C) if there is a rating on a subordinated obligation of the Obligor, then the S&P Rating of such Loan shall be one rating subcategory above such rating;
     (iv) if there is no issuer credit rating of the Obligor published by S&P and such Loan is not rated by S&P and no other security or obligation of the Obligor is rated by S&P and the Issuer does not obtain a S&P Rating for such Loan pursuant to clause (ii) above, then the S&P Rating of such Loan shall be determined as follows: If such Loan has a public rating by Moody’s or Fitch, then the S&P Rating of such Loan shall be (A) one rating subcategory below the S&P equivalent of the rating assigned by (x) Moody’s if such Loan is rated “Baa3” or higher by Moody’s or (y) Fitch if such Loan is rated “BBB-” or higher by Fitch, and (B) two rating subcategories below the S&P equivalent of the rating assigned by (x) Moody’s if such Loan is rated “Bal” or lower by Moody’s or (y) Fitch if such Loan is rated “BB+” or lower by Fitch; provided that not more than 10% (or such higher percentage as S&P may specify in writing to the Issuer and the Trustee from time to time) of the Initial Aggregate Outstanding Loan Balance may be deemed to have a S&P Rating based on a rating assigned by Moody’s or Fitch as provided in this clause; and
     (v) if (A) the S&P Rating previously provided for a Loan expires 13 months after issuance without such S&P Rating being renewed, (B) the Servicer fails to provide S&P with requested materials in connection with obtaining an S&P Rating for a Loan, (C) the Servicer fails to provide financial statements with respect to any Obligor within 135 days after the end of the fiscal year of such Obligor, until such Loan is paid in full or (D) no other rating for such Loan applies by operation of clauses (i)-(iv) above, the applicable Loan will be deemed to have an S&P Rating of “CCC-” (unless otherwise determined by S&P in its sole discretion).
“S&P Rating Condition” means, with respect to any action or series of related actions or proposed transaction or series of proposed transactions, that S&P shall have notified the Trust Depositor, the Owner Trustee and the Indenture Trustee in writing that such action or series of related actions or the consummation of such proposed transaction or series of related transactions will not result in a reduction or withdrawal of the then-current rating issued by S&P with respect to any outstanding Class of Notes as a result of such action or series of related actions or the consummation of such proposed transaction or series of related transactions.
“S&P Weighted Average Recovery Rate” means, as of any Measurement Date, the percentage (rounded up to the first decimal place) obtained by dividing (a) the sum of the products obtained by multiplying the Outstanding Loan Balance of each Loan by its S&P Priority Category Recovery Rate, by (b) the aggregate Outstanding Loan Balance of all Loans owned by the Issuer as of such date.
“S&P Weighted Average Recovery Rate Test” means a test that will be satisfied, as of the Cut-Off Date for any Substitute Loan(s), if the S&P Weighted Average Recovery Rate of the Loan Pool, after giving effect to the proposed substitution, equals or exceeds the S&P Weighted Average Recovery Rate of the Loan Pool prior to giving effect to the Substitute Loan (as determined after giving effect to all Substitute Loans to be included in the Loan Pool as of such Cut-Off Date).
“SAIF” means the Savings Association Insurance Fund, or any successor thereto.
“Scheduled Payment” means, with respect to any Loan, the payment of principal and/or interest scheduled to be made by the related Obligor under the terms of such Loan after the related Cut–Off Date, excluding any payments of principal constituting excess cash flow sweeps, as adjusted pursuant to the terms of the related Underlying Note or Required Loan Documents, and any such payment received after the related Cut–Off Date.
“Scheduled Payment Advance” means, with respect to any Payment Date, the amounts, if any, deposited by the Servicer in the Principal and Interest Account for such Payment Date in respect of Scheduled Payments (or portions thereof) pursuant to Section 5.09.
“Securities” means the Notes and the Certificate, or any of them.
“Securities Act” means the Securities Act of 1933, as amended from time to time.
“Security System Loan” means a Loan with respect to which the related Obligor is in the business classified under 2002 NAICS Code 56162 (Security Systems Services), which is secured by Alarm Service Agreements.
“Securityholders” means, collectively, the Holders of any of the Notes and the Certificate.
“Senior B-Note Loan” means any multilender Loan that (a) is secured by a first priority Lien on all the Obligor’s assets constituting Related Property for the Loan, (b) has a Loan-to-Value of less than or equal to 90%, and (c) that contains provisions which, upon the occurrence of an event of default under the underlying loan documents or in the case of any liquidation or foreclosure on the Related Property, the Issuer’s portion of such Loan would be paid only after the other lender party to such Loan (whose right to payment is contractually senior to the Issuer) is paid in full.
“Senior Loan” means any Loan that (a) is secured by a first priority Lien on all of the Obligor’s assets constituting Related Property for the Loan, (b) has a Loan–to–Value of less than or equal to 90%, and (c) provides that the Payment Obligation of the related Obligor on such Loan is either senior to, or pari passu with, all other loans or financings to such Obligor.
“Sequential Pay Event” means, with respect to each Payment Date, that one or more of the following events as of the related Determination Date, or any preceding Determination Date has occurred;
     (a) the Aggregate Outstanding Loan Balance is less than 45% of the Initial Aggregate Outstanding Loan Balance;
     (b) a Principal Distributable Shortfall;
     (c) an Event of Default;
     (d) a Servicer Default;
     (e) a Downgrade Event; or
     (f) as of the related Determination Date, the aggregate Outstanding Loan Balance of Loans which have become Charged-Off Loans represents 8% or more of the Initial Aggregate Outstanding Loan Balance;

provided that any Sequential Pay Event will be cured if (i) in the case of a Sequential Pay Event described in clause (c) or (d) above, the event giving rise to such Sequential Pay Event has been cured or waived in accordance with the applicable Transaction Documents, (ii) in the case of a Sequential Pay Event described in clause (b) above, the event giving rise to such Sequential Pay Event has been cured, and (iii) in the case of any Sequential Pay Event, the Servicer has obtained satisfaction of the Rating Agency Condition with respect to Moody’s and S&P only with respect to such Sequential Pay Event being cured.
“Servicer” means initially CapitalSource, or its successor, until any Servicer Transfer hereunder or the resignation or permitted assignment by the Servicer and, thereafter, means the Successor Servicer appointed pursuant to Article 8 with respect to the duties and obligations required of the Servicer under this Agreement.
“Servicer Default” shall have the meaning specified in Section 8.01.
“Servicer Employees” shall have the meaning specified in Section 5.04.
“Servicer Transfer” shall have the meaning specified in Section 8.02(b).
“Servicing Advances” means, all reasonable and customary “out–of–pocket” costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Related Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of the Foreclosed Property or Repossessed Collateral, (d) compliance with the obligations under this Agreement, which “Servicing Advances” are reimbursable to the Servicer to the extent provided in Section 5.10(d) of this Agreement, and (e) in connection with the liquidation of a Loan, for all of which costs and expenses the Servicer is entitled to reimbursement thereon up to a maximum rate per annum equal to the related Loan Rate.
“Servicing Fee” shall have the meaning given to such term in Section 5.11.
“Servicing Fee Percentage” means 1.0%.
“Servicing Officer” means any officer of the Servicer involved in, or responsible for, the administration and servicing of Loans whose name appears on a list of servicing officers appearing in an Officer’s Certificate furnished to the Indenture Trustee by the Servicer, as the same may be amended from time to time.
“Servicing Transfer Costs” means, costs and expenses, if any, incurred by the Indenture Trustee or by the Backup Servicer or by the Successor Servicer for costs and expenses associated with the transfer of servicing to the Successor Servicer, which shall not exceed $100,000 in the aggregate for any given servicing transfer.
“SG CIB” means SG Americas Securities, LLC.
“SLP Financing Originator” means Security Leasing Partners, LP, a Delaware limited partnership.

“Solvent” means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital.
“SPE Obligor” means an Obligor that (a) is organized as a special purpose entity and is not an operating company and (b) has as its primary assets loans to, and a security interest in the assets of, Underlying Debtors.
“Specified Amendment” means, with respect to any Loan, any waiver, modification, amendment or variance of such Loan which does not constitute a Material Modification of the type specified in clause (ii) of the definition thereof and which would:
     (i) modify the amortization schedule with respect to such Loan in a manner that (a) reduces the dollar amount of any Scheduled Payment by more than 20%, (b) postpones any Scheduled Payment by more than two payment periods or (c) causes the weighted average life of the applicable Loan to increase by more than 10%; or
     (ii) reduce or increase the cash interest rate payable by the Obligor thereunder by more than 100 basis points (excluding any (i) increase in an interest rate arising by operation of a default or penalty interest clause under a Loan or (ii) decrease resulting from the waiver of any such default or penalty interest clause or the waiver or cure of any related default, in each case, in accordance with the terms of such Loan; provided that, any such decrease does not result in an interest rate less than the interest rate that would otherwise be applicable without giving effect to such default or penalty interest rate clause); or
     (iii) extend the stated maturity date of such Loan by more than 24 months; provided that, any such extension shall be deemed not to have been made until the business day following the original stated maturity date of such Loan, provided further that such extension shall not cause the Average Life of the applicable Loan to increase by more than 10%; or
     (iv) release any party from its obligations under such Loan, if such release would have a material adverse effect on the Loan; or
     (v) reduce the principal amount of such Loan; or
     (vi) (a) increase the advance rate under an Asset Based Revolver to more than 90% for more than one year or (b) effect an Overadvance not scheduled to be repaid within one year of being made to the Obligor with respect to an Asset Based Revolver, where such Overadvance results in an advance rate in excess of 90% for such Loan;

     provided that the modifications described in clauses (i) – (iii) above will not constitute a Specified Amendment so long as the Portfolio Criteria is maintained or improved after giving effect to such modification; provided further that any waiver or forgiveness by the Servicer of any amount described in Section 5.11(b) shall not constitute a Specified Amendment.
“Statutory Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. §§ 3801 et seq., as the same may be amended from time to time.
“Structured Loan” means a Loan (which may be documented in legal form consistent with either a loan or a security, but which shall not be a bond) which arises from an extension of credit to an Obligor (including SPE Obligors), in connection with which the cash flows, priority of payment provisions, determinations of credit enhancement levels, performance triggers and legal opinions are consistent with those for issuances of asset backed loans or asset backed securities, as applicable, involving similar underlying pools of assets with similar characteristics as the specified pool of assets collateralizing such Structured Loan.
“Subordinated Loan” means any Loan which is by its terms (or is expressly permitted by its terms to become) subordinate in right of payment to any first lien loan or second lien loan or other senior obligation of the Obligor of such Loan.
“Subsequent Cut–Off Date” means the date specified as such for Substitute Loans in the related Subsequent Transfer Agreement.
“Subsequent List of Loans” means a list, in the form of the initial List of Loans delivered on the Closing Date, but listing each Substitute Loan transferred to the Issuer pursuant to the related Subsequent Transfer Agreement.
“Subsequent Purchase Agreement” means, with respect to any Substitute Loans, the agreement between the Originator and the Trust Depositor pursuant to which the Originator will transfer the Substitute Loans to the Trust Depositor, the form of which is attached hereto as Exhibit J.
“Subsequent Transfer Agreement” means the agreement described in Section 2.04(d)(v) hereof, as applicable, the form of which is attached hereto as Exhibit I.
“Subsequent Transfer Date” means any date on which Substitute Loans are transferred to the Issuer.
“Subservicer” means any direct or indirect wholly owned subsidiary of CapitalSource that CapitalSource has identified as a subservicer or additional collateral agent or any other Person with whom the Servicer has entered into a Subservicing Agreement and who satisfies the requirements set forth in Section 5.02(a) of this Agreement in respect of the qualification of a Subservicer.
“Subservicing Agreement” means any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of certain Loans as provided in this Agreement, a copy of which shall be delivered, along with any modifications thereto, to the Indenture Trustee.

“Substitute Loan” means one or more Eligible Loans (a) transferred to the Issuer under and in accordance with Section 2.04 and identified in the related Addition Notice, and (b) that become part of the Loan Pool.
“Substitute Loan Assets” means any assets acquired by the Issuer in connection with a substitution of one or more Substitute Loans pursuant to Section 2.04, which assets shall include the Trust Depositor’s right, title and interest in the following:
     (i) the Substitute Loans listed in the related Subsequent Purchase Agreement, all payments paid in respect thereof and all monies due, to become due or paid in respect thereof accruing on and after the applicable Cut-Off Date, and all Net Liquidation Proceeds and recoveries thereon, in each case as they arise after the applicable Cut-Off Date but not including the Retained Interest or Interest Collections received prior to the applicable Cut-Off Date;
     (ii) all security interests and Liens and Related Property subject thereto from time to time purporting to secure payment by Obligors under such Loans;
     (iii) all guaranties, indemnities and warranties, and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;
     (iv) the Trust Accounts, and each Obligor Lock-Box, each Obligor Lock-Box Account and the Lock-Box Account, together with all cash and investments in each of the foregoing;
     (v) all collections and records (including computer records) with respect to the foregoing;
     (vi) all documents relating to the applicable Loan Files; and
     (vii) all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to the foregoing.
“Substitute Loan Qualification Conditions” means, with respect to any Substitute Loans being transferred to the Issuer pursuant to Section 2.04, the accuracy of each of the following statements as of the related Cut-Off Date for each such Loan:
     (a) the Outstanding Loan Balance of such Substitute Loan or, if more than one Substitute Loan will be added in replacement of a Loan, the sum of the Outstanding Loan Balances of such Substitute Loans, must equal or exceed the Outstanding Loan Balance of the Loan being replaced; and

     (b) all actions or additional actions (if any) necessary to perfect the security interest and assignment of such Substitute Loan and Related Property to the Trust Depositor, the Issuer, and the Indenture Trustee shall have been taken as of or prior to the related Cut-Off Date.
“Substitution Event” shall have occurred if a Loan then held by the Issuer and identified in the related Addition Notice is one of (a) a Charged–Off Loan, (b) a Loan that has a material covenant default, (c) a Delinquent Loan (other than a Loan which has been deemed to be a Delinquent Loan in accordance with Section 5.02(e)(iii)), (d) a Loan that becomes subject to a Material Modification, (e) a Loan that becomes subject to a Specified Amendment or (f) the subject of a breach of a representation or warranty under this Agreement or other provision, which breach or other provision, in the absence of a substitution of a Substitute Loan for such Loan pursuant to Section 2.04, would require the payment of a Repurchase Amount to the Issuer in respect of such Loan pursuant to Section 11.01; provided that the occurrence of a Substitution Event under clauses (a) above shall be subject to the limits set forth in Section 2.08; and provided further that in the case of clause (f) above, the Trust Depositor and the Originator will be required to repurchase such Loan (or, at their option, substitute a Substitute Loan for such Loan).
“Substitution Period” shall have the meaning given to such term in Section 2.04(a)(ii)(C).
“Successor Backup Servicer” shall have the meaning given to such term in Section 8.10(a).
“Successor Servicer” shall have the meaning given to such term in Section 8.02(b).
“SunTrust” means SunTrust Capital Markets, Inc.
“Tape” shall have the meaning given to such term in Section 5.15(b)(ii).
“Term Loan” means a loan that is a closed-end extension of credit by the Originator to an Obligor which may be fully funded or partially funded at the closing thereof, and which provides for full amortization of the principal thereof prior to or upon maturity.
“Termination Notice” shall have the meaning given to such term in Section 8.02(a).
“Total Principal Payable” means, as of any date of determination, the excess, if any, of the Aggregate Outstanding Principal Balance over the Aggregate Outstanding Loan Balance.
“Transaction Documents” means this Agreement, the Indenture, the Trust Agreement, the Loan Sale Agreement, the Purchase Agreement, any Subsequent Transfer Agreement, any Subsequent Purchase Agreement, the Notes, the Certificate, and any documents or agreements executed in connection with the forgoing, as the forgoing documents and agreements are amended, modified, restated, replaced, substituted, waived, supplemented or extended from time to time.
“Transfer and Servicing Agreements” means collectively this Agreement and the Loan Sale Agreement.
“Transfer Date” means each date on which the Trust Depositor transfers Loans, or portions thereof, to the Issuer.

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, physical property, book–entry securities, uncertificated securities or otherwise) including, without limitation, the Required Reserve Amount, and all proceeds of the foregoing.
“Trust Accounts” means, collectively, the Principal and Interest Account (including the Principal Collection Account and Interest Collection Account), the Reserve Fund, the Note Distribution Account and the Certificate Account or any of them.
“Trust Agreement” means the Trust Agreement, dated on or about March 16, 2007, between the Trust Depositor and the Owner Trustee, as such agreement may be amended, modified, waived, supplemented or restated from time to time.
“Trust Depositor” shall have the meaning given to such term in the Preamble.
“Trust Estate” shall have the meaning given to such term in the Trust Agreement.
“Trustees” means the Owner Trustee and the Indenture Trustee, or any of them individually as the context may require.
“UCC” means the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.
“Underlying Custodial Agreement” means, with respect to each Loan to an SPE Obligor, that certain custodial agreement entered into among the Originator and a collateral custodian under which such collateral custodian agrees to hold certain underlying loan documents or other collateral of the Pooled Debtors with respect to such Loan for the benefit of the Originator and its assignees.
“Underlying Custodian” means the party acting as collateral custodian under a Custodial Agreement.
“Underlying Debtors” means each of the underlying obligors who are obligated as debtors on a Loan from an SPE Obligor.
“Underlying Note” means the one or more promissory notes executed by an Obligor evidencing a Loan.
“United States” means the United States of America.
“USD–LIBOR–Reference Banks” shall have the meaning given to such term in Section 7.06(a).
“Wachovia Securities” means Wachovia Capital Markets, LLC.
“Warehouse Facilities” means the Funding I Transaction, the Funding II Transaction, the Funding III Transaction, the Funding V Transaction, the QRS Funding I Transaction and the QRS Funding II Transaction and any future or similar credit facilities.

“Weighted Average Coupon” means, as of any Measurement Date, a fraction (expressed as a percentage and rounded up to the next 0.001%), (a) the numerator of which is the sum of the products determined by multiplying the Outstanding Loan Balance of each Fixed Rate Loan (excluding Charged-Off Loans and Delinquent Loans) in the Loan Pool as of such Measurement Date by the current Loan Rate on such Loan, and (b) the denominator of which is the sum of the Outstanding Loan Balances of all Fixed Rate Loans (excluding Charged-Off Loans and Delinquent Loans) in the Loan Pool as of such Measurement Date; provided that for purposes of this definition: (i) no contingent payment of interest will be included in such calculation; (ii) any stated coupon shall exclude any portion of the interest that is currently being deferred in violation of the terms of the related designated loan agreement; and (iii) Loans that are Charged-Off Loans and Delinquent Loans will be included in the calculations described herein if, as of such Measurement Date, such Loans are paying in full current interest pursuant to the terms of their respective Underlying Note, or, if a Noteless Loan, pursuant to the terms of the related designated loan agreement.
“Weighted Average LIBOR Spread” means, as of any Measurement Date, the sum of (a) a fraction (expressed as a percentage and rounded up to the next 0.001%), (i) the numerator of which is the sum of the products determined by multiplying the Outstanding Loan Balance of each Floating LIBOR Rate Loan, Floating Prime Rate Loan and Blended Rate Loan (excluding Charged-Off Loans and Delinquent Loans) owned by the Issuer as of such Measurement Date by the LIBOR Spread with respect to such Loan, and (ii) the denominator of which is the sum of the Outstanding Loan Balances of all Floating LIBOR Rate Loans, Floating Prime Rate Loans and Blended Rate Loans (excluding Charged-Off Loans and Delinquent Loans) owned by the Issuer as of such Measurement Date and (b) the Fixed Rate Adjustment Amount.
“Weighted Average LIBOR Spread Test” means a test that will be satisfied, as of the Cut-Off Date for any Substitute Loan(s), if the Weighted Average LIBOR Spread of the Loan Pool, after giving effect to the proposed substitution, equals or exceeds the Weighted Average LIBOR Spread of the Loan Pool prior to giving effect to the Substitute Loan (as determined after giving effect to all Substitute Loans to be included in the Loan Pool as of such Cut-Off Date).
“Weighted Average Life” means, as of any Measurement Date, the number obtained by dividing (a) the sum, for each Loan in the Loan Pool, of the products obtained by multiplying (i) the Average Life of such Loan as of such date by (ii) the Outstanding Loan Balance of such Loan by (b) the Aggregate Outstanding Loan Balance as of such date.
“Weighted Average Life Test” means a test that will be satisfied as of any Measurement Date if the Weighted Average Life as of such date is less than the value set forth in the cell corresponding to such date (which shall be the date in the “Date” column or the most recent date preceding such Measurement Date set forth in the “Date” column) in the table attached hereto as Annex C; provided that, for purposes of this test, the Weighted Average Life as of any Measurement Date that is not a Payment Date will be calculated by reference to the Average Life of each Loan in the Loan Pool measured as of the Payment Date immediately preceding such Measurement Date.

     Section 1.02. Usage of Terms.
     In this Agreement, unless a contrary intention appears:
     (a) the singular number includes the plural number and vice versa;
     (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;
     (c) reference to any gender includes each other gender;
     (d) reference to day or days without further qualification means calendar days;
     (e) unless otherwise stated, reference to any time means New York, New York time;
     (f) references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;
     (g) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; and
     (h) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision.
     Section 1.03. Section References.
     All Section references (including references to the Preamble), unless otherwise indicated, shall be to Sections (and the Preamble) in this Agreement.
     Section 1.04. Calculations.
     Except as otherwise provided herein, all interest rate and basis point calculations hereunder will be made on the basis of a 360 day year and the actual days elapsed in the relevant period and will be carried out to at least three decimal places.
     Section 1.05. Accounting Terms.
     All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States.

ARTICLE 2.
ESTABLISHMENT OF ISSUER; TRANSFER OF LOAN ASSETS
     Section 2.01. Creation and Funding of Issuer; Transfer of Initial Loan Assets.
     (a) The Issuer shall be created pursuant to the terms and conditions of the Trust Agreement, upon the execution and delivery of the Trust Agreement and the filing by the Owner Trustee of an appropriately completed Certificate of Trust (as defined in the Trust Agreement) under the Statutory Trust Statute. The Trust Depositor, as settlor of the Issuer, shall fund and convey assets to the Issuer pursuant to the terms and provisions hereof. The Issuer shall be administered pursuant to the provisions of this Agreement and the Trust Agreement for the benefit of the Securityholders. The Owner Trustee is hereby specifically recognized by the parties hereto as empowered to conduct business dealings on behalf of the Issuer in accordance with the terms hereof and of the Trust Agreement. The Servicer is hereby specifically recognized by the parties hereto as empowered to act on behalf of the Issuer and the Owner Trustee in accordance with Section 5.02(e) and Section 5.02(h) and otherwise perform the duties and obligations required to be performed by Servicer under the Transaction Documents.
     (b) Subject to and upon the terms and conditions set forth herein, the Trust Depositor hereby sells, transfers, assigns, sets over and otherwise conveys to the Issuer, for a purchase price consisting of $738,000,000 in cash (less placement expenses and certain other expenses associated with the initial offer and sale of the Offered Notes the proceeds of which represent the consideration paid by the Issuer herein), $34,000,000 in aggregate principal amount of the Class E Notes, $28,000,000 in aggregate principal amount of the Class F Notes, and the Certificate, all the right, title and interest of the Trust Depositor in and to the Initial Loan Assets.
To the extent the purchase price paid to the Trust Depositor for any Loan is less than the fair market value of such Loan, the difference between such fair market value and the purchase price shall be deemed to be a capital contribution made by the Trust Depositor to the Issuer on the Closing Date in the case of the Initial Loans and as of the related Transfer Date in the case of any Substitute Loans.
     (c) The Originator and the Trust Depositor each acknowledge with respect to itself that the representations and warranties of the Trust Depositor in Section 3.01(a) through Section 3.01(e) will run to and be for the benefit of the Issuer and the Trustees, and the Issuer and the Trustees may enforce, directly (without joinder of the Trust Depositor when enforcing against the Originator), the repurchase obligations of the Originator with respect to breaches of such representations and warranties as set forth herein and in Section 11.01.
     (d) The sale, transfer, assignment, set-over and conveyance of the Loan Assets by the Trust Depositor to the Issuer pursuant to this Agreement does not constitute and is not intended to result in a creation or an assumption by the Trust Depositor or the Issuer of any obligation of the Originator in connection with the Loan Assets, or any agreement or instrument relating thereto, including, without limitation, any obligation to any Obligor, if any, not financed by the Originator, or (i) any taxes, fees, or other charges imposed by any Governmental Authority and (ii) any insurance premiums that remain owing with respect to any Loan at the time such Loan is sold hereunder. The Trust Depositor also hereby assigns to the Issuer all of the Trust Depositor’s right, title and interest (but none of its obligations) under the Loan Sale Agreement, including but not limited to the Trust Depositor’s right to exercise the remedies created by the Loan Sale Agreement.
     (e) The Originator, Trust Depositor and Issuer intend and agree that (i) the transfer of the Loan Assets to the Trust Depositor and the transfer of the Loan Assets to the Issuer hereunder are intended to be a sale, conveyance and transfer of ownership of the Loan Assets, as the case may be, rather than the mere granting of a security interest to secure a borrowing and (ii) such Loan Assets, as applicable, shall not be part of the Originator’s or the Trust Depositor’s estate in the event of a filing of a bankruptcy petition or other action by or against such Person under any Insolvency Law. In the event, however, that notwithstanding such intent and agreement, such transfers are deemed to be a mere granting of a security interest to secure indebtedness, the Originator shall be deemed to have granted (and as of the Closing Date hereby grants to) the Trust Depositor and the Trust Depositor shall be deemed to have granted (and as of the Closing Date hereby grants to) the Issuer, as the case may be, a perfected first priority security interest in such Loan Assets respectively and this Agreement shall constitute a security agreement under Applicable Law, securing the repayment of the purchase price paid hereunder, the obligations and/or interests represented by the Notes, in the order and priorities, and subject to the other terms and conditions of, this Agreement, the Indenture and the Trust Agreement, together with such other obligations or interests as may arise hereunder and thereunder in favor of the parties hereto and thereto.
     (f) If any such transfer of the Loan Assets is deemed to be the mere granting of a security interest to secure a borrowing, the Trust Depositor may, to secure the Trust Depositor’s own borrowing under this Agreement (to the extent that the transfer of the Loan Assets thereunder is deemed to be a mere granting of a security interest to secure a borrowing) repledge and reassign (1) all or a portion of the Loan Assets pledged to Trust Depositor by the Originator and with respect to which the Trust Depositor has not released its security interest at the time of such pledge and assignment, and (2) all proceeds thereof. Such repledge and reassignment may be made by Trust Depositor with or without a repledge and reassignment by Trust Depositor of its rights under any agreement with the Originator, and without further notice to or acknowledgment from the Originator. The Originator waives, to the extent permitted by applicable law, all claims, causes of action and remedies, whether legal or equitable (including any right of setoff), against Trust Depositor or any assignee of Trust Depositor relating to such action by Trust Depositor in connection with the transactions contemplated by this Agreement and the other Transaction Documents.
     Section 2.02. Conditions to Transfer of Initial Loan Assets to Issuer.
     On or before the Closing Date, the Originator or the Trust Depositor, as applicable, shall deliver or cause to be delivered to the Owner Trustee and Indenture Trustee each of the documents, certificates and other items as follows:
     (a) a certificate of an officer of the Originator substantially in the form of Exhibit C hereto;

     (b) copies of resolutions of the manager of the Originator and the Servicer and the member of the Trust Depositor approving the execution, delivery and performance of this Agreement and the transactions contemplated hereunder, certified in each case by the Secretary, Assistant Secretary or other authorized signatory of the Originator, the Servicer and member of the Trust Depositor;
     (c) officially certified evidence dated within 30 days of the Closing Date of due formation and good standing of the Originator under the laws of the State of Delaware;
     (d) the initial List of Loans, certified by an officer of the Trust Depositor, together with an Assignment substantially in the form of Exhibit A (along with the delivery of any instruments and Loan Files as required under Section 2.07);
     (e) a certificate of an officer of the Trust Depositor substantially in the form of Exhibit B hereto;
     (f) one or more letters from Ernst & Young LLP or another nationally recognized accounting firm, addressed to the Originator and the Trust Depositor (with a copy to Moody’s, Fitch and S&P), stating that such firm has reviewed a sample of the Initial Loans and performed specific procedures for such sample with respect to certain loan terms and that identifies those Initial Loans that do not conform;
     (g) officially certified, evidence dated within 30 days of the Closing Date of due organization and good standing of the Trust Depositor under the laws of the State of Delaware;
     (h) evidence of proper filing with appropriate offices in the State of Delaware of UCC financing statements listing the Originator, as debtor, naming the Trust Depositor as secured party (and the Indenture Trustee as assignee) and identifying the Loan Assets as collateral; and evidence of proper filing with appropriate officer in the State of Delaware of UCC financing statements listing the Trust Depositor, as debtor, naming the Issuer as secured party (and the Indenture Trustee as assignee) and identifying the Loan Assets as collateral; and evidence of proper filing with appropriate officers in the State of Delaware of UCC financing statements listing the Issuer and naming the Indenture Trustee as secured party and identifying the Collateral, as collateral;
     (i) an Officer’s Certificate listing the Servicer’s Servicing Officers; and
     (j) a fully executed copy of each of the Transaction Documents.
     Section 2.03. Acceptance by Owner Trustee.
     On the Closing Date, if the conditions set forth in Section 2.02 have been satisfied, the Issuer shall issue to, or upon the order of, the Trust Depositor the Certificate representing ownership of a beneficial interest in 100% of the Issuer and the Issuer shall issue, and the Indenture Trustee shall authenticate, to, or upon the order of, the Trust Depositor the Notes secured by the Collateral. The Owner Trustee hereby acknowledges its acceptance, on behalf of the Issuer, of the Initial Loan Assets, and declares that it shall maintain such right, title and interest in the Loan Assets in accordance with the terms of this Agreement and the Trust Agreement upon the trust herein and therein set forth.
     Section 2.04. Conveyance of Substitute Loans.
     (a) (i) Subject to Sections 2.01(d) and (e) and, as applicable, the satisfaction of the conditions set forth in Section 2.04(c), the Originator may, at its option (but shall not be obligated to) either:
     (A) contemporaneously convey to the Trust Depositor one or more Loans as described in Section 2.04(b); or
     (B) deposit to the Principal Collection Account the Repurchase Amount with respect to any Loan as to which a Substitution Event has occurred and then, prior to the expiry of the Substitution Period, convey to the Trust Depositor one or more Loans as described in Section 2.04(b) in exchange for the funds so deposited or a portion thereof.
     (ii) Any substitution pursuant to this Section 2.04 shall be initiated by delivery of written notice (a “Notice of Substitution”) to the Indenture Trustee that the Servicer intends to substitute a Loan pursuant to this Section 2.04 and shall be completed prior to the earliest of:
     (A) 180 days after delivery of such notice;
     (B) delivery of written notice to the Indenture Trustee from the Servicer stating that it does not intend to use any remaining deposit to purchase Substitute Loans; or
     (C) in the case of a Loan which has become subject to a Material Modification, the effective date set forth in such Material Modification (such period described in clause (a)(ii)(A), (B) or (C) above, as applicable, being the “Substitution Period”).
     (iii) Each Notice of Substitution shall specify the Loan to be substituted, the reasons for such substitution and the Repurchase Amount with respect to the Loan. On the last day of any Substitution Period, any amounts previously deposited in accordance with clause (a)(i)(B) above which relate to such Substitution Period that have not been applied to purchase one or more Substitute Loans shall be deemed to constitute Principal Collections and shall be transferred on the next Payment Date to the Note Distribution Account and distributed to the Securityholders in accordance with the priority of payments set forth in Section 7.05 (a) or (b), as applicable. The price paid (or, in the case of a contemporaneous conveyance of a Substitute Loan pursuant to Section 2.04(a)(i)(A), deemed paid) by the Issuer for any Substitute Loan shall be an amount equal to the Repurchase Amount.
     (b) With respect to any Substitute Loans to be conveyed to the Trust Depositor by the Originator as described in Section 2.04(a), the Originator shall sell, transfer, assign, set over and otherwise convey to the Trust Depositor (by delivery of an executed Subsequent Purchase Agreement, without recourse other than as expressly provided herein and therein (and the Trust Depositor shall be required to purchase through cash payment or by exchange of one or more related Loans released by the Issuer to the Trust Depositor on the Subsequent Transfer Date), all the right, title and interest of the Originator in and to the Substitute Loan Assets:
To the extent the purchase price paid to the Originator for any Substitute Loan is less than the fair market value of such Substitute Loan, the difference between such fair market value and the purchase price shall be deemed to be a capital contribution made by the Originator to the Trust Depositor on the relevant Transfer Date.
     (c) Subject to Section 2.01(d) and Section 2.01(e) and the conditions set forth in Section 2.04(d), the Trust Depositor shall sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse other than as expressly provided herein and therein, (i) all the right, title and interest of the Trust Depositor in and to the Substitute Loans purchased pursuant to Sections 2.04(a) and (b), and (ii) all other rights and property interests consisting of Substitute Loan Assets related to such Substitute Loans.
     (d) The Originator shall transfer to the Trust Depositor and the Trust Depositor shall transfer to the Issuer the Substitute Loan Assets pursuant to Section 2.04(b) only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date (and the delivery of a related Addition Notice by the Trust Depositor shall be deemed a representation and warranty by the Trust Depositor and of the Originator that such conditions have been or will be, as of the related Subsequent Transfer Date, satisfied):
     (i) the Trust Depositor shall have provided the Owner Trustee and the Indenture Trustee with a timely Addition Notice complying with the definition thereof contained herein (a copy of which shall be provided to S&P promptly after it is delivered to the Owner Trustee), which Addition Notice shall in any event be no later than ten Business Days prior to the date of addition;
     (ii) there shall have occurred, with respect to each such Substitute Loan, a corresponding Substitution Event with respect to one or more Loans then in the Loan Pool;
     (iii) after giving effect to the inclusion of the applicable Substitute Loans in the Collateral, (x) the Portfolio Acquisition and Disposition Requirements are satisfied, (y) the Portfolio Criteria are satisfied and (z) the Substitute Loans being conveyed to the Issuer satisfy the Substitute Loan Qualification Conditions; provided that for purposes of determining compliance with the Portfolio Criteria, any Substitute Loan which does not have a rating from each Rating Agency as of the applicable Cut-Off Date will be deemed to have an S&P Rating of “CCC”, a Moody’s Rating of “Caa2” and in the case of Fitch, a rating determined by the Fitch Algorithmics CRS rating model pending receipt of a rating estimate from the applicable Rating Agency;
     (iv) on the date of such substitution, the Servicer shall deliver to the Indenture Trustee a certificate stating that such Loan satisfies each of the Substitute Loan

Qualification Conditions; provided that a Substitute Loan which at the time of delivery of the related Addition Notice has a Moody’s rating lower than “B3” shall not become part of the Loan Pool on the proposed Subsequent Transfer Date;
     (v) the Originator shall have delivered to the Trust Depositor a duly executed Subsequent Purchase Agreement, which shall include a Subsequent List of Loans listing the Substitute Loan;
     (vi) the Trust Depositor shall have delivered to the Issuer a duly executed Subsequent Transfer Agreement, which shall include a Subsequent List of Loans listing the Substitute Loan;
     (vii) the Trust Depositor shall have deposited or caused to be deposited in the Principal and Interest Account all Collections received with respect to the Substitute Loan on and after the related Subsequent Cut–Off Date;
     (viii) each of the representations and warranties made by the Trust Depositor pursuant to Sections 3.02 and 3.04, applicable to the Substitute Loan (including without limitation that each such Substitute Loan is an Eligible Loan) shall be true and correct as of the related Subsequent Transfer Date;
     (ix) the Originator shall bear all incidental transactions costs incurred in connection with a substitution effected pursuant to this Agreement and shall, at its own expense, on or prior to the Subsequent Transfer Date, indicate in its Computer Records that ownership of the Substitute Loan identified on the Subsequent List of Loans in the Subsequent Transfer Agreement has been sold by the Originator to the Trust Depositor and by the Trust Depositor to the Issuer pursuant to this Agreement; and
     (x) prior to such substitution the Originator shall provide written notice of such substitution to each Rating Agency; provided that Fitch shall be entitled to receive from the Originator financial statements, credit committee papers and such other information relating to such Substitute Loan as is reasonably requested by Fitch in connection with the proposed substitution of a Loan.
     (e) Notwithstanding anything in this Section 2.04 to the contrary, any substitution of Loans to be effected pursuant to this Section 2.04 shall be subject to the limitations set forth in Section 2.08(b).
     (f) The Servicer, the Issuer and the Indenture Trustee shall execute and deliver such instruments, consents or other documents and perform all acts reasonably requested by the Servicer in order to effect the transfer and release of any of the Issuer’s interests in the Loans that are being substituted.
     (g) The Servicer on behalf of the Issuer shall present each Substitute Loan proposed to be included in the Collateral to each Rating Agency for review by such Rating Agency in order that each Rating Agency may provide a rating and a recovery rate with respect to such Loan; provided that (i) such Loan may become a part of the Collateral prior to the Servicer’s presentment of the Loan to the Rating Agencies as described herein, (ii) the Servicer’s failure to present a Loan to the Rating Agencies as described herein shall not constitute an independent breach of, or default under, this Agreement; provided that any Substitute Loan which has not been submitted to each Rating Agency within 60 days after the related Subsequent Cut-Off Date will be deemed a Delinquent Loan as of such date, (iii) with respect to S&P, the recovery rate shall be determined in accordance with the S&P Priority Category Recovery Rate and (iv) the Servicer shall have no obligation to present a Substitute Loan to Moody’s if a Moody’s Rating for such Loan has been determined by reference to clause (c) of the definition of Moody’s Rating.
     Section 2.05. [Reserved]
     Section 2.06. Release of Released Amounts.
     (a) The parties hereto acknowledge and agree that the Issuer has no interest in the Retained Interest and Released Amounts. The Indenture Trustee hereby agrees to release to the Issuer from the Loan Assets, and the Issuer hereby agrees to release to the Trust Depositor, an amount equal to the Released Amounts immediately upon identification thereof and upon receipt of an Officer’s Certificate of the Servicer, which release shall be automatic and shall require no further act by the Indenture Trustee or the Issuer; provided that the Indenture Trustee and Owner Trustee shall execute and deliver such instruments of release and assignment or other documents, or otherwise confirm the foregoing release, as may reasonably be requested by the Trust Depositor in writing. For the avoidance of doubt, such Retained Interest and Released Amounts shall not constitute and shall not be included in the Loan Assets.
     (b) Immediately upon the release to the Trust Depositor by the Indenture Trustee of the Released Amounts, the Trust Depositor hereby irrevocably agrees to release to the Originator such Released Amounts, which release shall be automatic and shall require no further act by the Trust Depositor; provided that the Trust Depositor shall execute and deliver such instruments of release and assignment, or otherwise confirming the foregoing release of any Released Amounts, as may be reasonably requested by the Originator.
     Section 2.07. Delivery of Documents in the Loan File.
     The Issuer hereby authorizes and directs the Originator and the Trust Depositor to deliver possession of all the Loan Files to the Indenture Trustee at least two Business Days (or such other period of time as mutually agreed between the Indenture Trustee and the Servicer) prior to the applicable Transfer Date (with copies to be held by the Servicer) on behalf of and for the account of the Securityholders. The Originator and the Trust Depositor shall also identify on the List of Loans (including any deemed amendment thereof associated with any Substitute Loans), whether by attached schedule or marking or other effective identifying designation, all Loans that are or are evidenced by such instruments. With respect to each Loan in the Loan Pool on or before the related Transfer Date the Trust Depositor will deliver or cause to be delivered to the Indenture Trustee, to the extent not previously delivered, each of the documents in the Loan File with respect to such Loan.

     Section 2.08. Optional Purchase by the Servicer of Certain Loans; Limitations on Substitution and Repurchase.
     (a) Subject to the limitations set forth in Section 2.08(b), the Servicer shall have the right, but not the obligation, to substitute or repurchase any (i) Charged–Off Loan, (ii) Delinquent Loan, (iii) Loan that has a material covenant default, (iv) Loan which has become subject to a Material Modification or (v) Loan that has become subject to a Specified Amendment. In the event of a repurchase, the Servicer shall deposit in the Principal and Interest Account, on the next succeeding Determination Date, an amount equal to the Repurchase Amount for such Loan (or applicable portion thereof) as of the date of such purchase. The Servicer, the Issuer and the Indenture Trustee shall execute and deliver such instruments, consents or other documents and perform all acts reasonably requested by the Servicer in order to effect the transfer and release of any of the Issuer’s interests in the Loans that are being purchased.
     (b) In no event may the aggregate Outstanding Loan Balance of all Loans purchased pursuant to Section 2.08(a) or substituted pursuant to Section 2.04, exceed an amount equal to 20% of the Net Purchased Loan Balance; provided that the aggregate Outstanding Loan Balance of all (i) Charged-Off Loans, (ii) Delinquent Loans, (iii) Loans that have a material covenant default and (iv) Loans subject to an amendment, modification, termination, release or similar undertaking entered into for reasons relating to the applicable Obligor’s inability to pay principal or interest, which are the subject of an optional repurchase or substitution by the Servicer may not exceed an amount equal to 10% of the Net Purchased Loan Balance. For the avoidance of doubt, there is no limitation on the aggregate Outstanding Loan Balance of Ineligible Loans which may be subject to mandatory repurchase or substitution pursuant to Section 11.01.
     Section 2.09. Certification by Indenture Trustee; Possession of Loan Files.
     (a) Review; Certification. On or prior to the applicable Transfer Date, the Indenture Trustee shall review the portion of the Loan File required to be delivered pursuant to Section 2.07 and shall deliver to the Originator, the Trust Depositor and the Servicer a certification in the form attached hereto as Exhibit L–1 on or prior to such Transfer Date. Within two Business Days after the Indenture Trustee receives the portion of the Loan File permitted to be delivered after the applicable Transfer Date pursuant to Section 2.07, the Indenture Trustee shall deliver to the Originator, the Trust Depositor and the Servicer a certification in the form attached hereto as Exhibit L–1. Within 360 days after each Transfer Date (or, with respect to any Substitute Loan, within 360 days after the assignment thereof), the Indenture Trustee shall deliver to the Originator, the Servicer, the Trust Depositor, S&P and any Noteholder who requests a copy from the Indenture Trustee a final certification in the form attached hereto as Exhibit L–2 evidencing the completeness of the Loan Files with respect to the Loans being transferred on such Transfer Date.
     (b) Non-Conforming Loan Files. If the Indenture Trustee during the process of reviewing the Loan Files finds any document constituting a part of a Loan File which is not properly executed, has not been received, is unrelated to a Loan identified in the List of Loans, or does not conform in a material respect to the requirements of the definition of Loan File, or the description thereof as set forth in the List of Loans, the Indenture Trustee shall promptly so notify the Originator, the Trust Depositor and the Servicer. In performing any such review, the Indenture Trustee may conclusively rely on the Originator as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Indenture Trustee’s review of the Loan Files is limited solely to confirming that the documents listed in the definition of Loan File have been executed and received and relate to the Loans identified in the List of Loans; provided that with respect to the UCC financing statements referenced in clause (a)(iii) of the definition of Required Loan Documents, the Indenture Trustee’s sole responsibility will be to confirm that the Loan File contains UCC financing statements and not to make determinations about the materiality of such UCC financing statements. For the avoidance of doubt, the scope of the Indenture Trustee review shall not include the verification of the Outstanding Principal Balance of any Loan. The Originator agrees to use reasonable efforts to remedy a material defect in a document constituting part of a Loan File of which it is so notified by the Indenture Trustee. If, however, within 30 days after the Indenture Trustee’s notice to it respecting such material defect the Originator has not remedied the defect and such defect materially and adversely affects the value of the related Loan, such Loan will be treated as an “Ineligible Loan” and the Originator will (i) substitute in lieu of such Loan a Substitute Loan in the manner and subject to the conditions set forth in Section 11.01 or (ii) repurchase such Loan at a purchase price equal to the Repurchase Amount, which purchase price shall be deposited in the Principal and Interest Account within such 30 day period.
     (c) Release of Entire Loan File Upon Substitution or Repurchase. Subject to Section 5.08(a), upon receipt by the Indenture Trustee of a certification of a Servicing Officer of the Servicer of such substitution or of such purchase and the deposit of the amounts then required to be deposited as described in Section 2.08 or Section 2.09(b), as applicable, in the Principal and Interest Account (which certification shall be in the form of Exhibit M hereto), the Indenture Trustee shall release to the Servicer for release to the Originator the related Loan File and the Indenture Trustee and the Issuer shall execute, without recourse, and deliver such instruments of transfer necessary to transfer all right, title and interest in such Loan to the Originator free and clear of any Liens created by the Transaction Documents. All costs of any such transfer shall be borne by the Originator.
     (d) Partial Release of Loan File and/or Collateral. Subject to Section 5.08(b), if in connection with taking any action in connection with a Loan (including, without limitation, the amendment to documents in the Loan File and/or a revision to Related Property) the Servicer requires any item constituting part of the Loan File, or the release from the Lien of the related Loan of all or part of any Related Property, the Servicer shall deliver to the Indenture Trustee a certificate to such effect in the form attached as Exhibit M hereto. Subject to Section 5.08(d), upon receipt of such certification, the Indenture Trustee shall deliver to the Servicer within two Business Days of such request (if such request was received by 2:00 p.m., central time), the requested documentation, and the Indenture Trustee shall execute, without recourse, and deliver such instruments of transfer necessary to release all or the requested part of the Related Property from the Lien of the related Loan and/or the Lien under the Transaction Documents.
     (e) Annual Certification. On the Payment Date in April of each year, commencing April 21, 2008, the Indenture Trustee shall deliver to the Originator, the Trust Depositor and the Servicer a certification detailing all transactions with respect to the Loans for which the Indenture Trustee holds the Loan Files pursuant to this Agreement during the prior calendar year.

Such certification shall list all Loan Files which were released by or returned to the Indenture Trustee during the prior calendar year, the date of such release or return and the reason for such release or return.
ARTICLE 3.
REPRESENTATIONS AND WARRANTIES
     The Trust Depositor makes, and upon execution of each Subsequent Purchase Agreement is deemed to make, the representations and warranties in Sections 3.01, 3.02, and 3.04 and on the Closing Date, the Trust Depositor makes the representations and warranties in Sections 3.01 through 3.04, on which the Issuer will rely in purchasing the Initial Loan Assets on the Closing Date (and any Substitute Loans on any Subsequent Transfer Date), and on which the Securityholders will rely.
     Such representations and warranties are given as of the execution and delivery of this Agreement and as of the Closing Date (or Subsequent Transfer Date, as applicable), but shall survive the sale, transfer and assignment of the Loan Assets to the Issuer. The repurchase obligation or substitution obligation of the Trust Depositor set forth in Section 11.01 constitutes the sole remedy available for a breach of a representation or warranty of the Trust Depositor set forth in Section 3.01 through Section 3.04 of this Agreement. Except as otherwise provided in Section 2.04(d)(viii), the Trust Depositor shall not be deemed to be remaking any of the representations set forth in Section 3.03 on a Subsequent Transfer Date with respect to the Substitute Loans as such representations relate solely to the composition of the Initial Loans conveyed on the Closing Date.
     Section 3.01. Representations and Warranties Regarding the Trust Depositor.
     By its execution of this Agreement and each Subsequent Transfer Agreement, the Trust Depositor represents and warrants to the Issuer, the Indenture Trustee and the Securityholders that:
     (a) Organization and Good Standing. The Trust Depositor is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has the power to own its assets and to transact the business in which it is currently engaged. The Trust Depositor is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Trust Depositor or the Issuer.
     (b) Authorization; Valid Sale; Binding Obligations. The Trust Depositor has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which it is a party, and to create the Issuer and cause it to make, execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which the Issuer is a party, and the Trust Depositor has taken all necessary limited liability company action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and to cause the Issuer to be created. This Agreement and each Subsequent Transfer Agreement, if any, shall effect a valid sale, transfer and assignment of or grant a security interest in the Loan Assets from the Trust Depositor to the Issuer, enforceable against the Trust Depositor and creditors of and purchasers from the Trust Depositor. This Agreement and the other Transaction Documents to which the Trust Depositor is a party constitute the legal, valid and binding obligation of the Trust Depositor enforceable in accordance with their terms, except as enforcement of such terms may be limited by applicable Insolvency Laws and general principles of equity, whether considered in a suit at law or in equity.
     (c) No Consent Required. The Trust Depositor is not required to obtain the consent of any other party (other than those that it has already obtained) or any consent, license, approval or authorization from, or registration or declaration with, any Governmental Authority (other than those that it has already obtained) in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party.
     (d) No Violations. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party by the Trust Depositor, and the consummation of the transactions contemplated hereby and thereby, will not violate any Applicable Law applicable to the Trust Depositor, or conflict with, result in a default under or constitute a breach of the Trust Depositor’s organizational documents or Contractual Obligations to which the Trust Depositor is a party or by which the Trust Depositor or any of the Trust Depositor’s properties may be bound, or result in the creation or imposition of any Lien of any kind upon any of its properties pursuant to the terms of any such Contractual Obligations, other than as contemplated by the Transaction Documents.
     (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Trust Depositor threatened, against the Trust Depositor or any of its properties or with respect to this Agreement, the other Transaction Documents to which it is a party or the Securities (i) that, if adversely determined, would in the reasonable judgment of the Trust Depositor be expected to have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Trust Depositor or the Issuer or the transactions contemplated by this Agreement or the other Transaction Documents to which the Trust Depositor is a party or (ii) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Certificate or Notes.
     (f) Solvency. The Trust Depositor, at the time of and after giving effect to each conveyance of Loan Assets hereunder, is Solvent on and as of the date thereof.
     (g) Taxes. The Trust Depositor has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has put all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount of tax due, the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on the books of the Trust Depositor); no tax Lien has been filed and, to the Trust Depositor’s knowledge, no claim is being asserted, with respect to any such tax, fee or other charge.
     (h) Place of Business; No Changes. The Trust Depositor’s location (within the meaning of Article 9 of the UCC) is the State of Delaware. The Trust Depositor has not changed its name, whether by amendment of its certificate of formation, by reorganization or otherwise, and has not changed its location within the four months preceding the Closing Date.
     (i) Not an Investment Company. The Trust Depositor is not and, after giving effect to the transactions contemplated by the Transaction Documents, will not be required to be registered as an “investment company” under the 1940 Act.
     (j) Sale Treatment. Other than for tax and accounting purposes, the Trust Depositor has treated the transfer of Loan Assets to the Trust Depositor for all purposes as a sale and purchase on all of its relevant books and records and other applicable documents.
     (k) Security Interest.
     (i) This Agreement creates a valid and continuing security interest in favor of the Issuer (as defined in the applicable UCC) in all right, title and interest of Trust Depositor in the Loan Assets, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Trust Depositor;
     (ii) the Loans, along with the related Loan Files, constitute either a “general intangible,” an “instrument,” an “account,” “investment property,” or “chattel paper,” within the meaning of the applicable UCC;
     (iii) the Trust Depositor owns and has, and upon the sale and transfer thereof by the Trust Depositor to the Issuer, the Issuer will have, good and marketable title to the Loan Assets free and clear of any Lien (other than Permitted Liens), claim or encumbrance of any Person;
     (iv) the Trust Depositor has received all consents and approvals required by the terms of the Loan Assets to the sale of the Loan Assets hereunder to the Issuer;
     (v) the Trust Depositor has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in such Loan Assets granted to the Issuer under this Agreement;
     (vi) other than the security interest granted to the Issuer pursuant to this Agreement, the Trust Depositor has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of such Loan Assets. The Trust Depositor has not authorized the filing of and is not aware of any financing statements naming the Trust Depositor as debtor that include a description of collateral covering such Loan Assets other than any financing statement (A) relating to the security interest granted to the Trust

Depositor under the Loan Sale Agreement, or (B) that has been terminated. The Trust Depositor is not aware of the filing of any judgment or tax Lien filings against the Trust Depositor;
     (vii) all original executed copies of each Underlying Note (if any) that constitute or evidence the Loan Assets have been delivered to the Indenture Trustee, and in the case of Noteless Loans, a copy of each related Note Register, certified by a Responsible Officer of the Originator, has been delivered to the Indenture Trustee;
     (viii) except with respect to Noteless Loans, the Trust Depositor has received a written acknowledgment from the Indenture Trustee that the Indenture Trustee or its bailee is holding any Underlying Notes that constitute or evidence any Loan Assets solely on behalf of and for the benefit of the Securityholders; and
     (ix) none of the Underlying Notes that constitute or evidence any Loan Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer and the Indenture Trustee.
     (l) Value Given. The cash payments and securities of the Issuer received by the Trust Depositor in respect of the purchase price of the Loans sold hereunder constitutes reasonably equivalent value in consideration for the transfer to the Issuer of such Loans under this Agreement, such transfer was not made for or on account of an antecedent debt owed by the Originator to the Trust Depositor, and such transfer was not and is not voidable or subject to avoidance under any Insolvency Law.
     (m) Investment Company. Neither the Issuer nor the Loan Pool is, nor after giving effect to the transactions contemplated by the Transaction Documents, will be required to be registered as an “investment company” within the meaning of the 1940 Act.
     (n) No Defaults. The Trust Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Trust Depositor or its respective properties or might have consequences that would materially and adversely affect its performance hereunder.
     (o) Bulk Transfer Laws. The transfer, assignment and conveyance of the Loans by the Trust Depositor pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.
     (p) Origination and Collection Practices. The origination and collection practices used with respect to each Loan have been in all material respects legal, proper and prudent and comply with the Credit and Collection Policy.
     (q) Adequacy of Consideration. The Trust Depositor will receive fair consideration and reasonably equivalent value in exchange for the sale of the Loans.

     (r) Lack of Intent to Hinder, Delay or Defraud. Neither the Trust Depositor nor any of its Affiliates sold, or will sell, any interest in any Loan with any intent to hinder, delay or defraud any of their respective creditors.
     (s) Nonconsolidation. The Trust Depositor conducts its affairs such that the Issuer would not be substantively consolidated in the estate of the Trust Depositor and their respective separate existences would not be disregarded in the event of the Trust Depositor’s bankruptcy.
     (t) Accuracy of Information. All written factual information heretofore furnished by the Trust Depositor for purposes of or in connection with this Agreement or the other Transaction Documents to which Trust Depositor is a party, or any transaction contemplated hereby or thereby is, and all such written factual information hereafter furnished by the Trust Depositor to any such party will be, true and accurate in every material respect, on the date such information is stated or certified.
The representations and warranties set forth in Section 3.01(k) may not be waived by any Person and shall survive the termination of this Agreement. The Trust Depositor and Issuer (i) shall not, without satisfaction of the S&P Rating Condition with respect thereto, waive any breach of the representations and warranties in Section 3.01(k), and (ii) shall provide S&P with prompt written notice of any breach of the representations and warranties set out in Section 3.01(k).
     Section 3.02. Representations and Warranties Regarding Each Loan and as to Certain Loans in the Aggregate.
     The Trust Depositor represents and warrants (x) with respect to Section 3.02(a), Section 3.02(b) and Section 3.02(d) as to each Loan as of the execution and delivery of this Agreement and on the Closing Date, and as of each Subsequent Transfer Date with respect to each Substitute Loan, and (y) with respect to Section 3.02(c), as to the Loan Pool in the aggregate as of the Initial Cut-Off Date, and as of each Subsequent Transfer Date with respect to Substitute Loans (after giving effect to the addition of such Substitute Loans to the Loan Pool), that:
     (a) List of Loans. The information set forth in the List of Loans attached hereto as Exhibit G (as the same may be amended or deemed amended in respect of a conveyance of Substitute Loans on a Subsequent Transfer Date) is true, complete and correct as of the applicable Cut–Off Date.
     (b) Eligible Loan. Such Loan satisfies the criteria for the definition of Eligible Loan set forth in this Agreement as of the date of its conveyance hereunder.
     (c) Loans Secured by Real Property. Less than 40% of the Aggregate Outstanding Loan Balance of the Loan Pool as of the Initial Cut-Off Date consists of Loans principally secured by real property, and the Trust Depositor will not effectuate the transfer of a Substitute Loan if such transfer would cause more than 40% of the Aggregate Outstanding Loan Balance of the Loan Pool as of any Subsequent Transfer Date to consist of Loans principally secured by real property.
     (d) Underlying Custodial Agreements. With respect to each Pooled Obligor Loan, the underlying loan documents and other collateral pledged by the Underlying Debtors is held by an Underlying Custodian for the benefit of the Originator and its assignees. The Originator’s rights under each such Underlying Custodial Agreement are fully assignable and have been assigned by it to the Trust Depositor, and assigned by the Trust Depositor to the Issuer in connection with the transfer of the Loan Assets.
     Section 3.03. Representations and Warranties Regarding the Initial Loans in the Aggregate.
     (a) Amounts. The sum of the Aggregate Outstanding Loan Balance of the Initial Loans as of the Cut-Off Date equals the aggregate principal balance of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes.
     (b) Characteristics. The Trust Depositor represents and warrants, on the Closing Date, that as of the Initial Cut-Off Date, the Initial Loans have the following additional characteristics: (i) no Loan has a remaining maturity of more than 84 months; (ii) the date of the final Scheduled Payment on the Loan with the latest maturity is not later than the date that is 36 months prior to the Final Maturity Date; and (iii) none of the Initial Loans provide for Scheduled Payments of interest due on a basis other than monthly, quarterly, semi-annually or annually.
     Section 3.04. Representations and Warranties Regarding the Loan Files.
     The Trust Depositor represents and warrants on the Closing Date with respect to the Initial Loans (or as of the Subsequent Transfer Date, with respect to Substitute Loans), that (i) to the extent any such Loans were pledged under the Warehouse Facilities or any Prior Term Transaction, immediately prior to such date (as applicable), the Originator and/or a collateral custodian under the Warehouse Facilities or such Prior Term Transaction had possession of each original Underlying Note (except in the case of Noteless Loans) and the related complete Loan File, and there were no other custodial agreements relating to the same in effect and (ii) except as otherwise provided in Section 2.07, the complete Loan File for each Loan is in the possession of the Indenture Trustee.
     Section 3.05. [Reserved].
     Section 3.06. Representations and Warranties Regarding the Servicer.
     The Servicer represents and warrants to the Owner Trustee, the Indenture Trustee and the Securityholders that:
     (a) Organization and Good Standing. The Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the limited liability company power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Servicer or the Issuer. The Servicer is properly licensed in each jurisdiction to the extent required by the laws of such jurisdiction to service the Loans in accordance with the terms hereof and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Servicer or Issuer.
     (b) Authorization; Binding Obligations. The Servicer has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which the Servicer is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which the Servicer is a party, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Servicer is a party. This Agreement and the other Transaction Documents to which the Servicer is a party constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with their terms, except as enforcement of such terms may be limited by Insolvency Laws and general principles of equity, whether considered in a suit at law or in equity.
     (c) No Consent Required. The Servicer is not required to obtain the consent of any other party (other than those that it has already obtained) or any consent, license, approval or authorization from, or registration or declaration with, any Governmental Authority (other than those that it has already obtained) in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Transaction Documents to which the Servicer is a party.
     (d) No Violations. The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Servicer is a party by the Servicer will not violate any Applicable Law applicable to the Servicer, or conflict with, result in a default under or constitute a breach of the Servicer’s organizational documents or any Contractual Obligations to which the Servicer is a party or by which the Servicer or any of the Servicer’s properties may be bound, or result in the creation of or imposition of any Lien of any kind upon any of its properties pursuant to the terms of any such Contractual Obligations, other than as contemplated by the Transaction Documents.
     (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement, or any other Transaction Document to which the Servicer is a party that, if adversely determined, would in the reasonable judgment of the Servicer be expected to have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Servicer or the Issuer or the transactions contemplated by this Agreement or any other Transaction Document to which the Servicer is a party.
     (f) Reports. All reports, certificates and other written information furnished by the Servicer with respect to the Loans are correct in all material respects.
     Section 3.07. Representations and Warranties of the Backup Servicer.
     The Backup Servicer hereby represents and warrants to the Owner Trustee, the Indenture Trustee and the Securityholders, as follows:

     (a) Organization. It is a national banking association duly organized, validly existing and in good standing under the federal laws of the United States with all requisite power and authority to own its properties and to conduct its business as presently conducted and to enter into and perform its obligations pursuant to this Agreement.
     (b) Good Standing. The Backup Servicer is duly qualified to do business as a national banking association and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property and the conduct of its business requires such qualification, licenses or approvals, except where the failure to so qualify or have such licenses or approvals has not had, and would not be reasonably expected to have, a material adverse effect on the interests of the Securityholders.
     (c) Authorization. It has the power and authority to execute and deliver this Agreement and to carry out its terms. It has duly authorized the execution, delivery and performance of this Agreement by all requisite action.
     (d) No Violations. The consummation of the transactions contemplated by, and the fulfillment of the terms of, this Agreement by it will not violate any Applicable Law or conflict with, result in any breach of any of the terms or provisions of, or constitute a default under, its organizational documents or any Contractual Obligations by which it or any of its property is bound or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any Contractual Obligations.
     (e) No Consent Required. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any Governmental Authority having jurisdiction over it or any of its respective properties is required to be obtained in order for it to enter into this Agreement or perform its obligations hereunder.
     (f) Binding Obligation. This Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by applicable Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity).
     (g) Litigation. There are no proceedings or investigations pending or, to the best of its knowledge, threatened, against it before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might (in its reasonable judgment) have a material adverse effect on the interests of the Securityholders.
ARTICLE 4.
PERFECTION OF TRANSFER AND
PROTECTION OF SECURITY INTERESTS
     Section 4.01. Custody of Loans.
     The contents of each Loan File shall be held in the custody of the Indenture Trustee under the Indenture for the benefit of, and as agent for, the Securityholders.

     Section 4.02. Filing.
     On or prior to the Closing Date, the Originator, Trust Depositor and Servicer shall cause the UCC financing statement(s) referred to in Section 2.02(h) hereof to be filed, and from time to time the Servicer, on behalf of the Issuer, shall take and cause to be taken such actions and execute such documents as are necessary or desirable or as the Owner Trustee or Indenture Trustee (acting at the direction of the Majority Noteholders) may reasonably request to perfect and protect the Indenture Trustee’s first priority perfected security interest in the Loan Assets against all other Persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title. Notwithstanding the obligations of the Originator, Trust Depositor and Servicer set forth in the preceding sentence, the Issuer hereby authorizes the Servicer to prepare and file, at the expense of the Servicer, UCC financing statements (including but not limited to renewal, continuation or in lieu statements) and amendments or supplements thereto or other instruments as the Servicer may from time to time deem necessary or appropriate in order to perfect and maintain the security interest granted hereunder in accordance with the UCC.
     Section 4.03. Changes in Name, Corporate Structure or Location.
     (a) During the term of this Agreement, none of the Originator, the Servicer, the Trust Depositor or the Issuer shall change its name, form of organization, identity, existence, state of formation or location without first giving at least 30 days’ prior written notice to the Owner Trustee, the Indenture Trustee and S&P.
     (b) If any change in either the Servicer’s, the Originator’s or the Trust Depositor’s name, identity, structure, existence, state of formation, location or other action would make any financing or continuation statement or notice of ownership interest or Lien relating to any Loan Asset seriously misleading within the meaning of applicable provisions of the UCC or any title statute, the Servicer, no later than five Business Days after the effective date of such change, shall file such amendments as may be required to preserve and protect the Indenture Trustee’s security interest in the Loan Assets and the proceeds thereof. Promptly after taking any of the foregoing actions, the Servicer shall deliver to the Owner Trustee and the Indenture Trustee an Opinion of Counsel reasonably acceptable to the Owner Trustee and the Indenture Trustee stating that, in the opinion of such counsel, all financing statements or amendments necessary to preserve and protect the Indenture Trustee’s security interest in the Loan Assets have been filed, and reciting the details of such filing.
     Section 4.04. Costs and Expenses.
     The Servicer agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Trustees’ and Issuer’s right, title and interest in and to the Loan Assets (including, without limitation, the security interest in the Related Property related thereto and the security interests provided for in the Indenture); provided that to the extent permitted by the Required Loan Documents, the Servicer may seek reimbursement for such costs and disbursements from the related Obligors.

     Section 4.05. Sale Treatment.
     Other than for tax and accounting purposes, the Trust Depositor shall treat the transfer of Loan Assets made hereunder for all purposes as a sale and purchase on all of its relevant books and records.
     Section 4.06. Separateness from Trust Depositor.
     The Originator agrees to take or refrain from taking or engaging in with respect to the Trust Depositor each of the actions or activities specified in the “substantive consolidation” opinion of Patton Boggs LLP (including any certificates of the Originator attached thereto) delivered on the Closing Date, upon which the conclusions therein are based.
ARTICLE 5.
SERVICING OF LOANS
     Section 5.01. Appointment and Acceptance.
     CapitalSource is hereby appointed as Servicer pursuant to this Agreement. CapitalSource accepts the appointment and agrees to act as the Servicer pursuant to this Agreement.
     Section 5.02. Duties of the Servicer.
     (a) The Servicer, as an independent contract servicer, shall service and administer the Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement and the Credit and Collection Policy. The Servicer may enter into Subservicing Agreements for any servicing and administration of Loans with any entity provided the Rating Agency Condition is satisfied with respect to the Servicer entering into such Subservicing Agreement. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and to either directly service the related Loans itself or enter into a Subservicing Agreement with a successor Subservicer which qualifies hereunder.
     (b) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, so long as this Agreement shall remain effective, the Servicer shall remain obligated and primarily liable to the Indenture Trustee, for itself and on behalf of the Securityholders, for the servicing and administering of the Loans in accordance with the provisions of this Agreement and the Credit and Collection Policy, without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Loans when any Subservicer has received such payments. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.
     (c) Any Subservicing Agreement that may be entered into and any transactions or services relating to the Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Servicer alone, and the Indenture Trustee and the Securityholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 5.02(d). Notwithstanding the foregoing, the Servicer shall (i) at its expense and without reimbursement, deliver to the Indenture Trustee a copy of each Subservicing Agreement and (ii) provide notice of the termination of any Subservicer within a reasonable time after such Subservicer’s termination to the Indenture Trustee.
     (d) In the event the Servicer shall for any reason no longer be the Servicer, the Servicer at its expense and without right of reimbursement therefor, shall, upon request of the Indenture Trustee, deliver to the Successor Servicer all documents and records (including computer tapes and diskettes) relating to each Subservicing Agreement and the Loans then being serviced hereunder and an accounting of amounts collected and held by it hereunder and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.
     (e) Modifications and Waivers Relating to Loans.
     (i) So long as it is consistent with the Credit and Collection Policy, the Servicer may waive, modify or vary any term of any Loan if in the Servicer’s determination such waiver, modification or variance will not be materially adverse to the interests of the Noteholders; provided that the Servicer may not:
     (A) amend, waive, modify or vary any Loan in any manner that would extend the stated maturity date of such Loan beyond the Final Maturity Date; or
     (B) enter into any amendment, waiver, modification or variance with respect to any loan for the purpose or with the intention of causing a Substitution Event to occur with respect to such Loan solely in order to render such loan eligible for repurchase or substitution hereunder or to otherwise make such Loan eligible for repurchase pursuant to Section 2.08.
If any Loan is amended, modified, waived or varied due to an Obligor’s inability to pay principal (excluding payments of principal consisting of excess cash flow sweeps) or interest, then the Loan shall be treated as a Delinquent Loan as of the date that is five Business Days in case of Asset Based Revolvers or 60 days in the case of all other Loans after such delinquent payment was first due if all delinquencies have not been cured within that one day or 60 day period, as applicable.
     (ii) Except as expressly set forth in Section 5.02(e)(i), the Servicer may execute any amendments, waivers, modifications or variances related to such Loan and any documents related thereto on behalf of the Issuer. The Servicer will provide each Rating Agency with a written summary of any such amendment, waiver, modification or variance promptly after its execution and, promptly upon request by any Rating Agency, a copy of any such waiver, modification or variance. Such summary shall set forth a brief description of the reasons for, and the effect of, such waiver, modification or variance, and shall indicate whether such waiver, modification or variance constitutes a Specified Amendment.
     (iii) With respect to each of the modifications described in clause (i) – (vi) of the definition of Specified Amendment, the Servicer may elect to submit the modified (or overadvanced, as applicable) Loan to S&P to be re-rated. If the Servicer does not elect to have such Loan re-rated by S&P, then such Loan shall be deemed to be a Delinquent Loan as of the date that is 60 days after the effective date of the relevant Specified Amendment; provided that such Loan shall cease to be deemed a Delinquent Loan as of such later date as it may be submitted to S&P for re-rating. Any Loan which is subject to a modification described in clause (v) of the definition of Specified Amendment will be deemed to be a Delinquent Loan upon the effectiveness of such Specified Amendment. The provisions of this Section 5.02(e)(iii) shall not apply to modifications, amendments or variances that do not constitute Specified Amendments.
     (iv) Although costs incurred by the Servicer or any Subservicer in respect of Servicing Advances may be added to the amount owing by the Obligor under the related Loan, such amounts shall not be added for the purposes of calculating distributions to Noteholders. Any fees and costs imposed in connection therewith may be retained by the Servicer. Without limiting the generality of the foregoing, so long as it is consistent with the Credit and Collection Policy, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of the Indenture Trustee, the Owner Trustee and each Securityholder, all instruments of amendment, waiver, satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Loans and with respect to any Related Property. Such authority shall include, but not be limited to, the authority to substitute or release items of Related Property consistent with the Credit and Collection Policy and sell participations or assignments in Loans previously transferred to the Issuer. In connection with any such sale, the Servicer shall deposit in the Principal and Interest Account, pursuant to Section 7.03(b), all proceeds received upon such sale. If reasonably required by the Servicer, the Indenture Trustee, on behalf of the Issuer, shall furnish the Servicer, within five Business Days of receipt of the Servicer’s request, with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement. Any such request to the Indenture Trustee, on behalf of the Issuer, shall be accompanied by a certification in the form of Exhibit L-1 attached hereto signed by a Servicing Officer. In connection with any substitution of Collateral, the Servicer shall deliver to the Indenture Trustee the items, and within the time frame, set forth in Section 2.07, assuming that the date of substitution is the relevant “Transfer Date.”
     (f) The Servicer, in servicing and administering the Loans, shall act in good faith, exercise commercially reasonable judgment and reasonable care, consistent with the Credit and Collection Policy, employ or cause to be employed procedures (including collection, foreclosure, Foreclosed Property and Repossessed Collateral management procedures), prudent lending standards and exercise a degree of skill and attention not less than that which it customarily employs and exercises in servicing and administering loans for its own account and in a manner consistent with those policies and procedures as are customarily used by reasonable and prudent servicers of national repute in connection with servicing of assets of the nature and of the character of the Loans, giving due consideration to the Noteholders’ reliance on the Servicer. The Servicer shall not permit an Obligor of a Revolving Loan to receive an Overadvance thereunder for the purpose of making payments of principal or interest (in whole or in part) due with respect to a Term Loan, where any portion of such Revolving Loan or Term Loan, as applicable, shall constitute a part of the Loan Assets hereunder or an asset of any Prior Term Transaction.
     (g) [Reserved].
     (h) In accordance with the power set forth in Section 2.01(a), the Servicer shall perform the duties of the Issuer and the Owner Trustee under the Transaction Documents. In furtherance of the foregoing, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer and the Owner Trustee under the Transaction Documents. The Servicer shall monitor the performance of the Issuer and the Owner Trustee and shall advise the Owner Trustee when action is necessary to comply with the Issuer’s or the Owner Trustee’s duties under the Transaction Documents. The Servicer shall prepare for execution by the Owner Trustee or the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Transaction Documents.
     (i) In addition to the duties of the Servicer set forth in this Agreement or any of the Transaction Documents, the Servicer shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to state and federal tax and securities laws. In accordance with the directions of the Issuer or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Issuer as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Servicer.
     (j) Notwithstanding anything in this Agreement or any of the Transaction Documents to the contrary, the Servicer shall be responsible for promptly (upon knowledge thereof) notifying the Owner Trustee and the Paying Agent in the event that any withholding tax is imposed on the Issuer’s payments (or allocations of income) to a Securityholder. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Paying Agent pursuant to such provision.
     (k) All tax returns will be signed by the Servicer on behalf of the Issuer.
     (l) The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be reasonably accessible for inspection by the Owner Trustee at any time during normal business hours.
     (m) Without the prior written consent of the Majority Noteholders and subject to the satisfaction of the S&P Rating Condition and the Moody’s Rating Condition, the Servicer shall not agree or consent to, or otherwise permit to occur, any amendment, modification, change, supplement or rescission of or to the Credit and Collection Policy, in whole or in part, in any manner that could have a material adverse effect on the Loans.
     (n) For so long as any of the Notes are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act, (i) the Servicer will provide or cause to be provided to any holder of such Notes and any prospective purchaser thereof designated by such holder, upon the request of such a holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (ii) the Servicer shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act provided by Rule 144A is and will be available for resales of such Notes conducted in accordance with Rule 144A.
     (o) The Servicer will keep in full force and effect its existence, rights and franchise as a Delaware limited liability company, and the Servicer shall obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and of any of the Loans and to perform its duties under this Agreement.
     (p) The Servicer shall be obligated to make the Servicing Advances (but not Scheduled Payment Advances) incurred in the performance of its servicing duties hereunder. The Servicer shall be entitled to reimbursement for such Servicing Advances from the Collections received from the Loan to which such Servicing Advances relate pursuant to Section 5.10(d) and Section 7.03(h).
     (q) Not later than the Business Day preceding each Payment Date, the Servicer will cause all amounts in the Reserve Fund to be transferred to the Note Distribution Account for application in accordance with the Priority of Payments.
     (r) The Servicer shall not be responsible for any taxes on the Issuer or any Servicing Fees payable to any Successor Servicer.
     (s) All payments (other than Prepayments) received on Loans will be applied by the Servicer to amounts due by the Obligor starting with the most recent Scheduled Payment.
     (t) The Servicer shall be responsible for any tax reporting, disclosure, record keeping or list maintenance requirements of the Issuer under Internal Revenue Code Sections 6011(a), 6111(d) or 6112, including, but not limited to, the preparation of IRS Form 8886 pursuant to Federal Income Tax Regulations Section 1.6011-4(d) or any successor provision and any required list maintenance under Federal Income Tax Regulations Section 301.6112-1 or any successor provision.

     (u) The Servicer shall notify the Backup Servicer of any material modification to its servicing system.
     (v) The initial Servicer shall provide to S&P, Moody’s and Fitch (i) financial statements for each Obligor of a Loan included in the Loan Pool, as promptly as reasonably practicable (but in any event not later than 135 days) after the end of the fiscal year of such Obligor, until such time as the related Loan has been paid in full or is no longer part of the Loan Pool and (ii) promptly after a Responsible Officer of the Servicer becomes aware thereof, email notice of any payment default (following the expiration of any applicable grace period) under a Loan. Any failure by the initial Servicer to provide financial statements with respect to any Obligor within 135 days after the end of the fiscal year of each such Obligor shall result in each Loan to the applicable Obligor being deemed to have an S&P rating of “CCC-” unless such Loan has been submitted to S&P to be re-rated.
     Section 5.03. Liquidation of Loans.
     (a) In the event that any payment due under any Loan and not postponed pursuant to Section 5.02 is not paid when the same becomes due and payable, or in the event the Obligor fails to perform any other covenant or obligation under the Loan which results in an event of default thereunder, the Servicer in accordance with the Credit and Collection Policy and any Applicable Law may pursue enforcement of all appropriate remedies it may deem to be in the best interests of the Noteholders. Such enforcement shall include, but shall not be limited to, acceleration of all payments due thereunder to the extent permitted by the Required Loan Documents and foreclosure upon the Related Property at a public or private sale or otherwise comparably effect the ownership of Related Property relating to defaulted Loans for which the related Loan is still outstanding and as to which no satisfactory arrangements can be made for collection of delinquent payments in accordance with the provisions of Section 5.10 and shall act as sales and processing agent for the Related Property that is repossessed. In connection with such foreclosure or other conversion and any other liquidation action or enforcement of remedies, the Servicer shall exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use as it would exercise with respect to its own affairs, in accordance with this Agreement, and in accordance with the Credit and Collection Policy. To the extent the Servicer or the Issuer takes possession of any of the Related Property, the Servicer may not sell any such Related Property without first using commercially reasonable efforts to obtain bids to purchase such Related Property from at least three Persons (other than the Servicer or any of its Affiliates). The Servicer may sell the Related Property to the highest bidder (if any bids are received) or the Servicer or an Affiliate may purchase the Related Property for a price equal to the highest bid, but in no event may the Servicer sell any Related Property for less than the then fair market value of the Related Property. If no bids are received and the Servicer has used commercially reasonable efforts to obtain such bids, the Servicer or an Affiliate may purchase the Related Property for a price equal to the then fair market value of such Related Property. Any such sale of the Related Property is to be evidenced by a certificate of a Responsible Officer of the Servicer delivered to the Indenture Trustee setting forth the Loan, the Related Property, the sale price of the Related Property and certifying that such sale price is the fair market value of such Related Property. In any case in which any such Related Property has suffered damage, the Servicer will not expend funds in connection with any repair or toward the repossession of such Related Property unless it reasonably determines that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.
     (b) Prior to undertaking foreclosure of any Loan secured by real property and any improvements thereon including any Mortgaged Property, the Servicer must investigate environmental conditions, including, in accordance with the Credit and Collection Policy, the performance of a Phase I and/or Phase II environmental site assessment, to ascertain the actual or potential presence of any hazardous material on or under such property. For purposes of this Agreement, the term hazardous material includes (1) any hazardous substance, as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. 9601–9675, and (2) petroleum (as that term is defined at 42 U.S.C. §6991) including any derivative, fraction, by–product, constituent or breakdown product thereof, or additive thereto. In the event that the environmental investigation determines the existence of any hazardous material on or under the real property in excess of minimum action levels established by relevant regulatory agencies, title to such property shall not be taken without satisfaction of the Rating Agency Condition.
     (c) After a Loan has been liquidated, the Servicer shall promptly prepare and forward to the Indenture Trustee and upon request, any Securityholder, a report (the “Liquidation Report”), in the form attached hereto as Exhibit D, detailing the Liquidation Proceeds received from such Loan, the Liquidation Expenses incurred with respect thereto, and any loss incurred in connection therewith.
     Section 5.04. Fidelity Bond.
     The Servicer shall at all times maintain with a responsible company, and at its own expense, a blanket fidelity bond (the “Fidelity Bond”) in a minimum aggregate amount equal to $2,000,000, and a maximum deductible of $50,000, with coverage on all employees acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Loans or the Related Property (“Servicer Employees”). The Fidelity Bond shall provide coverage to the Indenture Trustee, the Owner Trustee and the Securityholders, their respective officers and employees, against losses resulting from forgery, theft, embezzlement or fraud by such Servicer Employees. The Fidelity Bond shall not relieve the Servicer from its duties or indemnity obligations as set forth in this Agreement. Upon the request of the Indenture Trustee, the Owner Trustee or any Securityholder, the Servicer shall cause to be delivered to the Indenture Trustee, the Owner Trustee or such Securityholder a certified true copy of such Fidelity Bond.
     Section 5.05. Maintenance of Hazard Insurance.
     (a) The Servicer will use its reasonable best efforts to ensure that each Obligor maintains an Insurance Policy with respect to any tangible, personal property collateral (other than accounts receivable) in amounts consistent with the Credit and Collection Policy and as required by clause (m) of the definition of Eligible Loan and all of the Originator’s right, title and interest therein will be fully assigned to the Indenture Trustee. Additionally, other than with respect to unsecured Loans and Loans in which the sole collateral is the related Obligor’s accounts receivable, the Servicer will require that each Obligor maintain property damage liability insurance during the term of each Loan in compliance with the Credit and Collection Policy. If an Obligor fails to maintain property damage insurance, the Servicer may in its discretion purchase and maintain such insurance on behalf of, and generally at the expense of, the Obligor to the extent entitled to do so pursuant to the Required Loan Documents. In connection with its activities as Servicer, the Servicer agrees to present, on behalf of the Indenture Trustee and the Securityholders, claims to the insurer under each Insurance Policy and any such liability policy, and to settle, adjust and compromise such claims, in each case, consistent with the terms of each Loan. The Servicer’s Insurance Policies with respect to the Related Property will insure against liability for physical damage relating to such Related Property in accordance with the requirements of the Credit and Collection Policy. The Servicer hereby disclaims any and all right, title and interest in and to any Insurance Policy and Insurance Proceeds with respect to any Related Property, including any Insurance Policy with respect to which it is named as loss payee and as an insured, and agrees that it has no equitable, beneficial or other interest in the Insurance Polices and Insurance Proceeds other than being named as loss payee and as an insured. The Servicer acknowledges that with respect to the Insurance Policies and Insurance Proceeds thereof that it is acting solely in the capacity as agent for the Indenture Trustee.
     (b) If at origination of a Loan, to the best of the Servicer’s knowledge after reasonable investigation, the related Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) consistent with the Credit and Collection Policy, the Servicer will require the related Obligor or other creditors to purchase a flood insurance policy covering each piece of property that is material with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the full insurable value of the Mortgaged Property that is material, or (ii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Servicer shall also maintain, to the extent such insurance is available, and required by the Credit and Collection Policy, on Foreclosed Property constituting real property that is material, fire and hazard insurance in the amounts described above and liability insurance.
     (c) Any amounts collected by the Servicer under any such Insurance Policies and which relate to the Loans (other than amounts to be applied to the restoration or repair of the Related Property, or to be released to the Obligor or other creditors in accordance with Applicable Law or the governing documents) shall be deposited in the Principal and Interest Account, subject to withdrawal pursuant to Section 7.03(h). It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Obligor or other creditors or maintained on Foreclosed Property, other than pursuant to such Applicable Law and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder (unless the Seller is a non–agent co–lender with respect to such Loan) shall be endorsed with standard mortgagee clauses with losses payable to the Servicer or its Affiliates.
     Section 5.06. Collection of Certain Loan Payments.
     (a) The Servicer shall make reasonable efforts, consistent with the Credit and Collection Policy, to collect all payments required under the terms and provisions of the Loans.

Consistent with the foregoing and the Credit and Collection Policy, the Servicer may in its discretion waive or permit to be waived any fee or charge which the Servicer would be entitled to retain hereunder as servicing compensation and extend the due date for payments due on a Loan as provided in Section 5.02(e).
     (b) The Servicer agrees not to make, or permit to be made, any change, in the direction of, or instructions with respect to, any payments to be made by an Obligor Lock–Box Bank from any Obligor Lock–Box or any Obligor Lock–Box Account in any manner that would diminish, impair, delay or otherwise adversely effect the timing or receipt of such payments by the Lock–Box Bank without the prior written consent of the Indenture Trustee and with the consent of the Majority Noteholders. The Servicer further agrees to provide the Indenture Trustee promptly, but in no case later than one Business Day after the Servicer’s receipt, any notice it receives that an Obligor is changing the direction of or instructions with respect to any payments from any Obligor Lock–Box or any Obligor Lock–Box Account.
     Section 5.07. Access to Certain Documentation and Information Regarding the Loans.
     The Servicer shall provide to the Owner Trustee, the Indenture Trustee, the FDIC, the OCC, the Federal Reserve, the Office of Thrift Supervision and the supervisory agents and examiners of the foregoing, access to the documentation regarding the Loans required by applicable local, state and federal regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it and in a manner that does not unreasonably interfere with the Servicer’s normal operations or customer or employee relations. The Indenture Trustee and the Owner Trustee shall and shall cause their representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee and the Owner Trustee may reasonably determine that such disclosure is consistent with their obligations hereunder.
     Section 5.08. Satisfaction of Mortgages and Related Property and Release of Loan Files.
     (a) Upon the payment in full of any Loan, the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes or the deposit into the Principal and Interest Account of the purchase price of any Loan acquired by the Trust Depositor, the Servicer or another Person pursuant to this Agreement, or any other Transaction Document, the Servicer will immediately notify the Indenture Trustee by a certification in the form of Exhibit M attached hereto (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Principal and Interest Account pursuant to Section 7.03(b) have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Loan File. Upon receipt of such certification and request, the Indenture Trustee shall in accordance with Section 2.09(c) release, within two Business Days (if such request was received by 2:00 p.m. central time), the related Loan File to the Servicer. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be payable by the Servicer and shall not be chargeable to the Principal and Interest Account or the Note Distribution Account; provided that the Servicer may collect and retain such expenses from the underlying Obligor.
     (b) From time to time and as appropriate for the servicing or foreclosure of any Loan, the Indenture Trustee shall, upon request of the Servicer and delivery to the Indenture Trustee of a certification in the form of Exhibit M attached hereto signed by a Servicing Officer, release the related Loan File to the Servicer within two Business Days (if such request was received by 2:00 p.m. central time), and the Indenture Trustee shall execute such documents as shall be necessary to the prosecution of any such proceedings. The Servicer shall return the Loan File to the Indenture Trustee when the need therefor by the Servicer no longer exists, unless the Loan has been liquidated and the Net Liquidation Proceeds relating to the Loan have been deposited in the Principal and Interest Account and remitted to the Indenture Trustee for deposit in the Note Distribution Account or the Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure or repossession of Related Property either judicially or non–judicially, and the Servicer has delivered to the Indenture Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to whom such Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Loan was liquidated, the servicing receipt relating to such Loan shall be released by the Indenture Trustee to the Servicer.
     (c) The Indenture Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee’s sale or other documents provided to it necessary to the foreclosure or trustee’s sale in respect of Related Property or to any legal action brought to obtain judgment against any Obligor on the related loan agreement (including any Underlying Note or other agreement securing Related Property) or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the related loan agreement (including any Underlying Note or other agreement securing Related Property) or otherwise available at law or in equity. Together with such documents or pleadings, the Servicer shall deliver to the Indenture Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Indenture Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Indenture Trustee will not invalidate or otherwise adversely affect the Lien of the agreement securing Related Property, except for the termination of such a Lien upon completion of the foreclosure or trustee’s sale. The Indenture Trustee shall, upon receipt of a written request from a Servicing Officer, execute any document provided to the Indenture Trustee by the Servicer or take any other action requested in such request, that is, in the opinion of the Servicer as evidenced by such request, required or appropriate by any state or other jurisdiction to discharge the Lien securing Related Property upon the satisfaction thereof and the Indenture Trustee will sign and post, but will not guarantee receipt of, any such documents to the Servicer, or such other party as the Servicer may direct, within five Business Days of the Indenture Trustee’s receipt of such certificate or documents. Such certificate or documents shall establish to the Indenture Trustee’s satisfaction that the related Loan has been paid in full by or on behalf of the Obligor (or subject to a deficiency claim against such Obligor) and that such payment has been deposited in the Principal and Interest Account.

     (d) Notwithstanding anything contained in this Section 5.08 to the contrary, in no event may the Servicer possess in excess of 15 Loan Files (excluding Loan Files for Loans which have been paid in full or repurchased) at any given time.
     Section 5.09. Scheduled Payment Advances.
     For each Due Period, if the Servicer determines that any Scheduled Payment (or portion thereof) that was due and payable pursuant to a Loan in the Loan Pool during such Due Period was not received prior to the end of such Due Period or has been received in an Obligor Lock–Box Account but has not yet been transferred to the Lock–Box Account, the Servicer has the right to elect, but is not obligated, to make a Scheduled Payment Advance in an amount up to the amount of such delinquent Scheduled Payment (or portion thereof) if the Servicer believes in good faith that the advance will be reimbursed or subsequently paid by the related Obligor. The Servicer will deposit any Scheduled Payment Advances into the Principal and Interest Account on or prior to 11:00 a.m. (New York City time) on the related Determination Date, in immediately available funds. The Servicer will be entitled to be reimbursed for Scheduled Payment Advances pursuant to Section 7.03, Section 7.05(a) and Section 7.05(b). The application of Scheduled Payment Advances will not prevent a Loan from becoming a Charged-Off Loan or a Delinquent Loan, as applicable.
     Section 5.10. Title, Management and Disposition of Foreclosed Property.
     (a) In the event that title to Related Property is acquired in foreclosure or by deed in lieu of foreclosure or by other legal process, the deed or certificate of sale, or the Repossessed Collateral, shall be taken in the name of the Issuer for the benefit of the Securityholders.
     (b) The Servicer, subject to the provisions of this Article 5, shall manage, conserve, protect and operate each Foreclosed Property or other Repossessed Collateral for the Securityholders solely for the purpose of its prudent and prompt disposition and sale. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the Foreclosed Property or other Repossessed Collateral in the same manner that it manages, conserves, protects and operates other foreclosed or repossessed property for its own account, and in a similar manner to that of similar property in the same locality as the Foreclosed Property or other Repossessed Collateral is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Securityholders.
     (c) The Servicer shall cause to be deposited in the Principal and Interest Account, no later than two Business Days after the receipt thereof, all revenues received with respect to the conservation and disposition of the related Foreclosed Property or other Repossessed Collateral net of Servicing Advances.
     (d) The Servicer shall, subject to Section 5.02(p) and Section 7.03, reimburse itself for any related unreimbursed Servicing Advances and unpaid Servicing Fees, and the Servicer shall deposit in the Principal and Interest Account the net cash proceeds of the sale of any Foreclosed Property or other Repossessed Collateral to be distributed to the Securityholders in accordance with Section 7.05 hereof.

     Section 5.11. Servicing Compensation.
     (a) As compensation for its servicing activities hereunder and reimbursement for its expenses, the Servicer shall be entitled to receive a servicing fee for each month (or portion thereof) calculated and payable monthly in arrears on each Payment Date prior to the termination of the Issuer (with respect to each Due Period, the “Servicing Fee”) equal to the sum of the product of: (i) the Servicing Fee Percentage, (ii) the Aggregate Outstanding Loan Balance as of the first day of the applicable Due Period (or, with respect to the first Due Period, as of the Closing Date) and (iii) a fraction, the numerator of which is equal to the number of days in the applicable Due Period (or, with respect to the first Due Period, the number of days from the Closing Date to the end of the first Due Period) and the denominator of which is 360. The Servicing Fee is payable out of Collections pursuant to Section 7.05(a) and Section 7.05(b). If the Servicer is replaced, the Originator shall be responsible for the payment of any fee payable to a Successor Servicer in excess of the Servicing Fee to the extent such fee is not paid pursuant to Section 7.05(a) and Section 7.05(b).
     (b) In addition to the Servicing Fee, the Servicer shall be entitled to retain for itself as additional servicing compensation assumption and other administrative fees paid or payable in connection with any Loan.
     Section 5.12. Assignment; Resignation.
     The Servicer shall not assign its rights and duties under this Agreement (other than in connection with a subservicing arrangement) nor resign from the obligations and duties hereby imposed on it as Servicer except (a) by mutual consent of the Servicer, the Indenture Trustee, the Majority Noteholders, (b) in connection with a merger, conversion or consolidation permitted pursuant to Section 5.13 (in which case the Person resulting from the merger, conversion or consolidation shall be the successor of the Servicer) or (c) upon the Servicer’s determination that its duties hereunder are no longer permissible under Applicable Law or administrative determination and such incapacity cannot be cured by the Servicer, and in each case subject to delivery by the Servicer of written notice to S&P within two Business Days following any event specified in clauses (a) – (c) above. Any such determination permitting the resignation of the Servicer shall be evidenced by a written Opinion of Counsel (who may be counsel for the Servicer) to such effect delivered to the Indenture Trustee, which Opinion of Counsel shall be in form and substance reasonably acceptable to the Indenture Trustee. Other than with respect to clause (c) of this Section 5.12, no such resignation shall become effective until a successor has assumed the Servicer’s responsibilities and obligations hereunder in accordance with Section 8.03.
     Section 5.13. Merger or Consolidation of Servicer.
     (a) Any Person into which the Servicer may be merged or consolidated, or any Person resulting from such merger, conversion or consolidation to which the Servicer is a party, or any Person succeeding to substantially all of the business of the Servicer, and who shall be an established commercial loan servicing institution that on a consolidated basis has a net worth of at least $50,000,000, shall be the Successor Servicer hereunder without execution or filing of any paper or any further act on the part of any of the parties hereto, notwithstanding anything herein to the contrary; provided that no such merger, conversion or consolidation of the Servicer or transfer of all or substantially all or the Servicer assets or business shall be permitted hereunder unless the Rating Agency Condition is satisfied with respect thereto.
     (b) Upon the occurrence of a change-in-control (including any merger or consolidation of the Originator or transfer of substantially all of its assets and its business), the Servicer shall (i) provide the Trust Depositor, the Indenture Trustee and the Rating Agencies with notice of such change-in-control within 30 days after completion of the same, and (ii) satisfy the Rating Agency Condition after completion of the same.
     Section 5.14. Limitation on Liability of the Servicer and Others.
     The Servicer and any director, officer, employee or agent of the Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities or persons respecting any matters arising hereunder. Subject to the terms of Section 12.01 herein, the Servicer shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to the Servicer’s duty to service the Loans in accordance with this Agreement. The Servicer shall not be responsible for the payment of any taxes imposed on or with respect to the Issuer or for the fees of any Successor Servicer.
     Section 5.15. The Backup Servicer.
     (a) The Issuer, the Indenture Trustee and the Trust Depositor hereby appoint Wells Fargo Bank, National Association to act as Backup Servicer in accordance with the terms of this Agreement. Wells Fargo Bank, National Association hereby accepts such appointment and agrees to perform the duties and responsibilities with respect thereto set forth herein.
     (b) The Backup Servicer shall perform the following duties and obligations:
     (i) On or before the Closing Date, the Backup Servicer shall accept from the Servicer delivery of the information required to be set forth in the Monthly Reports in hard copy and in an agreed upon electronic format.
     (ii) Not later than 12:00 noon New York time four Business Days after the end of the related Due Period, the Servicer shall provide to the Backup Servicer and the Backup Servicer shall accept delivery of tape in an agreed upon electronic format (the “Tape”) from the Servicer, which shall include but not be limited to the following information: (A) for each Loan, (1) Loan number, (2) Loan category (i.e., asset based financed, healthcare secured, senior cash flow, subordinate cash flow or real estate) (3) state of Obligor’s primary business, (4) NAICS Code, (5) type of Loan (i.e., Partially Funded Term Loan, Fully Funded Term Loan or Revolving Loan), (6) type of security interest (i.e., senior or subordinated), (7) term payment type (i.e., Amortizing Loans, Balloon Loans or Bullet Loans), (8) origination date, (9) maturity date, (10) benchmark for Loan Rate, (11) margin, (12) frequency of Scheduled Payments, (13) controlling interest (i.e., whether the Loan is syndicated and whether the Issuer holds a majority of the outstanding indebtedness under such syndicated Loan), (14) the collection status, (15) the Loan status, and (16) the Outstanding Loan Balance and (B) the Aggregate

Outstanding Loan Balance.With respect to its duties pursuant to this Section 5.15(b)(ii), the Backup Servicer shall have no duty to confirm that the Tape contains the foregoing information.
          (iii) Prior to the Payment Date, the Backup Servicer shall review the Monthly Report to ensure that it is complete on its face and that the following items in such Monthly Report have been accurately calculated, if applicable, and reported: (A) the Aggregate Outstanding Loan Balance, (B) the Backup Servicing Fee, (C) the Loans that are more than five Business Days delinquent in the case of Asset Based Revolvers and more than 60 days delinquent in the case of all other Loans (other than Charged–Off Loans), (D) the Charged–Off Loans, and (E) the Priority of Payments. The Backup Servicer shall notify the Indenture Trustee, the Initial Purchasers and the Servicer of any discrepancies with the Monthly Report based on such review not later than the Business Day preceding such Payment Date.
          (iv) If the Servicer disagrees with the report provided under paragraph (iii) above by the Backup Servicer or if the Servicer or any subservicer has not reconciled such discrepancy, the Backup Servicer agrees to confer with the Servicer to resolve such disagreement on or prior to the next succeeding Determination Date and shall settle such discrepancy with the Servicer if possible, and notify the Indenture Trustee, the Initial Purchasers and the Rating Agencies of the resolution thereof. The Servicer hereby agrees to cooperate at its own expense with the Backup Servicer in reconciling any discrepancies herein. If within 20 days after the delivery of the report provided under paragraph (iii) above by the Backup Servicer, such discrepancy is not resolved, the Backup Servicer shall promptly notify the Servicer, Indenture Trustee, the Initial Purchasers and the Rating Agencies of the continued existence of such discrepancy. Following receipt of such notice by the Indenture Trustee, the Initial Purchasers and the Rating Agencies, the Servicer shall deliver to the Indenture Trustee, the Initial Purchasers, the Backup Servicer and the Rating Agencies no later than the related Payment Date a certificate describing the nature and amount of such discrepancies and the actions the Servicer proposes to take with respect thereto.
     With respect to the foregoing, the Backup Servicer, in the performance of its duties and obligations hereunder, is entitled to rely conclusively, and shall be fully protected in so relying, on the contents of each Tape, including, but not limited to, the completeness and accuracy thereof, provided by the Servicer.
     (c) After the termination or resignation by the Servicer in accordance with this Agreement, all authority, power, rights and responsibilities of the Servicer, under this Agreement, whether with respect to the Loans or otherwise, shall pass to and be vested in the Successor Servicer or the Backup Servicer, as applicable in accordance with Section 8.03 and such applicable party shall be deemed the Successor Servicer, subject to and in accordance with the provisions of Section 8.03, as long as such named Successor Servicer is not prohibited by any Applicable Law from fulfilling the same, as evidenced by an Opinion of Counsel; provided that if Wells Fargo as Backup Servicer becomes the Successor Servicer, it will not make any Scheduled Payment Advances.

     (d) Any Person (i) into which the Backup Servicer may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Backup Servicer shall be a party, or (iii) that may succeed to the properties and assets of the Backup Servicer substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Backup Servicer hereunder, shall be the successor to the Backup Servicer under this Agreement without further act on the part of any of the parties to this Agreement.
     (e) As compensation for its backup servicing activities hereunder, the Backup Servicer shall be entitled to receive the Backup Servicing Fee from the Servicer. The Backup Servicing Fee shall be calculated and payable monthly in arrears on each Payment Date. The Backup Servicer’s entitlement to receive the Backup Servicing Fee (other than due and unpaid Backup Servicing Fees owed through such date) shall cease on the earliest to occur of: (i) it becoming the Successor Servicer, (ii) its removal as Backup Servicer, or (iii) the termination of this Agreement.
     (f) The Backup Servicer may be removed and replaced as provided in Section 8.10.
     (g) The Backup Servicer undertakes to perform only such duties and obligations as are specifically set forth in this Agreement, it being expressly understood by all parties hereto that there are no implied duties or obligations of the Backup Servicer hereunder. Without limiting the generality of the foregoing, the Backup Servicer, except as expressly set forth herein, shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer may act through its agents, attorneys and custodians in performing any of its duties and obligations under this Agreement, it being understood by the parties hereto that the Backup Servicer will be responsible for any misconduct or negligence on the part of such agents, attorneys or custodians acting for and on behalf of the Backup Servicer. Neither the Backup Servicer nor any of its officers, directors, employees or agents shall be liable, directly or indirectly, for any damages or expenses arising out of the services performed under this Agreement other than damages or expenses that result from the negligence or willful misconduct of it or them or the failure to perform materially in accordance with this Agreement.
     (h) Limitation on Liability. The Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement or for any errors of the Servicer contained in any Tape, certificate or other data or document delivered to the Backup Servicer hereunder or on which the Backup Servicer must rely in order to perform its obligations hereunder, and the parties hereto each agree to look only to the Servicer to perform such obligations. The Backup Servicer shall have no responsibility and shall not be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of its respective duties under this Agreement if such failure or delay results from the Backup Servicer acting in accordance with information prepared or supplied by a Person other than the Backup Servicer or the failure of any such other Person to prepare or provide such information. The Backup Servicer shall have no responsibility, shall not be in default and shall incur no liability for (i) any act or failure to act of any third party, including the Servicer (other than any agent, attorney or custodian acting on behalf of the Backup Servicer), (ii) any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party (other than any agent, attorney or custodian acting on behalf of the Backup Servicer), (iii) the invalidity or unenforceability of any Loan under Applicable Law, (iv) the breach or inaccuracy of any representation or warranty made with respect to any Loan, or (v) the acts or omissions of any Successor Backup Servicer.
     Section 5.16. Covenants of the Backup Servicer.
     The Backup Servicer hereby covenants that:
     (a) The Backup Servicer will comply in all material respects with all Applicable Law.
     (b) The Backup Servicer will preserve and maintain its existence, rights, franchises and privileges as a national banking association in good standing under the federal laws of the United States.
     (c) The Backup Servicer shall perform in all material respects all of its obligations and duties under this Agreement.
ARTICLE 6.
COVENANTS OF THE TRUST DEPOSITOR
     Section 6.01. Legal Existence.
     During the term of this Agreement, the Trust Depositor will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its organization and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby. In addition, all material transactions and dealings between the Trust Depositor and its Affiliates will be conducted on an arm’s–length basis.
     Section 6.02. Loans Not to Be Evidenced by Promissory Notes.
     The Trust Depositor will take no action to cause any Loan not originally evidenced by an Underlying Note to be evidenced by an instrument (as defined in the UCC), except in connection with the enforcement or collection of such Loan.
     Section 6.03. Security Interests.
     The Trust Depositor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Loan in the Loan Pool or its interest in any Related Property, whether now existing or hereafter transferred to the Issuer, or any interest therein. The Trust Depositor will immediately notify the Owner Trustee and the Indenture Trustee of the existence of any Lien on any Loan in the Loan Pool or its interest in any Related Property; and the Trust Depositor shall defend the right, title and interest of the Issuer in, to and under the Loans in the Loan Pool and its interest in any Related Property, against all claims of third parties; provided that nothing in this Section 6.03 shall prevent or be deemed to prohibit the

Trust Depositor from suffering to exist Permitted Liens upon any of the Loans in the Loan Pool or its interest in any Related Property.
     Section 6.04. Delivery of Principal Collections and Interest Collections.
     The Trust Depositor agrees to pay to the Servicer promptly (but in no event later than two Business Days after receipt) all Collections received by the Trust Depositor in respect of the Loans, for application in accordance with Section 7.05 hereof.
     Section 6.05. Regulatory Filings.
     The Trust Depositor shall make any filings, reports, notices, applications and registrations with, and seek any consents or authorizations from, the Commission and any state securities authority on behalf of the Issuer as may be necessary or that the Trust Depositor deems advisable to comply with any federal or state securities or reporting requirements laws.
     Section 6.06. Compliance with Law.
     The Trust Depositor hereby agrees to comply in all material respects with all Applicable Law applicable to the Trust Depositor except where the failure to do so would not have a material adverse effect on the Securityholders.
     Section 6.07. Activities; Transfers of Notes or Certificates by Trust Depositor.
     Except as contemplated by this Agreement or the other Transaction Documents, the Trust Depositor shall not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, which is not directly related to the transactions contemplated and authorized by this Agreement or the other Transaction Documents. Notwithstanding anything to the contrary contained herein, the Trust Depositor may assign, transfer, convey or finance all or any portion of any Class of Notes or Certificates owned by it provided such assignment, transfer, conveyance or financing is done in accordance with the terms of Section 4.02 of the Indenture.
     Section 6.08. Indebtedness.
     The Trust Depositor shall not create, incur, assume or suffer to exist any Indebtedness or other liability whatsoever, except (a) obligations incurred under this Agreement or the other Transaction Documents or to the Originator, (b) liabilities incident to the maintenance of its limited liability company existence in good standing or (c) liabilities necessarily incurred to facilitate transactions permitted by Section 6.07.
     Section 6.09. Guarantees.
     The Trust Depositor shall not become or remain liable, directly or contingently, in connection with any Indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise except in connection with the transactions permitted by Section 6.07.
     Section 6.10. Investments.
     The Trust Depositor shall not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Person except for (a) purchases of Loans from the Originator, (b) for investments in Permitted Investments in accordance with the terms of this Agreement, (c) as may be necessary to facilitate transactions permitted by Section 6.07 or (d) the receipt of $62,000,010 in aggregate principal amount of the Class E Notes, the Class F Notes and the Certificate as consideration for the transfer of the Loan Assets to the Issuer. Without limiting the generality of the foregoing, the Trust Depositor shall not (i) provide credit to any Securityholder for the purpose of enabling such Securityholder to purchase any Securities or (ii) lend any money to the Issuer.
     Section 6.11. Merger; Sales.
     The Trust Depositor shall not enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution) or acquire or be acquired by any Person, or convey, sell, lease or otherwise dispose of all or substantially all of its property or business, except as provided for in this Agreement.
     Section 6.12. Distributions.
     The Trust Depositor shall not declare or pay, directly or indirectly, any dividend or make any other distribution (whether in cash or other property) with respect to the profits, assets or capital of the Trust Depositor or any Person’s interest therein, or purchase, redeem or otherwise acquire for value any of its members’ interests now or hereafter outstanding, except that, so long as no Event of Default has occurred and is continuing and no Event of Default would occur as a result thereof or after giving effect thereto and the Trust Depositor would continue to be Solvent as a result thereof and after giving effect thereto, the Trust Depositor may declare and pay distributions to its members.
     Section 6.13. Other Agreements.
     Except as provided in this Agreement or the other Transaction Documents, the Trust Depositor shall not become a party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, except this Agreement and the other Transaction Documents to which it is a party and any agreement relating to another transaction permitted by Section 6.07; nor shall it amend or modify the provisions of its organizational documents or issue any power of attorney except to the Owner Trustee, the Indenture Trustee or the Servicer in accordance with the Transaction Documents or in connection with another transaction permitted by Section 6.07.

     Section 6.14. Separate Legal Existence.
     The Trust Depositor shall:
     (a) Maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions. The funds of the Trust Depositor will not be diverted to any other Person or for other than authorized uses of the Trust Depositor.
     (b) Ensure that, to the extent that it shares the same officers or other employees as any of its members or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.
     (c) Ensure that, to the extent that it jointly contracts with any of its members or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Trust Depositor contracts or does business with vendors or service providers when the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between Trust Depositor and any of its Affiliates shall be only on an arm’s length basis.
     (d) To the extent that the Trust Depositor and any of its members or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.
     (e) Conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary limited liability company formalities, including, but not limited to, holding all regular and special board of director meetings appropriate to authorize all limited liability company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.
     (f) Take or refrain from taking, as applicable, each of the activities specified in the “substantive consolidation” opinion of Patton Boggs LLP, delivered on the Closing Date, upon which the conclusions expressed therein are based.
     Section 6.15. Location; Records.
     The Trust Depositor shall (a) not move its location outside the State of Maryland or its jurisdiction of formation outside of the State of Delaware without 30 days’ prior written notice to the Owner Trustee and the Indenture Trustee and (b) will promptly take all actions (if any) required (including, but not limited to, all filings and other acts necessary or advisable under the UCC of each relevant jurisdiction) in order to continue the first priority perfected security interest of the Indenture Trustee in all Loans.

     Section 6.16. Liability of Trust Depositor.
     The Trust Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Trust Depositor under this Agreement.
     Section 6.17. Bankruptcy Limitations.
     The Trust Depositor shall not, without the affirmative vote of a majority of the managers of the Trust Depositor (which must include the affirmative vote of at least two duly appointed Independent managers) (a) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (b) consent to the institution of bankruptcy or insolvency proceedings against it, (c) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, (d) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the limited liability company or a substantial part of its property, (e) make a general assignment for the benefit of creditors, (f) admit in writing its inability to pay its debts generally as they become due, or (g) take any limited liability company action in furtherance of the actions set forth in clauses (a) through (f) above; provided that no manager may be required by any member of the Trust Depositor to consent to the institution of bankruptcy or insolvency proceedings against the Trust Depositor so long as it is Solvent.
     Section 6.18. Limitation on Liability of Trust Depositor and Others.
     The Trust Depositor and any director or officer or employee or agent of the Trust Depositor may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Trust Depositor and any director or officer or employee or agent of the Trust Depositor shall be reimbursed by the Indenture Trustee for any liability or expense incurred by reason of the Indenture Trustee’s willful misfeasance, bad faith or gross negligence (except errors in judgment) in the performance of its duties hereunder, or by reason of the Indenture Trustee’s material breach of the obligations and duties under this Agreement or the Transaction Documents. The Trust Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.
     Section 6.19. Insurance Policies.
     Upon and after an Event of Default or Servicer Default, at the request of the Indenture Trustee, the Trust Depositor will cause to be performed any and all acts reasonably required to be performed to preserve the rights and remedies of the Indenture Trustee and the Issuer in any Insurance Policies applicable to the Loans including, without limitation, in each case, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co–insured, joint loss payee and mortgagee rights in favor of the Indenture Trustee, the Issuer or the Successor Servicer, respectively.

     Section 6.20. Payments from Obligor Lock–Boxes and Obligor Lock–Box Accounts.
     The Trust Depositor agrees not to make, or permit to be made, any change in the direction of, or instructions with respect to, any payments to be made by an Obligor Lock–Box Bank from any Obligor Lock–Box or any Obligor Lock–Box Account in any manner that would diminish, impair, delay or otherwise adversely effect the timing or receipt of such payments by the Lock–Box Bank or to change the name in which an Obligor Lock–Box or Obligor Lock–Box Account is maintained without the prior written consent of the Indenture Trustee and with the consent of the Majority Noteholders. The Trust Depositor further agrees to provide the Indenture Trustee promptly, but in no case later than one Business Day after the Trust Depositor’s receipt, any notice it receives that an Obligor is changing the direction of or instructions with respect to any payments from any Obligor Lock–Box or any Obligor Lock–Box Account or the name in which any Obligor Lock–Box or Obligor Lock–Box Account is maintained.
ARTICLE 7.
ESTABLISHMENT OF ACCOUNTS;
DISTRIBUTIONS; RESERVE FUND
     Section 7.01. Note Distribution Account, Reserve Fund and Lock–Boxes.
     (a) On or before the Closing Date, the Servicer shall establish the Note Distribution Account and the Reserve Fund with and in the name of the Indenture Trustee for the benefit of the Noteholders. The Servicer and Indenture Trustee are hereby required to ensure that each of the Note Distribution Account and Reserve Fund is established and maintained as an Eligible Deposit Account with a Qualified Institution. If any institution with which any of the accounts established pursuant to this Section 7.01(a) are established ceases to be a Qualified Institution, the Servicer, or if the Servicer fails to do so, the Indenture Trustee (as the case may be) shall within ten Business Days establish a replacement account at a Qualified Institution after notice of such event. In no event shall the Indenture Trustee be responsible for monitoring whether such Eligible Institution shall remain a Qualified Institution. Each Qualified Institution maintaining an Eligible Deposit Account shall agree in writing to comply with all instructions originated by the Indenture Trustee or, with respect to the Principal and Interest Account only, the Servicer directing disposition of the funds in the Eligible Deposit Account without the further consent of the Trust Depositor.
     (b) If the Servicer so directs (or, if the Servicer does not so direct, the Trust Depositor has the right to direct), in writing, the Indenture Trustee shall accept such directions as directions of the Issuer and shall invest the amounts in the Note Distribution Account and the Reserve Fund in Permitted Investments of the type specified in such written direction that mature or are withdrawable not later than the next succeeding Determination Date, except for investments in Section (vi) of the definition of Permitted Investments. Once such funds are invested, the Indenture Trustee shall not change the investment of such funds other than in connection with the withdrawal or liquidation of such investments and the transfer of such funds as provided herein on or prior to the next succeeding Determination Date. Funds in the Note Distribution

Account and Reserve Fund not so invested must be insured to the extent and the amount permitted by law by BIF or SAIF of the FDIC. Subject to the restrictions herein, the Servicer or Indenture Trustee may purchase a Permitted Investment from itself or an Affiliate with respect to investment of funds in the Trust Accounts. Subject to the other provisions hereof, the Servicer in the case of the Principal and Interest Account and the Indenture Trustee in the case of all other Trust Accounts shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Servicer or its agent or the Indenture Trustee or its agent, as applicable, together with each document of transfer, if any, necessary to transfer title to such investment to the Servicer or Indenture Trustee, as applicable, in a manner which complies with this Section 7.01. All Investment Earnings on investments of funds in the Trust Accounts shall be deposited in the Interest Collection Account pursuant to this Section 7.01 and distributed on the next Payment Date pursuant to Section 7.05. The Trust Depositor and the Issuer agree and acknowledge that the Servicer and Indenture Trustee are to have “control” (within the meaning of the UCC) of collateral comprised of “Investment Property” (within the meaning of the UCC) for all purposes of this Agreement. In the absence of timely written direction from the Servicer or the Trust Depositor, the Indenture Trustee shall invest amounts in the Note Distribution Account and Reserve Fund Account in Permitted Investments of the type specified in clause (vi) of the definition of Permitted Investments herein.
     (c) The Servicer and the Originator have established, or caused to be established, and will maintain, or caused to be maintained, various Obligor Lock–Boxes and Obligor Lock–Box Accounts, for the deposit of the amounts representing payments sent by Obligors with respect to certain Revolving Loans. The Servicer and the Originator have established, or caused to be established, and will maintain, or caused to be maintained, the Lock–Box and the Lock–Box Account, for the deposit of the amounts representing payments sent by Obligors and Obligor Lock–Box Banks, as applicable, with respect to Loans pledged to the Indenture Trustee as well as with respect to loans not pledged to the Indenture Trustee. The Servicer, as agent for the Issuer, and the Originator will cause each Obligor Lock–Box Bank to deposit within two Business Days of receipt all Collections that have been sent to such Obligor Lock–Box Bank into the Lock Box Account, and within two Business Days of the deposit into the Lock–Box or the Lock Box Account, the Servicer and the Originator will cause the Lock–Box Bank to cause the amounts in the Lock Box Account to be deposited into the Principal and Interest Account.
     Section 7.02. Reserved.
     Section 7.03. Principal and Interest Account.
     (a) The Servicer shall cause to be established and maintained one or more Principal and Interest Accounts (including for each such account two subaccounts, one designated as the Interest Collection Account and the other designated as the Principal Collection Account), in one or more Eligible Deposit Accounts, in the form of time deposit or demand accounts, which may be interest–bearing or such accounts may be trust accounts wherein the moneys therein are invested in Permitted Investments, titled “CapitalSource Finance LLC, as Servicer, in trust for the registered holders of CapitalSource Commercial Loan Trust 2007-1 Notes, Class A, Class B, Class C, Class D, Class E Notes and Class F Notes.” All funds in such Principal and Interest Account not so invested shall be insured to the extent and the amount permitted by the BIF or

SAIF of the FDIC to the maximum extent provided by law. The creation of any Principal and Interest Account shall be evidenced by a letter agreement in the form of Exhibit E hereto. A copy of such letter agreement shall be furnished to the Indenture Trustee, the Owner Trustee and, upon request, any Securityholder. The Servicer may, upon written notice to the Indenture Trustee, transfer any Principal and Interest Account to a different Eligible Deposit Account.
     (b) The Servicer and each Subservicer shall deposit without duplication (within two Business Days of receipt thereof) in the applicable Principal and Interest Account and retain therein the following amounts received by the Servicer (and shall segregate and deposit Interest Collections into the Interest Collection Account and Principal Collection into the Principal Collection Account):
     (i) all Principal collection accruing and received on or after the applicable Cut–Off Date;
     (ii) all Interest Collections accruing and received on or after the applicable Cut–Off Date (net of the Servicing Fee with respect to each Loan and other servicing compensation payable to the Servicer as permitted herein) and all origination and commitment fees;
     (iii) all Net Liquidation Proceeds (other than Insurance Proceeds covered under clause (iv) below);
     (iv) all Insurance Proceeds (other than amounts to be applied to restoration or repair of any Related Property or amounts in excess of the Outstanding Loan Balance of the related Loan to be released to the Obligor in accordance with the Credit and Collection Policy);
     (v) all proceeds from any other Related Property securing the Loans (other than amounts released to the Obligor in accordance with the Credit and Collection Policy);
     (vi) any amounts paid in connection with the purchase or repurchase of any Loan;
     (vii) any amount required to be deposited in the Principal and Interest Account pursuant to Section 5.10 or Section 7.03; and
     (viii) the amount of any gains and interest incurred in connection with investments in Permitted Investments.
     (c) The Servicer shall have no obligation to deposit into the Principal and Interest Account any Retained Interest or Released Amounts.
     (d) Not later than the close of business on each Determination Date immediately preceding a Payment Date, the Servicer will remit to the Principal and Interest Account any Scheduled Payment Advance that the Servicer determines to make.

     (e) Notwithstanding Section 7.03(b), if (i) the Servicer makes a deposit into the Principal and Interest Account in respect of a Collection of a Loan in the Loan Pool and such Collection was received by the Servicer in the form of a check that is not honored for any reason, or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Principal and Interest Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.
     (f) The foregoing requirements for deposit in the Principal and Interest Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, Liquidation Expenses may not be deposited by the Servicer in the Principal and Interest Account.
     (g) So long as no Servicer Default shall have occurred and be continuing, and consistent with any requirements of the Code, the Principal and Interest Account shall either be maintained with an Eligible Deposit Account as an interest–bearing account meeting the requirements set forth in Section 7.03(a), or the funds held therein may be invested by the Servicer (to the extent practicable) in Permitted Investments, as directed in writing by the Servicer, and, in each case, with a stated maturity (giving effect to any applicable grace period) no later than the fourth Business Day immediately preceding the Payment Date next following the Due Period in which the date of investment occurs. All Permitted Investments must be held by or registered in the name of “CapitalSource, as Servicer, in trust for the registered holders of CapitalSource Commercial Loan Trust 2007-1 Notes.” Any Investment Interest Earnings on funds held in the Principal and Interest Account shall be deemed part of the Interest Collection Account and shall be deposited therein pursuant to Section 7.03 and distributed on the next Payment Date pursuant to Section 7.05. The amount of any losses incurred in connection with the investment of funds in the Principal and Interest Account in Permitted Investments shall be deposited in the Principal and Interest Account by the Servicer from its own funds immediately as realized without reimbursement therefor.
     (h) The Servicer may (and, for the purposes of clause (ii) below, shall), at any time upon one Business Day’s notice to the Indenture Trustee, make withdrawals from the Principal and Interest Account for the following purposes:
     (i) to remit to the Indenture Trustee on the Business Day preceding each Payment Date, for deposit in the Note Distribution Account, the Interest Collections and Principal Collections received during the immediately preceding Due Period;
     (ii) prior to a Servicer Default, and subject to Section 5.02(p), to reimburse itself for any unreimbursed Servicing Advances to the extent deposited in the Principal and Interest Account (and not netted from Scheduled Payments received from the related Loans);
     (iii) to withdraw any amount received from an Obligor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the

United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;
     (iv) to make investments in Permitted Investments;
     (v) to withdraw any funds deposited in the Principal and Interest Account that were not required or permitted to be deposited therein or were deposited therein in error;
     (vi) prior to a Servicer Default, to pay itself certain additional servicing compensation as permitted under Section 5.11(b) of the Agreement;
     (vii) prior to (A) a payment default on the related Loan (and in the case of Asset Based Revolvers, a payment default shall mean any failure to make a payment on the date such payment is due and such failure continues for more than one calendar day), (B) a Servicer Default or (C) an Event of Default, to advance to an Obligor in a given Due Period prior to the last day of such Due Period an amount not to exceed the Principal Collections received from such Obligor during that Due Period;
     (viii) from the Principal Collection Account to purchase Substitute Loans as contemplated by Section 2.04(a) to the extent funds have been deposited by the Originator for such purpose pursuant to Section 2.04(a)(i)(B); and
     (ix) to clear and terminate the Principal and Interest Account upon the termination of this Agreement.
     Section 7.04. Securityholder Distributions.
     (a) Each Securityholder as of the related Record Date shall be paid on the next succeeding Payment Date by check mailed to such Securityholder at the address for such Securityholder appearing on the Note Register or Certificate Register or by wire transfer if such Securityholder provides written instructions to the Indenture Trustee, or Owner Trustee, respectively, at least ten days prior to such Payment Date, which instructions may be in the form of a standing order.
     (b) The Indenture Trustee shall serve as the Paying Agent hereunder and shall make the payments to the Securityholder required hereunder. The Indenture Trustee hereby agrees that all amounts held by it for payment hereunder will be held in trust for the benefit of the Securityholder.
     Section 7.05. Priority of Payments; Allocations and Distributions.
     (a) On each Payment Date prior to the occurrence of an Event of Default or a Servicer Default, (i) the Indenture Trustee shall deposit into the Note Distribution Account all funds on deposit in the Reserve Fund and (ii) the Servicer shall instruct the Indenture Trustee in writing to withdraw, and on the related Payment Date the Indenture Trustee shall withdraw from the Note Distribution Account all amounts on deposit in the Note Distribution Account to make the following payments. The payments listed below will be made only to the extent there are sufficient amounts available on the Payment Date. Payments will be made in the order of priority listed below. With respect to pro rata payments of principal as described herein, payments shall be made pro rata based on the respective original principal amounts of the Class of Notes with respect to which such payments are made. If on any Payment Date the Outstanding Principal Balance of any Class of Notes has been reduced to zero, any pro rata payments of principal on such date shall be distributed pro rata to the Classes of Notes which then remain outstanding based on the respective original principal amounts of such Classes of Notes.
     First, pro rata, based on the amounts owed under this clause First, to the payment of Administrative Expenses, subject to the limitations set forth in the definition thereof;
     Second, to the Servicer, from Interest Collections received from the specific Loans for which such Scheduled Payment Advances of interest were made, and from Principal Collections received from the specific Loans for which such Scheduled Payment Advances of principal were made, reimbursement for the amount of such Scheduled Payment Advances relating to such Loans;
     Third, to the Servicer, an amount equal to the Servicing Fee;
     Fourth, to the Holders of the Class A Notes, the Class A Interest Amount for the related Interest Accrual Period and any related unpaid Class A Interest Shortfall with respect to prior Payment Dates, together with interest on any Class A Interest Shortfall at the Note Interest Rate then applicable to the Class A Notes;
     Fifth, to the Holders of the Class B Notes, the Class B Interest Amount for the related Interest Accrual Period and any related unpaid Class B Interest Shortfall with respect to prior Payment Dates, together with interest on any Class B Interest Shortfall at the Note Interest Rate then applicable to the Class B Notes;
     Sixth, to the Holders of the Class C Notes, the Class C Interest Amount for the related Interest Accrual Period and any related unpaid Class C Interest Shortfall with respect to prior Payment Dates, together with interest on any Class C Interest Shortfall at the Note Interest Rate then applicable to the Class C Notes;
     Seventh, to the Holders of the Class D Notes, the Class D Interest Amount for the related Interest Accrual Period and any related unpaid Class D Interest Shortfall with respect to prior Payment Dates, together with interest on any Class D Interest Shortfall at the Note Interest Rate then applicable to the Class D Notes;
     Eighth, to the Holders of the Class E Notes, the Class E Interest Amount for the related Interest Accrual Period and any related unpaid Class E Interest Shortfall with respect to prior Payment Dates, together with interest on any Class E Interest Shortfall at the Note Interest Rate then applicable to the Class E Notes;
     Ninth, (i) on each Payment Date prior to the occurrence of any Sequential Pay Event, to the Holders of the Notes as follows:

(a)	if on such Payment Date no Available Collections Shortfall exists, to the Holders of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes, pro rata, in an amount up to the Total Principal Payable; and

(b)	if on such Payment Date an Available Collections Shortfall exists, first, to the Holders of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, pro rata in an amount up to the Total Principal Payable until each such class of Offered Notes is paid in full, and second to the Class F Notes in an amount up to the Total Principal Payable until the Class F Notes are paid in full;
     (ii) on each Payment Date on and after the occurrence of a Sequential Pay Event (other than an Event of Default or a Servicer Default), unless, solely in the case of a Sequential Pay Event of the type specified in clause (a) of the definition thereof, the Rating Agency Condition shall have been satisfied with respect to Moody’s and S&P only with respect to the payment of principal of the Notes being made in accordance with subclause (i)(a) of this clause Ninth, sequentially to the Holders of Notes as follows:
(a)	to the Holders of the Class A Notes until paid in full, in an amount up to the Total Principal Payable;

(b)	to the Holders of the Class B Notes, the Class B Accrued Payable, if any;

(c)	to the Holders of the Class B Notes until paid in full, in an amount up to the remaining Total Principal Payable after payments to the Class A Notes under this clause Ninth;

(d)	to the Holders of the Class C Notes, the Class C Accrued Payable, if any;

(e)	to the Holders of the Class C Notes until paid in full, in an amount up to the remaining Total Principal Payable after payments to the Class A Notes and the Class B Notes under this clause Ninth;

(f)	to the Holders of the Class D Notes, the Class D Accrued Payable, if any;

(g)	to the Holders of the Class D Notes until paid in full, in an amount up to the remaining Total Principal Payable after payments to the Class A Notes, the Class B Notes and the Class C Notes under this clause Ninth;

(h)	to the Holders of the Class E Notes, the Class E Accrued Payable, if any; and

(i)	to the Holders of the Class E Notes until paid in full, in an amount up to the remaining Total Principal Payable after payments to the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes under this clause Ninth;

     Tenth, to the Reserve Fund, an amount, if any, which when so deposited causes the balance of the Reserve Fund to equal the Required Reserve Amount, and any amounts on deposit in the Reserve Fund in excess of the Required Reserve Amount shall be distributed in accordance with the remaining clauses of the Priority of Payments;
     Eleventh, any amounts due in respect of listing the Listed Notes on the Irish Stock Exchange;
     Twelfth, to the Servicer, to the extent not reimbursed pursuant to clause Second above, reimbursement for the amount of any Scheduled Payment Advances relating to the Loans;
     Thirteenth, pro rata, based on the amounts owed to such Persons under this clause Thirteenth, to the Indenture Trustee, the Backup Servicer and the Owner Trustee, to the extent not paid pursuant to clause First due to the limitations set forth therein, and other amounts, including such amounts related to indemnification, and, to a Successor Servicer, any Additional Servicing Fee payable to such Successor Servicer;
     Fourteenth, to the Holders of the Class F Notes until paid in full, in an amount up to the remaining Total Principal Payable after payments to the Offered Notes under clause Ninth; and
     Fifteenth, to the Owner Trustee for payment to the Certificateholder, any remaining amounts.
     (b) On each Payment Date on and after the occurrence of an Event of Default or a Servicer Default, for so long as the event giving rise to such Event of Default or Servicer Default has not been cured or waived in accordance with the applicable Transaction Documents, the Servicer shall instruct the Indenture Trustee in writing to withdraw, and on the Payment Date the Indenture Trustee will follow the instructions to withdraw, the Collections and all other funds available for distributions on deposit in the Note Distribution Account, to the extent there are sufficient funds, to make the following payments, in the order of priority listed below.
     First, pro rata, based on the amounts owed under this clause First, to the payment of Administrative Expenses, subject to the limitations set forth in the definition thereof;
     Second, to the Servicer, from Interest Collections received from the specific Loans for which such Scheduled Payment Advances of interest were made, and from Principal Collections received from the specific Loans for which such Scheduled Payment Advances of principal were made, reimbursement for the amount of such Scheduled Payment Advances relating to such Loans;
     Third, to the Servicer, an amount equal to the Servicing Fee;
     Fourth, to the Holders of the Class A Notes, the Class A Interest Amount for the related Interest Accrual Period and any related unpaid Class A Interest Shortfall with respect to prior Payment Dates, together with interest on any Class A Interest Shortfall at the Note Interest Rate then applicable to the Class A Notes;

     Fifth, to the Holders of the Class B Notes, the Class B Interest Amount for the related Interest Accrual Period any related unpaid Class B Interest Shortfall with respect to prior Payment Dates, together with interest on any Class B Interest Shortfall at the Note Interest Rate then applicable to the Class B Notes;
     Sixth, to the Holders of the Class C Notes, the Class C Interest Amount for the related Interest Accrual Period and any related unpaid Class C Interest Shortfall with respect to prior Payment Dates, together with interest on any Class C Interest Shortfall at the Note Interest Rate then applicable to the Class C Notes;
     Seventh, to the Holders of the Class D Notes, the Class D Interest Amount for the related Interest Accrual Period and any related unpaid Class D Interest Shortfall with respect to prior Payment Dates, together with interest on any Class D Interest Shortfall at the Note Interest Rate then applicable to the Class D Notes;
     Eighth, to the Holders of the Class E Notes, the Class E Interest Amount for the related Interest Accrual Period and any related unpaid Class E Interest Shortfall with respect to prior Payment Dates, together with interest on any Class E Interest Shortfall at the Note Interest Rate then applicable to the Class E Notes;
     Ninth, sequentially to the Holders of the Notes as follows:
(a)	to the Holders of the Class A Notes until the Outstanding Principal Balance of the Class A Notes is reduced to zero;

(b)	to the Holders of the Class B Notes, the Class B Accrued Payable, if any;

(c)	to the Holders of the Class B Notes until the Outstanding Principal Balance of the Class B Notes is reduced to zero;

(d)	to the Holders of the Class C Notes, the Class C Accrued Payable, if any;

(e)	to the Holders of the Class C Notes until the Outstanding Principal Balance of the Class C Notes is reduced to zero;

(f)	to the Holders of the Class D Notes, the Class D Accrued Payable, if any;

(g)	to the Holders of the Class D Notes until the Outstanding Principal Balance of the Class D Notes is reduced to zero;

(h)	to the Holders of the Class E Notes, the Class E Accrued Payable, if any; and

(i)	to the Holders of the Class E Notes until the Outstanding Principal Balance of the Class E Notes is reduced to zero;
     Tenth, to the Servicer, to the extent not reimbursed pursuant to clause Second above, reimbursement for the amount of any Scheduled Payment Advances relating to the Loans;

     Eleventh, pro rata, based on the amounts owed to such Persons under this clause Eleventh, Administrative Expenses, to the extent not paid pursuant to clause First due to the limitations set forth in the definition thereof, and any other amounts payable to the Indenture Trustee, the Backup Servicer and the Owner Trustee, including amounts related to indemnification, and, to a Successor Servicer for any Additional Servicing Fee payable to such Successor Servicer;
     Twelfth, any amounts due in respect of listing the Listed Notes on the Irish Stock Exchange;
     Thirteenth, to the Holders of the Class F Notes until the Outstanding Principal Balance of the Class F Note is reduced to zero; and
     Fourteenth, to the Owner Trustee for payment to the Certificateholder, any remaining Collections.
     Prior to the Final Maturity Date, amounts to be applied in reduction of the Outstanding Principal Balance of any Note will not be due and payable, although the failure of the Trust Depositor or Servicer to remit any amounts available for payment on the Notes will, after the applicable grace period, constitute an Event of Default under the Indenture.
     Section 7.06. Determination of LIBOR.
     (a) The Indenture Trustee will determine the interest rate for each Interest Accrual Period by determining the London interbank offered rate (“LIBOR”) for deposits in U.S. Dollars for a period of one month (the “One–Month Index Maturity”) which appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the day that is two London Banking Days preceding that Interest Accrual Period (“LIBOR Determination Date”). If such rate does not appear on Reuters Screen LIBOR01 Page on the related LIBOR Determination Date, the rate for that Interest Accrual Period will be determined as if the parties had specified “USD–LIBOR–Reference Banks” as the applicable rate. “USD–LIBOR–Reference Banks” means that the interest rate for an Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for the One–Month Index Maturity commencing on the beginning of that Interest Accrual Period and in a Representative Amount. The Indenture Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Indenture Trustee, at 11:00 a.m. New York City time, on the beginning of that Interest Accrual Period for loans in U.S. Dollars to leading European banks for the One–Month Index Maturity commencing at the beginning of that Interest Accrual Period and in a Representative Amount.
     (b) The establishment of LIBOR on the applicable London Banking Day by the Indenture Trustee and the Indenture Trustee’s subsequent calculation of the rates of interest applicable to the Notes for the related Payment Date shall, in the absence of manifest error, be final and binding. Each such rate of interest may be obtained by telephoning the Indenture Trustee at (612) 667–8058.
     Section 7.07. Monthly Reconciliation.
     (a) Except as set forth in Section 7.07(b), on each Business Day during each Due Period that Principal Collections are received in the Principal Collection Account with respect to any Loan in the Loan Pool, the Servicer will determine the Outstanding Loan Balance and the principal amount of the portion of such Loan not owned by the Issuer (if any) with respect to such Loan.
     (b) Prior to (i) a payment default on the related Loan (and in the case of Asset Based Revolvers, a payment default shall mean any failure to make a payment on the date such payment is due and such failure continues for more than five Business Days), (ii) a Servicer Default or (iii) an Event of Default, on the last day of each Due Period, the Servicer will determine the Outstanding Loan Balance and principal amount of the portion of such Loan owned by the Originator, its Affiliate special purpose entities under the Warehouse Facilities and any co-lenders under the related facility (if any) with respect to each Revolving Loan secured by Related Property (but specifically excluding any Revolving Loan that is not secured by any Related Property) in the Loan Pool, and on and as of such date will determine the net effect of the Principal Collections received from, and payments from the Principal Collection Account representing new advances made to, the related Obligor during such Due Period. Notwithstanding the foregoing, the Servicer will maintain the underlying data of all Principal Collections received and payments or advances made with respect to any Revolving Loan secured by Related Property from the Principal Collection Account on each day during each Due Period, and shall make such underlying data available pursuant to and in accordance with the provisions of Section 9.03.
ARTICLE 8.
SERVICER DEFAULT; SERVICER TRANSFER
     Section 8.01. Servicer Default.
“Servicer Default” means the occurrence of any of the following:
     (a) any failure by the Servicer to remit or cause to be remitted when due any payment required to be remitted by the Servicer made under the terms of this Agreement or the other Transaction Documents, it being understood that the Servicer shall not be responsible for the failure of either the Owner Trustee or the Indenture Trustee to remit funds that were received by the Owner Trustee or the Indenture Trustee from or on behalf of the Servicer in accordance with this Agreement or the other Transaction Documents; or
     (b) failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer set forth in this Agreement or the other Transaction Documents, or any representation or warranty of the Servicer made in this Agreement or the other Transaction Documents or in any certificate or other writing delivered thereto or in connection therewith proves to have been incorrect when made, which failure or breach has a material adverse effect on the rights of the Noteholders and continues unremedied for a period of 30 days (if such failure or breach can be cured) after the first to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to a Responsible Officer of the Servicer by the Indenture Trustee, or a Responsible Officer of the Servicer and the Indenture Trustee by any Securityholder, and (ii) the date on which a Responsible Officer of the Servicer receives actual knowledge of such failure or breach; or
     (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any Insolvency Proceedings, or for the winding–up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of thirty (30) days; or
     (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any Insolvency Proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer’s property; or
     (e) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable Insolvency Laws, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or
     (f) without the consent of the Majority Noteholders, the Servicer agrees or consents to, or otherwise permits to occur, any amendment, modification, change, supplement or rescission of or to the Servicer or the Credit and Collection Policy, in whole or in part, in any manner that would have a material adverse effect on the Loans.
     Section 8.02. Servicer Transfer.
     (a) If a Servicer Default has occurred and is continuing, the Majority Noteholders may, by written notice (a “Termination Notice”) delivered to the parties hereto, to the Rating Agencies, terminate all (but not less than all) of the Servicer’s management, administrative, servicing, custodial and collection functions; provided that no Termination Notice shall be required as a condition to termination with respect to any Servicer Default described under Section 8.01(c), Section 8.01(d) and Section 8.01(e).
     (b) Upon delivery of the notice required by Section 8.02(a) (or, if later, on a date designated therein or, without notice if permitted under Section 8.02(a)), and on the date that a Successor Servicer shall have been appointed and accepted such appointment pursuant to Section 8.03 (such appointment being herein called a “Servicer Transfer”), all rights, benefits, fees, indemnities, authority and power of the Servicer under this Agreement, whether with respect to the Loans, the Loan Files or otherwise, shall pass to and be vested in such successor (the “Successor Servicer”) pursuant to and under this Section 8.02; and, without limitation, the Successor Servicer is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney–in–fact or otherwise, any and all documents and other instruments, and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. The Servicer agrees to cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Successor Servicer for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Principal and Interest Account, or for its own account in connection with its services hereafter or thereafter received with respect to the Loans. The Servicer shall transfer to the Successor Servicer (i) all records held by the Servicer relating to the Loans in such electronic form as the Successor Servicer may reasonably request and (ii) any Loan Files in the Servicer’s possession. In addition, the Servicer shall permit access to its premises (including all computer records and programs) to the Successor Servicer or its designee, and shall pay the reasonable transition expenses of the Successor Servicer. Upon a Servicer Transfer, the Successor Servicer shall also be entitled to receive the Servicing Fee thereafter payable for performing the obligations of the Servicer. Any indemnities provided in this Agreement or the other Transaction Documents in favor of the Servicer and any fees, costs, expenses, Servicing Advances or Scheduled Payment Advances which have accrued and/or are unpaid to the Servicer shall survive the resignation or termination of the Servicer.
     Section 8.03. Appointment of Successor Servicer; Reconveyance; Successor Servicer to Act.
     (a) Upon delivery of the notice required by Section 8.02(a) (or, if later, on a date designated therein), the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or, if no such date is specified, until a date mutually agreed by the Servicer and the Indenture Trustee. The Indenture Trustee shall as promptly as possible after the giving of or receipt of a Termination Notice, appoint a Successor Servicer, which shall be the Backup Servicer, in accordance with Section 5.15(c), and named Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee and Owner Trustee; provided that no appointment of a Successor Servicer or acceptance and assumption by a proposed Successor Servicer shall be effective without the prior satisfaction of the Rating Agency Condition. If within 60 days of delivery of a Termination Notice a Successor Servicer is not appointed and the Servicer shall have yet to cure the Servicer Default, then the Indenture Trustee shall offer the Trust Depositor, and the Trust Depositor shall offer the Originator, the right, without obligation, to accept retransfer of all the Loan Assets, and such parties may accept retransfer of such Loan Assets in consideration of the Trust Depositor’s delivery to the Principal and Interest Account on or prior to the next upcoming Payment Date of a sum equal to the Aggregate Outstanding Principal Balance of all Securities (other than the Certificates) then outstanding, together with accrued and unpaid interest thereon through such date of deposit and all other amounts due and owing to any Person under the Transaction Documents; provided that the Indenture Trustee, if so directed by the Majority Noteholders in writing, need not accept and effect such reconveyance in the absence of evidence (which may include valuations of an investment bank or similar entity) reasonably acceptable to such Indenture Trustee or Majority Noteholders that such retransfer would not constitute a fraudulent conveyance of the Trust Depositor or the Originator.
     (b) The Backup Servicer may, in its discretion, or shall, if it is unable to so act or if the Majority Noteholders request in writing to the Backup Servicer, appoint, or petition a court of competent jurisdiction to appoint, any established servicing institution having a net worth of not less than $50,000,000 as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.
     (c) As compensation, any Successor Servicer (including, without limitation, the Backup Servicer) so appointed shall be entitled to receive the Servicing Fee, together with any other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided herein that thereafter are payable under this Agreement, including, without limitation, all reasonable costs (including reasonable attorneys’ fees) incurred in connection with transferring the servicing obligations under the Agreement and amending the Agreement to reflect such transfer.
     (d) In the event the Backup Servicer is required to solicit bids, the Backup Servicer shall solicit, by public announcement, bids from banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the Successor Servicer shall be entitled to the full amount of the Servicing Fee as servicing compensation, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise that thereafter are payable under this Agreement. Within 30 days after any such public announcement, the Backup Servicer shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid, if any. The Backup Servicer shall deduct from any sum received by the Backup Servicer from the successor to the Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder and the amount of any unreimbursed Servicing Advances. After such deductions, the remainder of such sum shall be paid by the Backup Servicer to the Servicer at the time of such sale, transfer and assignment to the Servicer’s successor. The Backup Servicer and such successor shall take such action, consistent with the Agreement, as shall be necessary to effectuate any such succession. Neither the Indenture Trustee, the Backup Servicer nor any other Successor Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer hereunder. No appointment of a successor to the Servicer under this clause (d) shall be effective until written notice of such proposed appointment shall have been provided by the Indenture Trustee to each Securityholder and the Backup Servicer shall have consented thereto. The Backup Servicer shall not resign as Servicer until a Successor Servicer has been appointed and accepted such appointment unless required by Applicable Law or administrative determination.
     (e) On or after a Servicer Transfer, the Successor Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and the terminated Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Servicer Transfer; provided that (i) the Successor Servicer will not assume any obligations of the Servicer described in Section 8.02 and (ii) the Successor Servicer shall not be liable for any acts or omissions of the Servicer occurring prior to such Servicer Transfer or for any breach by the Servicer of any of its representations and warranties contained herein or in any other

Transaction Document. Notwithstanding anything else herein to the contrary, in no event shall the Indenture Trustee or the Backup Servicer be liable for any Servicing Fee or for any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any Successor Servicer to act as Successor Servicer under this Agreement and the transactions set forth or provided for herein, including any Additional Servicing Fee. The Owner Trustee, Securityholders and the Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. To the extent the terminated Servicer has made Servicing Advances, it shall be entitled to reimbursement of the same notwithstanding its termination hereunder, to the same extent as if it had continued to service the Loans hereunder.
     Section 8.04. Notification to Securityholders.
     (a) Promptly following the occurrence of any Servicer Default, the Servicer shall give written notice thereof to the Trustees, the Trust Depositor and each Rating Agency at the addresses described in Section 13.04 hereof, to the Noteholders and Certificateholder at their respective addresses appearing on the Note Register and the Certificate Register, respectively.
     (b) Within 10 days following any termination of the Servicer or appointment of a Successor Servicer pursuant to this Article 8, the Indenture Trustee shall give written notice thereof to each Rating Agency and the Trust Depositor at the addresses described in Section 13.04 hereof, to the Noteholders and Certificateholder at their respective addresses appearing on the Note Register and the Certificate Register, respectively.
     Section 8.05. Effect of Transfer.
     (a) After a Servicer Transfer, the terminated Servicer shall have no further obligations with respect to the management, administration, servicing, custody or collection of the Loans and the Successor Servicer appointed pursuant to Section 8.03 shall have all of such obligations, except that the terminated Servicer will transmit or cause to be transmitted directly to the Successor Servicer for its own account, promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the Successor Servicer to collect them) received as payments upon or otherwise in connection with the Loans.
     (b) A Servicer Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities of the Servicer) other than those relating to the management, administration, servicing, custody or collection of the Loans.
     Section 8.06. Database File.
     Upon reasonable request by the Indenture Trustee or the Backup Servicer, the Servicer will provide the Successor Servicer with a magnetic tape or Microsoft Excel or similar spreadsheet file containing the database file for each Loan (a) as of the Cut–Off Date, (b) the Subsequent Cut–Off Dates, (c) thereafter, as of the last day of the preceding Due Period on the Determination Date prior to a Servicer Default and (d) on and as of the Business Day before the actual commencement of servicing functions by the Successor Servicer following the occurrence of a Servicer Default.

     Section 8.07. Waiver of Defaults.
     The Majority Noteholders may, on behalf of all the Securityholders, and subject to satisfying the Rating Agency Condition, waive any events permitting removal of the Servicer pursuant to this Article 8; provided that the Majority Noteholders may not waive a default in making a required distribution on a Note without the consent of each holder of such Note. Upon any waiver or cure of a past default, such default shall cease to exist, and any Servicer Default or Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver or cure shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.
     Section 8.08. Responsibilities of the Successor Servicer.
     (a) The Successor Servicer will not be responsible for delays attributable to the Servicer’s failure to deliver information, defects in the information supplied by the Servicer or other circumstances beyond the control of the Successor Servicer.
     (b) The Successor Servicer will make arrangements with the Servicer for the prompt and safe transfer of, and the Servicer shall provide to the Successor Servicer, all necessary servicing files and records, including (as deemed necessary by the Successor Servicer at such time): (i) microfiche loan documentation, (ii) servicing system tapes, (iii) Loan payment history, (iv) collections history and (v) the trial balances, as of the close of business on the day immediately preceding conversion to the Successor Servicer, reflecting all applicable Loan information. The current Servicer shall be obligated to pay the costs associated with the transfer of the servicing files and records to the Successor Servicer.
     (c) The Successor Servicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if any such failure or delay results from the Successor Servicer acting in accordance with information prepared or supplied by a Person other than the Successor Servicer or the failure of any such Person to prepare or provide such information. The Successor Servicer shall have no responsibility, shall not be in default and shall incur no liability (i) for any act or failure to act by any third party, including the Servicer, the Trust Depositor or the Trustees or for any inaccuracy or omission in a notice or communication received by the Successor Servicer from any third party or (ii) which is due to or results from the invalidity, unenforceability of any Loan with applicable law or the breach or the inaccuracy of any representation or warranty made with respect to any Loan.
     (d) If the Indenture Trustee or any other Successor Servicer assumes the role of Successor Servicer hereunder, such Successor Servicer shall be entitled to the benefits of (and subject to the provisions of) Section 5.02 concerning delegation of duties to subservicers.
     Section 8.09. Rating Agency Condition for Servicer Transfer.
     Notwithstanding the foregoing provisions relating to a Servicer Transfer, no Servicer Transfer shall be effective hereunder unless prior written notice thereof shall have been given to the Rating Agencies, and the Rating Agency Condition shall have been satisfied with respect thereto.

     Section 8.10. Appointment of Successor Backup Servicer; Successor Backup Servicer to Act.
     (a) The Backup Servicer may be removed, with or without cause, by the Majority Noteholders or the Indenture Trustee, by notice given in writing to the Backup Servicer (the “Backup Servicer Termination Notice”), a copy of which shall be provided to S&P promptly after it is delivered to the Backup Servicer. The Backup Servicer shall continue to perform all backup servicing functions under this Agreement until the date specified in the Backup Servicer Termination Notice or, if no such date is specified, until a date mutually agreed by the Backup Servicer and the Indenture Trustee. The Indenture Trustee shall as promptly as possible after the giving of a Backup Servicer Termination Notice, to appoint a Successor Backup Servicer (the “Successor Backup Servicer”) and such Successor Backup Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee and Owner Trustee.
     (b) In the event that a Successor Backup Servicer has not been appointed and has not accepted its appointment at the time when the then Backup Servicer has ceased to act as Backup Servicer, the Indenture Trustee shall petition a court of competent jurisdiction to appoint any established financial institution having a net worth of at least $50,000,000 and whose regular business includes the backup servicing of loans similar to the Loans as the Successor Backup Servicer hereunder and the Successor Backup Servicer shall be the successor in all respects to the Backup Servicer in its capacity as Backup Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Backup Servicer by the terms and provisions hereof, and the terminated Backup Servicer shall be relieved of such responsibilities, duties and liabilities arising after such backup servicer transfer (the “Backup Servicer Transfer”); provided that the Successor Backup Servicer shall not be liable for any acts or omissions of the Backup Servicer occurring prior to such Backup Servicer Transfer or for any breach by the Backup Servicer of any of its representations and warranties contained herein or in any related document or agreement. As compensation therefor, the Successor Backup Servicer shall be entitled to receive reasonable compensation equal to the monthly Backup Servicing Fee. Notwithstanding anything else herein to the contrary, in no event shall the Indenture Trustee or the Servicer be liable for any Backup Servicing Fee or for any differential in the amount of the backup servicing fee paid hereunder and the amount necessary to induce any Successor Backup Servicer to act as Backup Servicer under this Agreement and the transactions set forth or provided for herein. The Owner Trustee, Securityholders and the Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.
ARTICLE 9.
REPORTS
     Section 9.01. Monthly Reports.
     With respect to each Payment Date and the related Due Period, the Servicer will provide to each Trustee, the Backup Servicer, each Rating Agency and the Initial Purchasers, on the related Determination Date, a monthly statement (a “Monthly Report”) substantially in the form of Exhibit H hereto with respect to the preceding Due Period.

     Section 9.02. Officer’s Certificate.
     Each Monthly Report delivered pursuant to Section 9.01 shall be accompanied by a certificate of a Responsible Officer of the Servicer certifying the accuracy of the Monthly Report and that no Servicer Default or event that with notice or lapse of time or both would become a Servicer Default has occurred, or if such event has occurred and is continuing, specifying the event and its status.
     Section 9.03. Other Data; Obligor Financial Information.
     (a) The Servicer shall, upon the request of any Trustees, the Backup Servicer, or any Rating Agency, furnish such Trustee, Rating Agency or the Backup Servicer, as the case may be, such underlying data used to generate a Monthly Report as may be reasonably requested.
     (b) The Servicer will forward to the Indenture Trustee, the Owner Trustee, each Rating Agency and Citigroup (a) within 60 days after each calendar quarter (except the fourth calendar quarter), commencing with the quarter beginning June 30, 2007, the unaudited quarterly financial statements of the Servicer and (b) within 90 days after each fiscal year of the Servicer, commencing with the fiscal year ending December 31, 2007, the audited annual financial statements of the Servicer, together with the related report of the independent accountants to the Servicer. On the Payment Date following the receipt of each such financial statements and report, the Indenture Trustee will forward to each Noteholder of record a copy of such financial statements and report.
     (c) The Servicer will forward to Moody’s and S&P within 30 days after receipt by the Servicer, copies of all financial statements of Obligors then received by the Servicer with respect to the prior fiscal year of each Obligor.
     (d) The Servicer will forward to Moody’s and S&P promptly upon request any additional financial information as Moody’s and S&P shall reasonably request with respect to an obligor as to which any Scheduled Payment is past due for at least ten days.
     (e) The Servicer will forward to Moody’s and S&P promptly upon any Loan becoming a Delinquent Loan, and without any request therefor by Moody’s and S&P, updated financial information with respect to the related Obligor.
     (f) The Servicer will provide to the Rating Agencies such financial information, documents and other materials as the Rating Agencies shall reasonably request in connection with any annual review and/or re-grading of the Loans in the Loan Pool and the related Obligors which the Rating Agencies may undertake.
      Section 9.04. Annual Report of Accountants.
     The Servicer shall cause a firm of nationally recognized independent certified public accountants (the “Independent Accountants”), who may also render other services to the Servicer or its Affiliates, to deliver to the Indenture Trustee, the Owner Trustee, the Backup Servicer and each Rating Agency, on or before March 31, of each year, beginning on March 31, 2008, a report addressed to the Board of Managers of the Servicer, the Indenture Trustee and the Owner Trustee

indicating that (a) with respect to the 12-months ended the immediately preceding December 31, to the effect that such Independent Accountants have audited the financial statements of the Servicer, that as part of that audit, nothing came to the attention of such Independent Accountants that causes them to believe that the Servicer was not in compliance with any of the terms, covenants, provisions or conditions of the relevant sections of this Agreement, insofar as they relate to accounting matters, except for such exceptions as such Independent Accountants shall believe to be immaterial and such other exceptions as shall be set forth in such report, (b) in connection with the Independent Accountants’ audit of the Servicer, there were no exceptions or errors in records related to Loans serviced by the Servicer, except for such exceptions as such Independent Accountants shall believe to be immaterial and such other exceptions as shall be set forth in such report, (c) the payment testing for Asset Based Revolvers has been reviewed and such testing is in compliance with the terms of the related Required Loan Documents and (d) the Independent Accountants have performed certain procedures as agreed by the Servicer, the Indenture Trustee and the Owner Trustee, whereby the Independent Accountants will obtain the Monthly Report for four months with respect to the 12 months ended the immediately preceding December 31 and, for each Monthly Report, the Independent Accountants will agree all amounts in the Monthly Report to the Servicer’s computer, accounting and other reports, which will include in such report any amounts which were not in agreement. In the event such firm of Independent Accountants requires the Indenture Trustee to agree to the procedures performed by such firm of Independent Accountants, the Servicer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Indenture Trustee will not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. The Independent Accountants’ report shall also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.
     Section 9.05. Annual Statement of Compliance from Servicer.
     The Servicer will deliver to the Trustees and S&P within 90 days of the end of each fiscal year commencing with the year ending December 31, 2007, an Officer’s Certificate stating that (a) the Servicer has fully complied in all material respects with certain provisions of the Agreement relating to servicing of the Loans and payments on the Notes, (b) a review of the activities of the Servicer during the prior calendar year and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (c) to the best of such officer’s knowledge, based on such review, the Servicer has fully performed or caused to be performed in all material respects all its obligations under this Agreement for such year, or, if there has been a Servicer Default or default in any of its obligations, which, with notice or passage of time, could reasonably be expected to become a Servicer Default, specifying each such Servicer Default or default known to such officer and the nature and status thereof and the steps being taken or necessary to be taken to remedy such event. A copy of such certificate may be obtained by any Securityholder by a request in writing to the Indenture Trustee, with respect to any Noteholder, or the Owner Trustee, with respect to any Certificateholder.

     Section 9.06. [Reserved]
     Section 9.07. Notices of Event of Default or Servicer Default.
     (a) The Servicer shall furnish to the Indenture Trustee and S&P (i) promptly, copies of any material and adverse notices (including, without limitation, notices of defaults, breaches, potential defaults or potential breaches) given to or received from its other lenders and (ii) immediately, notice of the occurrence of any Event of Default or Servicer Default or of any situation which the Servicer reasonably expects to develop into an Event of Default or Servicer Default.
     (b) The Servicer also agrees to make available on a reasonable basis to any Noteholder or S&P a knowledgeable financial or accounting officer for the purpose of answering reasonable questions respecting recent developments affecting the Servicer or the financial statements of the Servicer and to permit any Noteholder upon reasonable advance notice and subject to reasonable confidentiality restrictions to inspect the Servicer’s servicing facilities during normal business hours and in a manner that does not unreasonably interfere with the Servicer’s normal operations or customer or employee relations for the purpose of satisfying such Noteholder that the Servicer has the ability to service the Loans in accordance with this Agreement.
     Section 9.08. Indenture Trustee’s Right to Examine Servicer Records and Audit Operations.
     The Indenture Trustee shall have the right upon reasonable prior notice, during normal business hours, in a manner that does not unreasonably interfere with the Servicer’s normal operations or customer or employee relations, and as often as reasonably required, to examine and audit any and all of the books, records or other information of the Servicer, whether held by the Servicer or by another on behalf of the Servicer, which may be relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement. No amounts payable in respect of the foregoing shall be paid from the Loan Assets.
ARTICLE 10.
TERMINATION
     Section 10.01. Optional Repurchase of Offered Notes.
     (a) At any time during the Call Period, the Issuer shall have the option to repurchase for the Repurchase Price the Offered Notes then outstanding, in whole but not in part, at the direction of the Holders of 66 2/3% of the Outstanding Principal Balance of the Class F Notes, on any Payment Date after the date on which the Holders of 66 2/3% of the Outstanding Principal Balance of the Class F Notes provide at least ten days’ notice of the election to cause the repurchase of the Notes pursuant to the Indenture and the other Transaction Documents. To exercise such option, the Issuer shall deposit, or cause to be deposited, in the Note Distribution Account, by no later than 12:00 p.m. (New York City time) on the Repurchase Date, an amount equal to the Repurchase Price and such repurchase shall otherwise comply with the requirements of Section 10.01 of the Indenture.

     (b) Notice of any repurchase pursuant to Section 10.01(a) shall be given by the Issuer to the Indenture Trustee and the Rating Agencies at least ten days prior to the Repurchase Date and the Indenture Trustee will provide a corresponding notice to each Noteholder affected thereby.
     (c) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Owner Trustee will succeed to the rights of the Indenture Trustee pursuant to this Agreement.
     Section 10.02. Termination.
     (a) This Agreement shall terminate upon notice to the Indenture Trustee of the earlier of the following events: (i) the final payment on or the disposition or other liquidation by the Issuer of the last Loan (including, without limitation, in connection with a purchase by the Servicer of all outstanding Loan Assets pursuant to Section 10.01) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Loan and the remittance of all funds due thereunder, or (ii) mutual written consent of the Servicer, the Trust Depositor, Indenture Trustee, the Originator and all Securityholders.
     (b) Notice of any termination, specifying the Payment Date upon which the Issuer will terminate and that the Noteholders shall surrender their Notes to the Indenture Trustee for payment of the final distribution and cancellation shall be given promptly by the Servicer by letter to all Noteholders mailed during the month of such final distribution before the Determination Date in such month, specifying (i) the Payment Date upon which final payment of the Notes (or Repurchase Price, as applicable) will be made upon presentation and surrender of Notes at the office of the Indenture Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Notes at the office of the Indenture Trustee therein specified. The Servicer shall give such notice to the Indenture Trustee at the time such notice is given to Noteholders.
ARTICLE 11.
REMEDIES UPON MISREPRESENTATION;
REPURCHASE OPTION
     Section 11.01. Repurchases of, or Substitution for, Loans for Breach of Representations and Warranties.
     Upon a discovery or receipt of notice by a Responsible Officer of the Servicer or any subservicer, a Responsible Officer of the Owner Trustee or the Indenture Trustee of a breach of a representation or warranty as set forth in Section 3.01, Section 3.02, Section 3.03 or Section 3.04 or as made or deemed made in any Addition Notice or any Subsequent Purchase Agreement relating to Substitute Loans that materially and adversely affects the value of the Loans or the interests of the Noteholders therein or which materially and adversely affects the interests of the Noteholders in the related Loan in the case of a representation or warranty relating to a particular

Loan (notwithstanding that such representation or warranty was made to the Originator’s or the Trust Depositor’s best knowledge) (an “Ineligible Loan”), the party discovering or receiving notice of the breach shall give prompt written notice to the other parties; provided that the Indenture Trustee shall have no duty or obligation to inquire or to investigate the breach of any of such representations or warranties. If, within 30 days of the earlier of its discovery or its receipt of notice of any such breach of a representation or warranty, the Originator or Trust Depositor has not cured such breach in all material respects, then the Originator or Trust Depositor must either (i) repurchase such Ineligible Loan by depositing into the Principal and Interest Account, an amount equal to the Repurchase Amount, or (ii) substitute an Eligible Loan for such Ineligible Loan, not later than the date a repurchase of such affected Loan would be required hereunder; provided that with respect to a breach of a representation or warranty relating to the Loans in the aggregate and not to any particular Loan, the Originator may select Loans (without adverse selection) to repurchase (or substitute for) such that had such Loans not been included as part of the Loan Assets (and, in the case of a substitution, had such Substitute Loan been included as part of the Loan Assets instead of the selected Loan) there would have been no breach of such representation or warranty. The Repurchase Amount for a Loan may equal, exceed or be less than the fair market value of such Loan on the date of repurchase.
     Section 11.02. Reassignment of Repurchased or Substituted Loans.
     Upon receipt by the Indenture Trustee for deposit in the Principal and Interest Account of the amounts described in Section 11.01 (or upon the Subsequent Transfer Date related to a Substitute Loan described in Section 11.01), the Indenture Trustee shall assign to the Trust Depositor and the Trust Depositor shall assign to the Originator all of the Issuer’s (or Trust Depositor’s, as applicable) right, title and interest in the repurchased or substituted Loan and related Loan Assets without recourse, representation or warranty. Such reassigned Loan shall no longer thereafter be included in any calculations of Outstanding Loan Balances required to be made hereunder or otherwise be deemed a part of the Issuer.
ARTICLE 12.
INDEMNITIES
     Section 12.01. Indemnification by Servicer.
     The Servicer agrees to indemnify, defend and hold the Indenture Trustee (as such and in its individual capacity), the Owner Trustee (as such and in its individual capacity), the Backup Servicer and each Securityholder harmless from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other reasonable costs, fees and expenses that such Person may sustain as a result of the Servicer’s fraud or the failure of the Servicer to perform its duties and service the Loans in compliance in all material respects with the terms of this Agreement, except to the extent arising from the gross negligence, willful misconduct or fraud by the Person claiming indemnification. The Servicer shall immediately notify the Indenture Trustee and the Owner Trustee if a claim is made by any party with respect to this Agreement, and the Servicer shall assume (with the consent of the indemnified party) the defense and any settlement of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the indemnified party in respect of such claim.
     Section 12.02. Indemnification by Trust Depositor.
     The Trust Depositor agrees to indemnify, defend, and hold the Indenture Trustee (as such and in its individual capacity), the Owner Trustee (as such and in its individual capacity) and each Securityholder harmless from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other reasonable costs, fees and expenses that such Person may sustain as a result of the Trust Depositor’s fraud or the failure of the Trust Depositor to perform its duties in compliance with the terms of this Agreement and in the best interests of the Securityholders, except to the extent arising from the gross negligence, willful misconduct or fraud by the Person claiming indemnification. The Trust Depositor shall immediately notify the Indenture Trustee and the Owner Trustee if a claim is made by a third party with respect to this Agreement, and the Trust Depositor shall assume (with the consent of the indemnified party) the defense and any settlement of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the indemnified party in respect of such claim.
ARTICLE 13.
MISCELLANEOUS
     Section 13.01. Amendment.
     (a) This Agreement may be amended from time to time by the parties hereto by written agreement, with the prior written consent of the Indenture Trustee but without notice to or consent of the Securityholders, (i) to cure any ambiguity or manifest error, to correct or supplement any provisions herein, which may be defective or inconsistent with any other provision or make any modification that is of a formal, minor or technical nature; (ii) to convey any property to or with the Issuer, including any Substitute Loan and any Related Property; (iii) to comply with any changes in the Code; (iv) to conform this Agreement to the Offering Memorandum; (v) to amend the Portfolio Criteria or any other provision of this Agreement to reflect any written change in the guidelines, methodology or standards established by any Rating Agency that are applicable to this Agreement; or (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided that (x) such action shall not, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee other than with respect to item (iv) above, adversely affect in any material respect the interests of any Securityholders; and (y) no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts received on Loans which are required to be distributed on any Note or Certificate without the consent of the Holder of such Note or Certificate, or change the rights or obligations of any other party hereto without the consent of such party.
     (b) This Agreement may be amended from time to time by the parties hereto by written agreement, with the prior written consent of the Indenture Trustee and with the consent of the Majority Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of the Notes or Certificates; provided that (i) no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts which are required to be distributed on any Note or Certificate without the consent of the Holder of such Note or Certificate or reduce the percentage of Holders of any Note or Certificate which are required to consent to any such amendment without the consent of the Holders of 100% of the Notes affected thereby and (ii) no amendment affecting only one Class shall require the approval of the Holders of any other Class.
     (c) Prior to the execution of any such amendment or consent, the Indenture Trustee shall furnish written notification of the substance of such amendment or consent, together with a copy of such amendment or consent, to each Rating Agency. Prior to the execution of any amendment pursuant to Section 13.01, the Issuer shall obtain written confirmation from Moody’s and S&P that entry into such amendment satisfies the Moody’s Rating Condition and the S&P Rating Condition.
     (d) Promptly after the execution of any such amendment or consent, the Owner Trustee and the Indenture Trustee, as the case may be, shall furnish written notification of the substance of such amendment or consent to each Securityholder. It shall not be necessary for the consent of the Securityholders pursuant to Section 13.01(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization by the Securityholders of the execution thereof shall be subject to such reasonable requirements as the Owner Trustee or the Indenture Trustee may prescribe.
     (e) Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized and permitted by this Agreement. Such Trustee may, but shall not be obligated to, enter into any such amendment that affects such Trustee’s own rights, duties, indemnities or immunities under this Agreement or otherwise.
     Section 13.02. Protection of Title to Issuer.
     The Servicer shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer, the Securityholders, the Indenture Trustee and the Owner Trustee in the Loans and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file–stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.
     Section 13.03. Governing Law.
     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT

REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THE AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
     (b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.03(b).
     Section 13.04. Notices.
     All notices, demands, certificates, requests and communications hereunder (“notices”) shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an Responsible Officer of the party to which sent, or (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:
(i)	if to the Servicer or the Originator:

CapitalSource Finance LLC 4445 Willard Avenue 12th Floor Chevy Chase, Maryland 20815 Attention: Securitization Department Facsimile No.: (301) 841–2375

with a copy to:

Patton Boggs LLP 2001 Ross Avenue Suite 3000 Dallas, Texas 75201 Attention: Jay Baker Fax: (214) 758-1550

(ii)	if to the Trust Depositor:

CapitalSource Commercial Loan LLC, 2007-1 4445 Willard Avenue

12th Floor Chevy Chase, Maryland 20815 Attention: Securitization Department Facsimile No.: (301) 841–2375

with a copy to:

Patton Boggs LLP 2001 Ross Avenue Suite 3000 Dallas, Texas 75201 Attention: Jay Baker Fax: (214) 758-1550

(iii)	if to the Indenture Trustee:

Wells Fargo Bank, National Association
Sixth Street and Marquette Avenue
MAC N9311–161
Minneapolis, Minnesota 55479
Attention: Corporate Trust Services/Asset Backed Administration
Facsimile No.: (612) 667–3464

(iv)	if to the Owner Trustee:

Wilmington Trust Company 1100 North Market Street Wilmington, Delaware 19890 Attention: Corporate Trust Administration Facsimile No.: (302) 636-4140

with a copy to:

the Originator and the Servicer as provided in clause (i) above

(v)	if to the Issuer:

CapitalSource Commercial Loan Trust 2007-1 c/o Wilmington Trust Company 1100 North Market Street Wilmington, Delaware 19890 Attention: Corporate Trust Administration Facsimile No.: (302) 636-4140

with a copy to:

the Originator and the Servicer as provided in clause (i) above

(vi)	if to S&P:

Standard and Poor’s Ratings Services Inc.,
a division of The McGraw-Hill Companies
55 Water Street
41st Floor
New York, New York 10041
Attention: Surveillance: Asset–Backed Services
Facsimile No.: (212) 438–2662
Email: cdo_surveillance@sandp.com (all Monthly Reports)

(vii)	if to Moody’s:

Moody’s Investors Service 99 Church Street New York, New York 10007 Attention: CDO Monitoring Department Facsimile No.: (212) 553–0344 Email: cdomonitoring@moodys.com

(viii)	if to Fitch:

Fitch, Inc. One State Street Plaza New York, New York 10004 Attention: CDO Surveillance Facsimile No.: (212) 514–6501

(ix)	if to the Initial Purchasers:

Citigroup Global Markets Inc. 390 Greenwich Street New York, NY 10013 Attention: Asset-Backed Finance Facsimile No.: (212) 723-8591;
     Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.
     Section 13.05. Severability of Provisions.
     If one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement, the Notes or Certificates or the rights of the Securityholders, and any such prohibition, invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenants, agreements, provisions or terms in any other jurisdiction.
     Section 13.06. Third Party Beneficiaries.
     Except as otherwise specifically provided herein, the parties hereto hereby manifest their intent that no third party (other than the Owner Trustee) shall be deemed a third party beneficiary of this Agreement, and specifically that the Obligors are not third party beneficiaries of this Agreement.
     Section 13.07. Counterparts.
     This Agreement may be executed by facsimile signature and in several counterparts, each of which shall be an original and all of which shall together constitute but one and the same instrument.
     Section 13.08. Headings.
     The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
     Section 13.09. No Bankruptcy Petition; Disclaimer.
     (a) Each of the Originator, the Indenture Trustee, the Servicer, the Issuer acting through the Owner Trustee and each Holder (by acceptance of the applicable Securities) covenants and agrees that, prior to the date that is one year and one day (or, if longer, the then applicable preference period and one day) after the payment in full of all amounts owing in respect of all outstanding Classes of Notes rated by any Rating Agency, it will not institute against the Trust Depositor or the Issuer, or join any other Person in instituting against the Trust Depositor or the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States; provided that nothing herein shall prohibit the Indenture Trustee from filing proofs of claim or otherwise participating in any such proceedings instituted by any other Person. This Section 13.09 will survive the termination of this Agreement.
     (b) The Issuer acknowledges and agrees that the Certificates represent a beneficial interest in the Issuer and Loan Assets only and the Securities do not represent an interest in any assets (other than the Loan Assets) of the Trust Depositor (including by virtue of any deficiency claim in respect of obligations not paid or otherwise satisfied from the Loan Assets and proceeds thereof). In furtherance of and not in derogation of the foregoing, to the extent that the Trust Depositor enters into other transactions as contemplated in Section 6.07, the Issuer acknowledges and agrees that it shall have no right, title or interest in or to any assets (or interests therein), other than the Loan Assets, conveyed or purported to be conveyed (whether by way of a sale, capital contribution or by the granting of a Lien) by the Trust Depositor to any Person other than the Issuer (the “Other Assets”).
     (c) To the extent that notwithstanding the agreements contained in this Section 13.09, the Issuer or any Securityholder, either (i) asserts an interest in or claim to, or benefit from any

Other Assets, whether asserted against or through the Trust Depositor or any other Person owned by the Trust Depositor, or (ii) is deemed to have any interest, claim or benefit in or from any Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of Insolvency Laws or otherwise (including without limitation pursuant to Section 1111(b) of the federal Bankruptcy Code, as amended) and whether deemed asserted against or through the Trust Depositor or any other Person owned by the Trust Depositor, then the Issuer and each Securityholder by accepting a Note or Certificate further acknowledges and agrees that any such interest, claim or benefit in or from the Other Assets is and shall be expressly subordinated to the indefeasible payment in full of all obligations and liabilities of the Trust Depositor that, under the terms of the documents relating to the securitization of the Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distribution under applicable law, including Insolvency Laws, and whether asserted against the Trust Depositor or any other Person owned by the Trust Depositor) including, without limitation, the payment of post–petition interest on such other obligations and liabilities. This subordination agreement shall be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each of the Issuer and the Securityholders is deemed to have acknowledged and agreed that no adequate remedy at law exists for a breach of this Section 13.09 and that the terms and provisions of this Section 13.09 may be enforced by an action for specific performance.
     (d) The provisions of this Section 13.09 shall be for the third party benefit of those entitled to rely thereon, including the Securityholders, and shall survive the termination of this Agreement.
     Section 13.10. Jurisdiction.
     Any legal action or proceeding with respect to this Agreement may be brought in the courts of the United States for the Southern District of New York, and by execution and delivery of this Agreement, each party hereto consents, for itself and in respect of its property, to the non–exclusive jurisdiction of those courts. Each such party irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto.
     Section 13.11. Tax Characterization.
     Notwithstanding the provisions of Section 2.01 and Section 2.04 hereof, the Trust Depositor and Owner Trustee agree that, pursuant to Treasury Regulations Section 301.7701–3(b)(1) and for federal income tax purposes, in the event that the Certificates and the Class F Notes are owned by more than one Holder, the Issuer will be treated as a partnership the partners of which are the Certificateholders and the Holders of the Class F Notes, and in the event that the Certificates and the Class F Notes are owned by a single Holder, the Issuer will be treated as a division of such Holder.

     Section 13.12. Prohibited Transactions with Respect to the Issuer.
     The Originator shall not:
     (a) Provide credit to any Noteholder or Certificateholder for the purpose of enabling such Noteholder or Certificateholder to purchase Notes or Certificates, respectively;
     (b) Purchase any Notes or Certificates in an agency or trustee capacity; or
     (c) Except in its capacity as Servicer as provided in this Agreement, lend any money to the Issuer.
     Section 13.13. Limitation of Liability of Owner Trustee.
     Wilmington Trust Company acts on behalf of the Issuer solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Issuer by reason of the transactions contemplated by this Agreement or any other Transaction Document shall look only to the Trust Estate under the Trust Agreement for payment or satisfaction thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, any other Transaction Document or the Notes, or of any Loan or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Loan, or the perfection and priority of any security interest created by any Loan in any Related Property or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate under the Trust Agreement or its ability to generate the payments to be distributed to the Certificateholder under the Trust Agreement or the Noteholders under the Indenture, including, without limitation, the existence, condition and ownership of any Related Property; the existence and enforceability of any insurance thereon; the existence and contents of any Loan on any computer or other record thereof; the validity of the assignment of any Loan to the Issuer or of any intervening assignment; the completeness of any Loan; the performance or enforcement of any Loan; the compliance by the Issuer, the Trust Depositor or the Servicer with any covenant, agreement or other obligation or any warranty or representation made under any Transaction Document or in any related document or the accuracy of any such warranty or representation; or any action of the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee or the Issuer.
     Section 13.14. Allocation of Payments with Respect to Loans.
     (a) With respect to any Partially Funded Term Loans and any Revolving Loans, the Issuer will own only the principal portion of such Loans outstanding as of the applicable Cut–Off Date. Principal Collections received by the Servicer on any Revolving Loans (other than Loans to SPE Obligors) will be allocated first to the portion of such Loan owned by the Originator, its Affiliate special purpose entities under the Warehouse Facilities, any co-lenders under the facility and portions owned by the issuers in a Prior Term Transaction (or any similar future transactions entered into after the date hereof), until the principal amount of such portion is reduced to zero, and then to the portion owned by the Issuer; provided that if (i) a payment default occurs with respect to any of the related Loans (and in the case of Asset Based Revolvers, a payment default shall mean any failure to make a payment on the date such payment is due and such failure continues for more than five Business Days), (ii) the Originator has determined in its sole discretion that an Obligor’s credit has deteriorated such that it materially and adversely affects the value of the related Loans or the Originator has determined in its sole discretion to reduce its commitment to an Obligor, (iii) an Event of Default occurs or (iv) a Servicer Default occurs, then Principal Collections received on (A) the applicable Loan (in the case of clause (i) or (ii) above) or (B) all the Revolving Loans (in the case of clauses (iii) and (iv) above) will be allocated between the portion owned by the Originator, its Affiliate special purpose entities under the Warehouse Facilities (or any similar facilities entered into after the date hereof) and any co-lenders under the facility, portions owned by issuers in a Prior Term Transaction (or any similar future transactions entered into after the date hereof) and the portion owned by the Issuer pro rata based upon the outstanding principal amount of each such portion. So long as there is no (1) payment default on the related Loans (and in the case of Asset Based Revolvers, a payment default shall mean any failure to make a payment on the date such payment is due and such failure continues for more than five Business Days), (2) Servicer Default or (3) Event of Default, the Servicer will determine the Outstanding Loan Balance, the Retained Interest (if any) and the Principal Collections received with respect to any Revolving Loan secured by Related Property on the last day of each Due Period, and all other Loans (including Revolving Loans not secured by any Related Property) and in all other cases on each Business Day, pursuant to Section 7.07.
     (b) With respect to each of the Loans, Collections received by the Servicer will be allocated between the portion owned by the Originator, its Affiliate special purpose entities under the Warehouse Facilities and Prior Term Transactions or any similar future transactions, and any co-lenders under the facility and the portion owned by issuers in a Prior Term Transaction (or similar future transactions entered into after the date hereof) on a pro rata basis according to the outstanding principal amount of each such portion, except, in the case of Principal Collections on Revolving Loans (other than Loans to SPE Obligors).
     Section 13.15. No Partnership.
     Nothing herein contained shall be deemed or construed to create a co–partnership or joint venture between the parties hereto, and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Securityholders.
     Section 13.16. Successors and Assigns.
     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.
     Section 13.17. Acts of Holders.
     Except as otherwise specifically provided herein, whenever Holder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Holders if the Majority Noteholders agree to take such action or give such consent or approval.

     Section 13.18. Duration of Agreement.
     This Agreement shall continue in existence and effect until terminated as herein provided.
     Section 13.19. Limited Recourse.
     (a) The obligations of the Trust Depositor, the Originator, the Issuer and the Servicer under this Agreement are solely the obligations of the Trust Depositor, the Originator, the Issuer and the Servicer. No recourse shall be had for the payment of any amount owing by the Trust Depositor, the Originator, the Issuer or the Servicer under this Agreement or for the payment by the Trust Depositor, the Originator, the Issuer or the Servicer of any fee in respect hereof or any other obligation or claim of or against the Trust Depositor, the Originator, the Issuer or the Servicer arising out of or based upon this Agreement, against any employee, officer, director, Affiliate, shareholder, partner or member of the Trust Depositor, the Originator, the Issuer or the Servicer or against the employee, officer, director, shareholder, partner or member or any Affiliate of such Person. The provisions of this Section 13.19(a) shall survive termination of this Agreement.
     (b) Notwithstanding any other provisions of this Agreement or any other Transaction Document, the obligations of the Issuer under this Agreement and any other Transaction Document are limited recourse obligations of the Issuer payable solely from the Collateral in accordance with the Priority of Payments and, following realization of the Collateral and distribution in accordance with the Priority of Payments, any claims of the Noteholders, and any other parties to any Transaction Document shall be extinguished.
     Section 13.20. Confidentiality.
     Each of the Issuer, the Trust Depositor, the Servicer (if other than CapitalSource), the Indenture Trustee and the Backup Servicer shall maintain and shall cause each of its employees, officers, agents and Affiliates to maintain the confidentiality of material non-public information concerning CapitalSource Inc., its subsidiaries and its Public Securities or about the Obligors obtained by it or them in connection with the structuring, negotiating, execution and performance of the transactions contemplated by the Transaction Documents, except that each such party and its employees, officers, agents and Affiliates may disclose such information to other parties to the Transaction Documents and to its external accountants, attorneys, any potential subservicers and the agents of such Persons provided such Persons expressly agree to maintain the confidentiality of such information, and as required by an applicable law or order of any judicial or administrative proceeding.
     Section 13.21. Non-Confidentiality of Tax Treatment.
     All parties hereto agree that each of them and each of their employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure. “Tax treatment” and “tax structure” shall have the same meaning as such terms have for purposes of Treasury Regulation Section 1.6011-4.

     Section 13.22. Alternative Exchange Listing.
     In the event that the Issuer is required to prepare financial statements in accordance with the International Financial Reporting Standards as a condition of the continued listing of the Offered Notes on the Irish Stock Exchange, the Issuer may terminate the listing of the Offered Notes on such exchange and, if such listing is so terminated, the Issuer shall use its best commercially reasonable efforts to obtain the listing of the Offered Notes on an exchange that is a member of the International Federation of Stock Exchanges and is organized or incorporated in a state that is a member of the Organization for Economic Cooperation and Development; provided that the Issuer shall not be required to obtain such a replacement listing if maintaining such a listing would require the Issuer to restate its accounts or would otherwise be unduly burdensome or costly to the Issuer.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

CAPITALSOURCE COMMERCIAL LOAN TRUST 2007-1, as the Issuer

By:	WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer

By: Name:	/s/ MICHELLE C. HARRA Michelle C. Harra
Title:	Financial Services Officer

CAPITALSOURCE COMMERCIAL LOAN LLC, 2007-1, as the Trust Depositor

By:	/s/ NAV SWAMY
Name:	Nav Swamy
Title:	Authorized Signatory

CAPITALSOURCE FINANCE LLC, as the Originator and as the Servicer

By:	/s/ NAV SWAMY
Name:	Nav Swamy
Title:	Authorized Signatory
CapitalSource Commercial Loan Trust 2007-1
Sale and Servicing Agreement
[Signatures Continued on the Following Page]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but as the Indenture Trustee and as the Backup Servicer

By: Name:	/s/ BENJAMIN J. KRUEGER Benjamin J. Krueger
Title:	Vice President
CapitalSource Commercial Loan Trust 2007-1
Sale and Servicing Agreement